10-Q

Exhibit 4.1
CREDIT AGREEMENT
DATED AS OF DECEMBER 15, 2014
AMONG
CHESAPEAKE ENERGY CORPORATION,
AS THE BORROWER,
THE SEVERAL LENDERS
FROM TIME TO TIME PARTIES HERETO,
MUFG UNION BANK, N.A.,
AS ADMINISTRATIVE AGENT, CO-SYNDICATION AGENT, A SWINGLINE LENDER
AND A LETTER OF CREDIT ISSUER,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS CO-SYNDICATION AGENT, A SWINGLINE LENDER
AND A LETTER OF CREDIT ISSUER,
AND
BANK OF AMERICA, N.A., CRÉDIT AGRICOLE CORPORATE AND INVESTMENT
BANK, AND JPMORGAN CHASE BANK, N.A.,
AS CO-DOCUMENTATION AGENTS AND LETTER OF CREDIT ISSUERS

__________________________________________________________
MUFG UNION BANK, N.A. AND
WELLS FARGO SECURITIES, LLC
AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS

 _______________________________________________________________________________________________________________________________

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ARTICLE V Payments		68
5.1	Voluntary Prepayments	68
5.2	Mandatory Prepayments	69
5.3	Method and Place of Payment	70
5.4	Net Payments	71
5.5	Computations of Interest and Fees	75
5.6	Limit on Rate of Interest	75

ARTICLE VI Conditions Precedent to Initial Credit Events		76
6.1	Executed Credit Agreement	76
6.2	Secretary’s Certificates	76
6.3	Good Standing Certificate of the Credit Parties	76
6.4	Certain Credit Documents	76
6.5	Legal Opinions	76
6.6	Closing Certificate	77
6.7	Fees	77
6.8	Patriot Act	77
6.9	Historical Financial Statements	77
6.10	Insurance	77
6.11	Solvency Certificate	77
6.12	Payoff Letters	77
6.13	Uniform Commercial Code Searches	77

ARTICLE VII Conditions Precedent to All Credit Events		78
7.1	No Default; Representations and Warranties	78
7.2	Notice of Borrowing	78

ARTICLE VIII Representations and Warranties		79
8.1	Corporate Status	79
8.2	Corporate Power and Authority; Enforceability	79
8.3	No Violation	79
8.4	Litigation	79
8.5	Margin Regulations	80
8.6	Governmental Approvals	80
8.7	Investment Company Act	80
8.8	True and Complete Disclosure	80
8.9	Financial Condition; Financial Statements	80
8.10	Tax Matters	81
8.11	Compliance with ERISA	81
8.12	Subsidiaries	81
8.13	Environmental Laws	81
8.14	Properties	82
8.15	Solvency	82
8.16	Hedge Agreements	82
8.17	No Default	82
8.18	Anti-Corruption Laws and Sanctions	82
8.19	Pari Passu or Priority Status	83
8.20	No Material Adverse Effect	83

ARTICLE IX Affirmative Covenants		83
9.1	Information Covenants	83

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9.2	Books, Records and Inspections	85
9.3	Maintenance of Insurance	86
9.4	Payment of Taxes	87
9.5	Existence	87
9.6	Compliance with Statutes, Regulations, Etc	87
9.7	[Reserved]	87
9.8	Maintenance of Properties	87
9.9	Unrestricted Subsidiaries	88
9.10	Additional Guarantors, Grantors and Collateral	88
9.11	Use of Proceeds	89
9.12	Further Assurances	90
9.13	Reserve Reports	90

ARTICLE X Negative Covenants		91
10.1	Limitation on Indebtedness	91
10.2	Limitation on Liens	94
10.3	Limitation on Fundamental Changes	97
10.4	Limitation on Sale of Assets	99
10.5	Limitation on Investments	99
10.6	Limitation on Restricted Payments	99
10.7	Limitations on Subordinated Debt Payments and Amendments	101
10.8	Negative Pledge Agreements	101
10.9	Limitation on Subsidiary Distributions	102
10.10	Hedge Agreements	104
10.11	Financial Performance Covenants	104
10.12	Transactions with Affiliates	105
10.13	Change in Business	106
10.14	Use of Proceeds	106

ARTICLE XI Events of Default		106
11.1	Payments	106
11.2	Representations, Etc	106
11.3	Covenants	107
11.4	Default Under Other Agreements	107
11.5	Bankruptcy, Etc	107
11.6	ERISA	108
11.7	Guarantee	108
11.8	Security Documents	108
11.9	Judgments	108
11.10	Change of Control	108

ARTICLE XII The Administrative Agent		109
12.1	Appointment	109
12.2	Delegation of Duties	110
12.3	Exculpatory Provisions	110
12.4	Reliance	111
12.5	Notice of Default	111
12.6	Non-Reliance on Administrative Agent and Other Lenders	112
12.7	No Other Duties, Etc	112
12.8	Indemnification	112
12.9	Agent in Its Individual Capacity	113

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12.10	Successor Agent	113
12.11	Withholding Tax	114
12.12	Security Documents and Guarantee	115
12.13	Right to Realize on Collateral and Enforce Guarantee	115
12.14	Administrative Agent May File Proofs of Claim	116

ARTICLE XIII Miscellaneous		116
13.1	Amendments, Waivers and Releases	116
13.2	Notices	118
13.3	No Waiver; Cumulative Remedies	119
13.4	Survival of Representations and Warranties	119
13.5	Payment of Expenses; Indemnification	119
13.6	Successors and Assigns; Participations and Assignments	121
13.7	Replacements of Lenders under Certain Circumstances	125
13.8	Adjustments; Set-off	126
13.9	Counterparts	127
13.10	Severability	127
13.11	Integration	127
13.12	GOVERNING LAW	127
13.13	Submission to Jurisdiction; Waivers	127
13.14	Acknowledgments	128
13.15	WAIVERS OF JURY TRIAL	129
13.16	Confidentiality	129
13.17	Release of Collateral and Guarantee Obligations	130
13.18	Borrowing Base Election	132
13.19	USA PATRIOT Act	132
13.20	Payments Set Aside	132
13.21	Reinstatement	132
13.22	Disposition of Proceeds	133

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Schedules and Exhibits

Schedule 1.1(a)	Commitments
Schedule 1.1(b)	Swingline Subcommitments
Schedule 3.1	Existing Credit Agreement Letters of Credit
Schedule 8.4	Litigation
Schedule 8.12	Subsidiaries
Schedule 10.1	Closing Date Indebtedness
Schedule 10.2	Closing Date Liens
Schedule 10.8	Closing Date Negative Pledge Agreements
Schedule 10.9	Closing Date Contractual Encumbrances
Schedule 10.12	Closing Date Affiliate Transactions
Schedule 13.2	Notice Addresses

Exhibit A	Form of Notice of Borrowing
Exhibit B	Form of Letter of Credit Request
Exhibit C	Form of Guarantee
Exhibit D	[Intentionally Omitted]
Exhibit E	[Intentionally Omitted]
Exhibit F	Form of Mortgage/Deed of Trust
Exhibit G	Form of Closing Certificate
Exhibit H	Form of Assignment and Acceptance
Exhibit I	Form of Promissory Note

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This CREDIT AGREEMENT, dated as of December 15, 2014, is among CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (together with its permitted successors, the “Borrower”), the banks, financial institutions and other lending institutions from time to time parties as lenders hereto (each a “Lender” and, collectively, the “Lenders”), MUFG UNION BANK, N.A., as Administrative Agent, and each Swingline Lender and Letter of Credit Issuer from time to time party hereto.
WHEREAS, the Borrower has requested that the Lenders extend credit to it from time to time subject to the terms of this Agreement; and
WHEREAS, the Lenders, the Swingline Lenders and the Letter of Credit Issuers are willing to make available to the Borrower such credit upon the terms and subject to the conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1 Defined Terms.
(a) Terms defined in the preamble have the meaning ascribed to them in the preamble.
(b) As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):
“ABR” shall mean for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus  1⁄2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) the LIBOR Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%; provided that, for the avoidance of doubt, for purposes of calculating the LIBOR Rate pursuant to clause (c) above, the LIBOR Rate for any day shall be based on the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on such day by reference to the rate appearing on the Reuters Screen LIBOR01 Page (or any successor page or any successor service, or any substitute page or substitute for such service, providing rate quotations comparable to the Reuters Screen LIBOR01 Page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) for a period equal to one-month and such rate shall in no event be less than zero for the purposes of this Agreement. The “prime rate” is a rate set by the Administrative Agent based upon various factors, including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the ABR due to a change in such rate announced by the Administrative Agent, in the Federal Funds Effective Rate or in the one-month LIBOR Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

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“ABR Loan” shall mean each Loan bearing interest based on the ABR.
“Additional Lender” shall have the meaning provided in Section 2.17(a).
“Adjusted Consolidated Net Tangible Assets” shall mean (without duplication), as of the date of determination, (a) the sum of (i) discounted future net revenue from proved oil and gas reserves of the Borrower and its Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by petroleum engineers (which may include the Borrower’s internal engineers) in a reserve report prepared as of the end of the Borrower’s most recently completed fiscal year, as increased by, as of the date of determination, the discounted future net revenue of (A) estimated proved oil and gas reserves of the Borrower and its Subsidiaries attributable to any acquisition consummated since the date of such year-end reserve report, and (B) estimated proved oil and gas reserves of the Borrower and its Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report, which, in the case of clauses (A) and (B), would, in accordance with standard industry practice, result in such increases as calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue of (C) estimated proved oil and gas reserves of the Borrower and its Subsidiaries produced or disposed of since the date of such year-end reserve report and (D) reductions in the estimated oil and gas reserves of the Borrower and its Subsidiaries since the date of such year-end reserve report attributable to downward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report which, in the case of clauses (C) and (D), would, in accordance with standard industry practice, result in such decreases as calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases may be estimated by the Borrower’s engineers, (ii) the capitalized costs that are attributable to oil and gas properties of the Borrower and its Subsidiaries to which no proved oil and gas reserves are attributable, based on the Borrower’s books and records as of a date no earlier than the date of the Borrower’s latest annual or quarterly financial statements, (iii) the Net Working Capital on a date no earlier than the date of the Borrower’s latest annual or quarterly financial statements and (iv) the greater of (I) the net book value on a date no earlier than the date of the Borrower’s latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers, of other tangible assets (including Investments in unconsolidated Subsidiaries) of the Borrower and its Subsidiaries, as of a date no earlier than the date of the Borrower’s latest audited financial statements, minus (b) the sum of (i) minority interests, (ii) any gas balancing liabilities of the Borrower and its Subsidiaries reflected as a long-term liability in the Borrower’s latest annual or quarterly financial statements, (iii) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Borrower’s year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Borrower and its Subsidiaries with respect to VPPs on the schedules specified

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with respect thereto, (iv) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production included in determining the discounted future net revenue specified in (a) (i) above (utilizing the same prices utilized in the Borrower’s year-end reserve report), would be necessary to fully satisfy the payment obligations of the Borrower and its Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto and (v) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Borrower’s year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties. If the Borrower changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, Adjusted Consolidated Net Tangible Assets will continue to be calculated as if the Borrower were still using the full cost method of accounting. As used in this definition, “Net Working Capital” means (i) all current assets of the Borrower and its Subsidiaries, minus (ii) all current liabilities of the Borrower and its Subsidiaries, except current liabilities included in Indebtedness.
“Adjusted Total Commitment” shall mean, at any time, the Total Commitment less the aggregate amount of Commitments of all Defaulting Lenders.
“Administrative Agent” shall mean MUFG Union Bank, N.A., as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent appointed in accordance with the provisions of Section 12.10.
“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.2, or such other address or account as the Administrative Agent may from time to time notify in writing to the Borrower and the Lenders.
“Administrative Questionnaire” shall mean, for each Lender, an administrative questionnaire in a form approved by the Administrative Agent.
“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” (“controlling”) and “controlled” shall have meanings correlative thereto.
“Agent Bank” shall mean each of MUFG Union Bank, N.A., Wells Fargo Bank, National Association, Bank of America, N.A., Crédit Agricole Corporate and Investment Bank, and JPMorgan Chase Bank, N.A.
“Agreement” shall mean this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

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“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, money laundering or corruption.
“Applicable Margin” shall mean, for any day, with respect to any ABR Loan or LIBOR Loan, as the case may be, the rate per annum set forth in the grid below based upon the Pricing Level in effect on such day:

	Applicable Rating S&P/Moody’s	LIBOR Loans	ABR Loans	Commitment Fee Rate
Pricing Level 1	BB/Ba2 or lower	200.0	100.0	35.0
Pricing Level 2	BB+/Ba1	162.5	62.5	25.0
Pricing Level 3	BBB-/Baa3	150.0	50.0	20.0
Pricing Level 4	BBB/Baa2	125.0	25.0	17.5
Pricing Level 5	BBB+/Baa1 or higher	112.5	12.5	15.0
The applicable pricing level in the leftmost column in the table above (the “Pricing Level”) will be based on the Applicable Ratings from S&P and Moody’s. For purposes hereof, (a) if either S&P or Moody’s shall not have in effect an Applicable Rating (other than by reason of the circumstances referred to in the next succeeding paragraph), then the applicable Pricing Level will be based on the single available Applicable Rating, (b) if the Applicable Ratings established by S&P and Moody’s shall fall within different Pricing Levels, the applicable Pricing Level shall be based on the higher of the two Applicable Ratings unless one of the two ratings is two or more Pricing Levels lower than the other, in which case the applicable Pricing Level shall be determined by reference to the Pricing Level one rating lower than the higher of the two Applicable Ratings, and (c) if the Applicable Ratings established by S&P and Moody’s shall be changed other than as a result of a change in the rating system of S&P or Moody’s, such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent. Each change in the applicable rate shall apply during the period commencing on the effective date of such change and ending on the day immediately preceding the effective date of the next such change.
If the rating system of S&P or Moody’s shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin with respect to LIBOR Loans and ABR Loans and the Commitment Fee Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

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For any day when no Applicable Rating is in effect, the Applicable Margin with respect to LIBOR Loans and ABR Loans and the Commitment Fee Rate shall be the rates set forth opposite Pricing Level 1.
“Applicable Rating” shall mean, for each of S&P and Moody’s, (a) the rating assigned by such rating agency to the Borrower’s Index Debt, (b) if such rating agency shall not have in effect a rating referred to in the preceding clause (a), then the rating assigned by such rating agency to the Facility or (c) if such rating agency shall not have in effect a rating referred to in either of the preceding clause (a) or (b), the “company” or “corporate credit” rating assigned by such rating agency to the Borrower.
“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Petroleum Engineers” shall mean any independent petroleum engineer chosen by the Borrower and reasonably acceptable to the Administrative Agent.
“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit H or such other form as may be approved by the Administrative Agent.
“Authorized Officer” shall mean as to any Person the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, the Vice President-Finance, the General Counsel, any Senior Vice President or any Executive Vice President of such Person (or, in the case of any limited partnership without its own officers, any of the foregoing of the general partner of such limited partnership). Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of the Borrower or any other Credit Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person.
“Auto-Extension Letter of Credit” shall have the meaning provided in Section 3.2(b).
“Available Commitment” shall mean, at any time, (a) the Loan Limit at such time minus (b) the Total Exposure at such time.
“Bank Price Deck” shall mean the Administrative Agent’s forward curve for each of oil, natural gas and other Hydrocarbons, as applicable, furnished to the Borrower by the Administrative Agent from time to time in accordance with the terms of this Agreement.
“Bankruptcy Code” shall have the meaning provided in Section 11.5.
“Benefited Lender” shall have the meaning provided in Section 13.8.

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“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Board of Directors” shall mean, as to any Person, the board of directors or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors or other governing body of such entity.
“Borrower” shall have the meaning provided in the introductory paragraph hereto.
“Borrowing” shall mean the incurrence of one Type of Loan or a Swingline Loan on a given date (or resulting from conversions on a given date) having, in the case of LIBOR Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of LIBOR Loans).
“Borrowing Base” shall mean, at any time, an amount equal to the amount determined in accordance with Section 2.14, as the same may be adjusted from time to time pursuant to the provisions thereof.
“Borrowing Base Deficiency” occurs if, at any time during a Borrowing Base Trigger Period, the aggregate Total Exposure exceeds the Borrowing Base then in effect. The amount of the Borrowing Base Deficiency is the amount by which Total Exposure exceeds the Borrowing Base then in effect.
“Borrowing Base Properties” shall mean the Oil and Gas Properties of the Credit Parties included in the most recently delivered Reserve Report delivered pursuant to Section 9.13.
“Borrowing Base Required Lenders” shall mean, at any date, (a) Non-Defaulting Lenders having or holding at least 80% of the unused Adjusted Total Commitment at such date and the Total Exposure (excluding the Exposure of Defaulting Lenders) at such date or (b) if the Total Commitment has been terminated, Non-Defaulting Lenders having or holding at least 80% of the Total Exposure (excluding the Exposure of Defaulting Lenders) at such date.
“Borrowing Base Trigger Date” shall have the meaning provided in Section 9.10(a).
“Borrowing Base Trigger Event” shall mean the public announcement by Moody’s or S&P that the Index Debt is rated Ba3 or lower from Moody’s or BB- or lower from S&P or if the Index Debt is unrated by Moody’s and S&P.
“Borrowing Base Trigger Period” shall mean (a) the first Business Day following a Borrowing Base Trigger Event until the first Business Day on which the rating of the Index Debt is BB or higher from S&P (if then rated by S&P) and Ba2 or higher from Moody’s (if then rated by Moody’s) or (b) the period commencing with the date on which the Borrower elects under Section 13.18 to have the Facility governed by a Borrowing Base and ending on any date on which the Borrower has elected to cease to have the Facility governed by a Borrowing Base, provided that on such date, no Borrowing Base Trigger Event is in effect.

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“Business Day” shall mean any day excluding Saturday, Sunday and any other day on which banking institutions in New York City, New York are authorized by law or other governmental actions to close, and, if such day relates to (a) any interest rate settings as to a LIBOR Loan, (b) any fundings, disbursements, settlements and payments in respect of any such LIBOR Loan, or (c) any other dealings pursuant to this Agreement in respect of any such LIBOR Loan, such day shall be a day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.
“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on a consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries.
“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.
“Capital Lease Obligations” shall mean, as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.
“Cash Collateralize” shall have the meaning provided in Section 3.8(c) (and Cash Collateral means cash that has been Cash Collateralized).
“Cash Management Services” shall mean (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), (c) any other demand deposit or operating account relationships and (d) other cash management services.
“Casualty Event” shall mean, with respect to any Collateral, (a) any damage to, destruction of, or other casualty or loss involving, any property or asset or (b) any seizure, condemnation, confiscation or taking under the power of eminent domain of, or any requisition of title or use of, or relating to, or any similar event in respect of, any property or asset.
“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.
“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Law” shall mean the occurrence after the date of this Agreement of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or the Letter of Credit Issuer (or, for purposes of clauses (a)(ii) or (c) of Section 2.10, by any lending office of such Lender or by such Lender’s or the Letter of Credit Issuer’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary,

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(x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in “Law”, regardless of the date enacted, adopted or issued.
“Change of Control” shall mean and be deemed to have occurred if:
(a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such “person” or “group” and their respective Subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), shall at any time have acquired direct or indirect “beneficial ownership” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of the outstanding common Stock of the Borrower having more than 35% of the ordinary voting power for the election of directors of the Borrower; or
(b) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by persons who were neither (1) nominated by the Board of Directors of the Borrower nor (2) appointed by directors so nominated.
“Closing Date” shall mean the date on which the conditions set forth in ARTICLE VI and ARTICLE VII are satisfied (or waived in accordance with Section 13.1).
“Co-Documentation Agents” shall mean each of Bank of America, N.A., Credit Agricole Corporate and Investment Bank, and JPMorgan Chase Bank, N.A., as co-documentation agents for the Lenders under this Agreement and the other Credit Documents.
“Co-Syndication Agents” shall mean each of MUFG Union Bank, N.A. and Wells Fargo Bank, National Association, in their respective capacities as co-syndication agents for the Lenders under this Agreement and the other Credit Documents.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” shall have the meaning provided for such term in each of the Security Documents; provided that with respect to any Mortgages, “Collateral”, as defined herein, shall include “Mortgaged Property” as defined therein.
“Collateral Coverage Ratio” shall mean as of any date of determination, the ratio of the PV-9 of the Borrowing Base Properties to the lesser of (a) the Borrowing Base (if any) and (b) the Commitments then in effect.
“Collateral Requirements” shall mean, during a Borrowing Base Trigger Period, the collateral requirements set forth in Section 9.10 and in any other Security Document sufficient to cause (a) the Borrowing Base to be at least equal to the Total Exposure and (b) the Collateral Coverage Ratio to be at least equal to the Minimum Collateral Coverage Ratio.

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“Commitment” shall mean, (a) with respect to each Lender that is a Lender on the Closing Date, the amount set forth opposite such Lender’s name on Schedule 1.1(a) as such Lender’s “Commitment” and (b) in the case of any Lender that becomes a Lender after the Closing Date, the amount specified as such Lender’s “Commitment” in the Assignment and Acceptance (or other applicable document) pursuant to which such Lender became a Lender hereunder, in each case as the same may be changed from time to time pursuant to terms of this Agreement.
“Commitment Fee” shall have the meaning provided in Section 4.1(a).
“Commitment Fee Rate” shall mean, for any day, with respect to the Available Commitment on any day, the applicable rate per annum set forth next to the row heading “Commitment Fee Rate” in the definition of “Applicable Margin”.
“Commitment Percentage” shall mean, at any time, for each Lender, the percentage obtained by dividing (a) such Lender’s Commitment at such time by (b) the amount of the Total Commitment at such time; provided that at any time when the Total Commitment shall have been terminated, each Lender’s Commitment Percentage shall be the percentage obtained by dividing (i) such Lender’s Exposure at such time by (ii) the Total Exposure at such time.
“Confidential Information” shall have the meaning provided in Section 13.16.
“Consenting Lender” shall have the meaning provided in Section 2.16(b).
“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, (c) depletion, depreciation and amortization expense, (d) any loss on Dispositions of assets or retirement of debt and other extraordinary or non-recurring charges or losses determined in accordance with GAAP, (e) any other non-cash charge, non-cash expenses or non-cash losses of any Group Member for such period (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or reserve for cash charges for any future period) including non-cash losses or charges resulting from the requirements of SFAS 133 or 143, but cash payments made during such period or in any future period in respect of such non-cash charges, expenses or losses (other than any such excluded charge, expense or loss as described above) shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA for the period in which such payments were made, and (f) any expense or loss in respect of a Qualifying VPP (other than any expense or loss in respect of the marketing of production related to any VPP Properties), minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any gains on Dispositions of assets or retirement of debt and other extraordinary or non-recurring income or gains determined in accordance with GAAP, (c) any other non-cash income or gain (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (e) above), including any non-cash income or gains resulting from the requirements of SFAS 133 or 143, all as determined on a consolidated basis in accordance with GAAP, and (d) any income or gain in respect of a Qualifying VPP (other than any income or gain in respect of the marketing of production related to any VPP Properties).

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If since the beginning of the four quarter period ending on the date for which Consolidated EBITDA is determined, any Group Member shall have (a) made any Investment in any Unrestricted Subsidiary, (b) made any acquisition or Disposition of assets other than from or to another Group Member, (c) consolidated or merged with or into any Person (other than another Group Member), (d) disposed of the equity interests of a Group Member other than from or to another Group Member, or (e) made any acquisition of a Person that becomes a Group Member, then Consolidated EBITDA shall be calculated on a Pro Forma Basis; provided that the Borrower may elect not to calculate Consolidated EBITDA on a Pro Forma Basis with respect to any one or more Investments, acquisitions, Dispositions, consolidations and mergers during a Test Period if the same would not reasonably be expected to increase or decrease Consolidated EBITDA for such Test Period by more than 5%.
“Consolidated Indebtedness” shall mean, as of any date of determination, without duplication, the difference of (a) indebtedness of the Group Members of the type described in clauses (a), (b), (c), (d), (e), (g) (excluding for the avoidance of doubt Guarantee Obligations in respect to contingent obligations of the kind referred to in clause (f)) and (h) (excluding for the avoidance of doubt contingent obligations of the kind referred to in clause (f) secured by a Lien on property) of the definition of Indebtedness as determined on a consolidated basis in accordance with GAAP, minus (b) the total collected balances in unencumbered Cash Equivalents properly reflected as assets of the Group Members in accordance with GAAP.
“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of the Group Members, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded, without duplication, (a) the income (or loss) of any Person (other than a Group Member) in which any Group Member has an ownership interest and any income represented by any dividends, distributions or proceeds of redemptions of Capital Stock in respect of any Person (other than a Group Member) in which a Group Member has an ownership interest, except, in each case, to the extent of the amount of cash dividends and other distributions actually paid to any Group Member during such period, and (b) the undistributed earnings of any Group Member to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Credit Document) or Requirement of Law applicable to such Group Member.
“Consolidated Total Capitalization” shall mean Consolidated Indebtedness plus stockholders’ equity of the Group Members as determined on a consolidated basis in accordance with GAAP; excluding, however, the stockholder’s equity of any Group Member attributable to such Group Member’s ownership of Stock in any Unrestricted Subsidiary; provided, however, that all calculations of Consolidated Total Capitalization beginning with the fiscal quarter ended December 31, 2014 shall exclude the effects of any write down of Oil and Gas Properties which is required under Rule 4-10 (Financial Accounting and Reporting for Oil and Gas Producing Activities Pursuant to the Federal Securities Laws and the Energy Policy and Conservation Act of 1975) of Regulation S-X, promulgated by SEC regulation, or by the equivalent write down required by GAAP.

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“Contractual Requirement” shall have the meaning provided in Section 8.3.
“Credit Documents” shall mean this Agreement, the Guarantee, each Letter of Credit, any promissory notes issued by the Borrower under this Agreement and during any Borrowing Base Trigger Period, the Security Documents.
“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan and the issuance of a Letter of Credit.
“Credit Party” shall mean each of the Borrower and the Guarantors.
“Declining Lender” shall have the meaning provided in Section 2.16(a).
“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.
“Default Rate” shall have the meaning provided in Section 2.8(d).
“Defaulting Lender” shall mean any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default”.
“Determination Date” shall have the meaning provided in Section 2.14(d).
“Disposition” shall mean, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disqualified Stock” shall mean, with respect to any Person, any Stock or Stock Equivalents of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Stock or Stock Equivalents that is not Disqualified Stock), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale to the extent the terms of such Stock or Stock Equivalents provide that such Stock or Stock Equivalents shall not be required to be repurchased or redeemed until the Maturity Date has occurred or such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver hereunder)), in whole or in part, in each case prior to the date that is 91 days after the Maturity Date hereunder; provided that, if such Stock or Stock Equivalents are issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Stock or Stock Equivalents shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Stock or Stock Equivalents held by any future, present or former employee, director, manager or consultant of the Borrower, any of its Subsidiaries or any of its direct or indirect parent companies or any other entity in which the Borrower or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors of the Borrower, in each case pursuant to any equity holders’ agreement, management equity plan or stock incentive plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries.

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“Disregarded Entity” shall mean any Domestic Subsidiary that is disregarded for U.S. federal income tax purposes.
“Dollar-Denominated Production Payments” shall mean production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.
“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.
“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States or any state thereof, or the District of Columbia.
“Drawing” shall have the meaning provided in Section 3.4(b).
“Engineering Reports” shall have the meaning provided in Section 2.14(c)(i).
“Environmental Law” shall mean any applicable Federal, state, or local statute, law (including common law), rule, regulation, ordinance, or code of any Governmental Authority now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of the environment, including ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or workplace safety (to the extent relating to human exposure to Hazardous Materials), or the release or threatened release of Hazardous Materials.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect on the Closing Date and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.
“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“Event of Default” shall have the meaning provided in Article XI.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Rate” shall mean on any day with respect to any currency (other than Dollars), the rate at which such currency may be exchanged into any other currency (including Dollars), as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other

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publicly available service for displaying exchange rates as may be agreed by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 a.m., local time, on such date for the purchase of the relevant currency for delivery two Business Days later.
“Excluded Subsidiary” shall mean (a) any Disregarded Entity substantially all the assets of which consist of Stock and Stock Equivalents of Foreign Corporate Subsidiaries or FSHCOs, (b) each Domestic Subsidiary that is prohibited by any applicable Contractual Requirement (not entered into in contemplation of this Agreement) or Requirement of Law from guaranteeing or granting Liens to secure the Obligations (for so long as such restriction or any replacement or renewal thereof is in effect) or that would require consent, approval, license or authorization of a Governmental Authority to guarantee or grant Liens to secure the Obligations (unless such consent, approval, license or authorization has been received), (c) each Domestic Subsidiary that is a Subsidiary of a Foreign Corporate Subsidiary, (d) any Foreign Corporate Subsidiary or FSHCO, (e) each Unrestricted Subsidiary and (f) any other Domestic Subsidiary with respect to which, (i) in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences of providing a Guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom or (ii) providing such a Guarantee would result in material adverse tax consequences as reasonably determined by the Borrower. As of the Closing Date, there are no Excluded Subsidiaries other than the Unrestricted Subsidiaries set forth on Schedule 8.12.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, (i) Taxes imposed on or measured by its overall net income or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), and franchise (and similar) Taxes imposed on it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from this Agreement or any other Credit Documents or any transactions contemplated thereunder), (ii) except in the case of a Lender that is an assignee pursuant to a request by the Borrower under Section 13.7, in the case of a Non-U.S. Lender, any United States federal withholding Tax imposed on any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document that (A) is required to be imposed on amounts payable to such Non-U.S. Lender pursuant to laws in force at the time such Non-U.S. Lender becomes a party hereto (or designates a new lending office), except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts or indemnification payments from any Credit Party with respect to such withholding Tax pursuant to Section 5.4 or (B) is attributable to such Non-U.S. Lender’s failure to comply with Section 5.4(e) or Section 5.4(i) or (iii) any United States federal withholding Tax imposed under FATCA.

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“Existing Credit Agreement” shall mean the Eighth Amended and Restated Credit Agreement dated as of December 2, 2010, among Chesapeake Exploration, L.L.C., certain subsidiaries of the Borrower, as co-borrowers, MUFG Union Bank, N.A., as administrative agent, and the other lenders party thereto, as amended, supplemented or otherwise modified prior to the date hereof.
“Existing Maturity Date” shall have the meaning provided in Section 2.16(b).
“Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the Loans of such Lender then outstanding, (b) such Lender’s Letter of Credit Exposure at such time and (c) such Lender’s Swingline Exposure at such time.
“Facility” shall mean the Commitments, the Loans, the Swingline Loans and Letters of Credit issued hereunder.
“Facility Termination” shall have the meaning provided in Section 13.17(b).
“Fair Market Value” shall mean, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a Disposition of such asset at such date of determination assuming a Disposition by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Borrower.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.
“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any date that is a Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by it.
“Financial Performance Covenants” shall mean the covenants of the Borrower set forth in Section 10.11.
“First Scheduled Redetermination Date” shall mean, with respect to the Borrowing Base, the first June 15th occurring more than six (6) months after a Borrowing Base Trigger Event and, with respect to PV-9, the first June 15th or October 30th occurring more than six (6) months after a Borrowing Base Trigger Event.

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“Foreign Corporate Subsidiary” shall mean a Foreign Subsidiary that is treated as a corporation for U.S. federal income tax purposes.
“Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary.
“FSHCO” shall mean any direct or indirect Subsidiary that has no material assets other than the Stock of one or more direct or indirect Foreign Corporate Subsidiaries.
“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.
“GAAP” shall mean United States generally accepted accounting principles, as in effect from time to time.
“Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange and any supra-national bodies such as the European Union or the European Central Bank.
“Group Members” shall mean, collectively, the Borrower and each of its Restricted Subsidiaries.
“Guarantee” shall mean the Guarantee made by any Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit C.
“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

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“Guarantor Release Period” shall mean any period during which no Subsidiary of the Borrower is a guarantor with respect to the Secured Hedge Facility, any Indenture or any Permitted Additional Debt.
“Guarantors” shall mean each Material Subsidiary (other than any Excluded Subsidiary).
“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas, (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any applicable Environmental Law.
“Hedge Agreements” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, fixed-price physical delivery contracts, whether or not exchange traded, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. Notwithstanding the foregoing, agreements or obligations entered into in the ordinary course of business to physically buy or sell any commodity produced from the Borrower’s and its Subsidiaries’ Oil and Gas Properties or electricity generation facilities under an agreement that has a tenor under 90 days shall not be considered Hedge Agreements.
“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreement has been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreement (including any Lender or any Affiliate of a Lender).
“Historical Financial Statements” shall mean (a) the audited combined balance sheets of the Borrower and its consolidated Subsidiaries as of December 31, 2012 and December 31, 2013, and the related audited combined statements of income and comprehensive income, statements

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of net investment and statements of cash flows for each of the fiscal years in the two-year period ended December 31, 2013 and (b) the unaudited combined balance sheet of the Borrower and its consolidated Subsidiaries as of September 30, 2014, and the related unaudited combined statements of income and comprehensive income and statements of cash flows for the nine-month period ended September 30, 2014.
“Hydrocarbon Interests” shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.
“Hydrocarbons” shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.
“Immaterial Subsidiary” shall mean any Subsidiary of the Borrower that is not an Unrestricted Subsidiary and that as of any applicable date of determination does not have (a) direct Indebtedness in the aggregate in excess of $10,000,000 or (b) Guarantee Obligations in the aggregate excess of $10,000,000 or (c) assets or annual revenues in excess of $10,000,000.
“Increasing Lender” shall have the meaning provided in Section 2.17(a).
“Incremental Agreement” shall have the meaning provided in Section 2.17(c).
“Incremental Increase” shall have the meaning provided in Section 2.17(a).
“Indebtedness” of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business and other obligations to the extent such obligations may be satisfied at such Person’s sole discretion by the issuance of common stock of such Person), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of banker’s acceptances, letters of credit, or similar arrangements, (g) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above, (h) all obligations of the kind referred to in clauses (a) through (f) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property owned by such Person (including accounts and contract rights, but excluding any Stock in joint ventures or Unrestricted Subsidiaries to the extent the Liens on such Stock secures Indebtedness of such joint venture or such Unrestricted Subsidiary that is nonrecourse to any Group Member), whether or not such Person has assumed or become liable for the payment of such obligation, provided that the amount of Indebtedness for purposes of this clause (h) shall

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be an amount equal to the lesser of the unpaid amount of such Indebtedness and the Fair Market Value of the property subject to such Lien, (i) liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment other than in respect of a Qualifying VPP (including obligations under “take-or-pay” contracts to deliver gas in return for payments already received and the undischarged balance of any production payment (other than a Qualifying VPP) created by such Person or for the creation of which such Person directly or indirectly received payment), and (j) for the purposes of Sections 10.1, 10.2 and 11.4 only, all net obligations of such Person in respect of Hedge Agreements (and any reference to the “principal amount” of obligations, or Indebtedness, in respect of any Hedge Agreement shall be the Hedge Termination Value at the relevant time of determination). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. Notwithstanding the foregoing, (i) any Indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or cash equivalents (in an amount sufficient to satisfy all such obligations relating to such Indebtedness at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such Indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such Indebtedness, shall not constitute or be deemed Indebtedness; provided that such defeasance has been made in a manner not prohibited by this Agreement, (ii) for purposes of Sections 10.1 and 10.11, a Qualifying VPP shall not be treated as Indebtedness and (iii) Indebtedness shall not include endorsements of checks, bills of exchange and other instruments for deposit or collection in the ordinary course of business.
“Indemnified Liabilities” shall have the meaning provided in Section 13.5.
“Indemnified Taxes” shall mean all Taxes imposed on or with respect to or measured by, any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document other than (a) Excluded Taxes, (b) Other Taxes and (c) any interest, penalties or expenses caused by the Administrative Agent’s or Lender’s gross negligence or willful misconduct.
“Indentures” shall mean each indenture (including any supplemental indenture) governing any outstanding senior, public, unsecured, long-term notes of the Borrower issued prior to the Closing Date or issued from time to time after the Closing Date as permitted under Section 10.1.
“Index Debt” shall mean the senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.
“Ineligible Person” shall mean, on any date, (a) a natural person (or a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), (b) a Defaulting Lender or any parent entity thereof, (c) the Borrower or any Subsidiary or Affiliate of the Borrower or (d) any competitor of the Borrower which has been designated by

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the Borrower as an “Ineligible Person” by written notice to the Administrative Agent and the Lenders (including by posting such notice electronically) not less than 2 Business Days prior to such date; provided that “Ineligible Person” shall exclude any Person that the Borrower has designated as no longer being an “Ineligible Person” by written notice delivered to the Administrative Agent from time to time.
“Interest Period” shall mean, with respect to any Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.
“Interim Redetermination” shall have the meaning provided in Section 2.14(b).
“Interim Redetermination Date” shall mean the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.14.
“Internal Reserve Report” shall have the meaning provided in Section 9.13(a).
“Interpolated Rate” shall mean, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available for Dollars) that is shorter than the Impacted Interest Period; and (b) the LIBOR Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time.
“Investment” shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Stock, Stock Equivalents, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale), (b) the making of any deposit with, or advance, loan or other extension of credit to, assumption of Indebtedness of, or capital contribution to, or purchase or other acquisition of an equity participation in, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person) (including any partnership or joint venture), (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness or (d) the purchase or other acquisition (in one transaction or a series of transactions) of (i) all or substantially all of the property and assets or business of another Person or (ii) assets constituting a business unit, line of business or division of such Person; provided that, in the event that any Investment is made by the Borrower or any Restricted Subsidiary in any Person through substantially concurrent interim transfers of any amount through one or more other Restricted Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 10.5.
“Investment Grade Period” shall mean any period when each of Moody’s and S&P has publically announced that the Index Debt is rated Baa3 or higher (from Moody’s) or BBB- or higher (from S&P); provided, however, that if one of such ratings is Ba3 (or lower) or BB- (or lower) as applicable, even if the other rating is Baa3 or BBB- or higher, as applicable, there shall not be an Investment Grade Period.

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“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” shall mean, with respect to any Letter of Credit, the Letter of Credit Request, and any other document, agreement and instrument entered into by the Letter of Credit Issuer and the Borrower (or any Restricted Subsidiary) or in favor of the Letter of Credit Issuer and relating to such Letter of Credit.
“Joint Bookrunners” shall mean MUFG Union Bank, N.A. and Wells Fargo Securities, LLC, each in its capacity as joint bookrunner in respect of the Facility.
“Joint Lead Arrangers” shall mean MUFG Union Bank, N.A. and Wells Fargo Securities, LLC, each in its capacity as joint lead arranger in respect of the Facility.
“L/C Maturity Date” shall mean the date that is five Business Days prior to the Maturity Date.
“L/C Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unpaid Drawings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“L/C Participant” shall have the meaning provided in Section 3.3(a).
“L/C Participation” shall have the meaning provided in Section 3.3(a).
“Lender” shall have the meaning provided in the preamble to this Agreement. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.
“Lender Default” shall mean (a) the refusal or failure of any Lender to make available its portion of any incurrence of Loans or participations in Letters of Credit or Swingline Loans, which refusal or failure is not cured within two Business Days after the date of such refusal or failure, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied; (b) the failure of any Lender to pay over to the Administrative Agent, any Letter of Credit Issuer, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, unless the subject of a good faith dispute; (c) a Lender has notified the Borrower or the Administrative Agent in writing that it does not intend or expect to comply with any of its funding obligations or has made a public statement to that effect with respect to its funding obligations under the Facility (unless such writing or public statement

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relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (d) the failure, within three Business Days after a written request by the Administrative Agent or the Borrower, by a Lender to confirm in writing to the Administrative Agent and the Borrower that it will comply with its obligations under the Facility (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (e) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event.
“Lender-Related Distress Event” shall mean, with respect to any Lender, that such Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, is or becomes subject to a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any Person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof.
“Letter of Credit” shall have the meaning provided in Section 3.1.
“Letter of Credit Commitment” shall mean $1,500,000,000, as the same may be reduced from time to time pursuant to Section 3.1, provided that no Letter of Credit Issuer shall be obligated to issue Letters of Credit in an aggregate face amount in excess of $300,000,000 outstanding at any time (but may, in its sole discretion, elect to do so).
“Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the sum of (a) the principal amount of any Unpaid Drawings in respect of which such Lender has made (or is required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a) at such time and (b) such Lender’s Commitment Percentage of the Letters of Credit Outstanding at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a)) minus the amount of cash or deposit account balances held by the Administrative Agent to Cash Collateralize outstanding Letters of Credit and Unpaid Drawings under Section 3.8.
“Letter of Credit Fee” shall have the meaning provided in Section 4.1(b).
“Letter of Credit Issuer” shall mean each Agent Bank and each other Lender appointed as a Letter of Credit Issuer pursuant to Section 3.6, including in each case, any of their respective Affiliates or any replacement or successor appointed pursuant to Section 3.6. References herein and in the other Credit Documents to the Letter of Credit Issuer shall be deemed to refer to the Letter of Credit Issuer in respect of the applicable Letter of Credit or to all Letter of Credit Issuers, as the context requires.

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“Letter of Credit Request” shall have the meaning provided in Section 3.2(a).
“Letters of Credit Outstanding” shall mean, at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the aggregate principal amount of all Unpaid Drawings in respect of all Letters of Credit.
“Leverage Ratio” shall mean, as of the last day of each fiscal quarter of the Borrower, the ratio of (a) Consolidated Indebtedness as of the last day of such fiscal quarter to (b) Consolidated EBITDA for the Test Period ending on the last day of such fiscal quarter.
“LIBOR Loan” shall mean any Loan bearing interest at a rate determined by reference to the LIBOR Rate (other than an ABR Loan bearing interest by reference to the LIBOR Rate by virtue of clause (c) of the definition of ABR).
“LIBOR Rate” shall mean, for any Interest Period for each LIBOR Loan, the London interbank offered rate as administered by Intercontinental Exchange Benchmark Administration Ltd. (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBOR Screen Rate”) at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period; provided that, if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement and provided, further, if the LIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to Dollars then the LIBOR Rate shall be the Interpolated Rate, provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Lien” shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement or a financing lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties; provided that in no event shall an operating lease be deemed to be a Lien.
“Loan” shall mean a Loan made pursuant to Section 2.1(a)(i).
“Loan Limit” shall mean (a) at any time during a Borrowing Base Trigger Period (other than as set forth in clause (b)), the lesser of (i) the Total Commitments at such time and (ii) the Borrowing Base at such time (including as it may be reduced pursuant to Section 2.14(e)) and (b) at any time during (1) an Unsecured Period and (2) a Borrowing Base Trigger Period, prior to the effectiveness of the Borrowing Base pursuant to Section 2.14(a) or (h) the Total Commitments at such time.

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“Majority Lenders” shall mean, at any date, (a) Non-Defaulting Lenders having or holding more than 50% of the unused Adjusted Total Commitment at such date and the Total Exposure (excluding the Exposure of Defaulting Lenders) at such date or (b) if the Total Commitment has been terminated, or for the purposes of acceleration pursuant to Article XI, Non-Defaulting Lenders having or holding more than 50% of the Total Exposure (excluding the Exposure of Defaulting Lenders) at such date.
“Mandatory Borrowing” shall have the meaning provided in Section 2.1(c).
“Material Adverse Effect” shall mean a circumstance or condition affecting the business, assets, operations, properties or financial condition of the Borrower and the Subsidiaries on a consolidated basis, that would, individually or in the aggregate, materially adversely affect (a) the ability of the Borrower and the other Credit Parties, taken as a whole, to perform their payment obligations under this Agreement or any of the other Credit Documents or (b) the rights and remedies of the Administrative Agent and the Lenders under this Agreement or under any of the other Credit Documents.
“Material Subsidiary” shall mean any Subsidiary that is not an Immaterial Subsidiary.
“Maturity Date” shall mean the fifth anniversary of the Closing Date.
“Maximum Aggregate Amount” shall mean $5,000,000,000.
“Minimum Collateral Coverage Ratio” shall mean a ratio of 1.5 to 1.0.
“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.
“Mortgage” shall mean a mortgage or a deed of trust, deed to secure debt, trust deed, assignment of as-extracted collateral, fixture filing or other security document entered into by the owner of a Mortgaged Property and the Administrative Agent for the benefit of the Secured Parties in respect of that Mortgaged Property, substantially in the form of Exhibit F (with such changes thereto as may be necessary to account for local law matters) or otherwise in such form as agreed between the Borrower and the Administrative Agent.
“Mortgaged Property” shall mean the real property and improvements thereto with respect to which a Mortgage is required to be granted pursuant to Section 9.10; provided that, notwithstanding any provision in any Mortgage to the contrary, in no event shall any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) located on the Mortgaged Properties (as defined in the applicable Mortgage) within an area having special flood hazards and in which flood insurance is available under the National Flood Insurance Act of 1968 be included in the definition of “Mortgaged Property” or “Mortgaged Properties” and no such Building or Manufactured (Mobile) Home shall be encumbered by any Mortgage. As used herein, “Flood Insurance Regulations” shall mean (i) the National Flood Insurance Act of 1968 as now or

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hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.
“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA and is or was within any of the last preceding six years contributed to by the Borrower or an ERISA Affiliate.
“Net Debt to Capitalization Ratio” shall mean, at any time, the ratio, expressed as a percentage, of Consolidated Indebtedness as of such date to Consolidated Total Capitalization as of such date.
“New Determination Notice” shall have the meaning provided in Section 2.14(d).
“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.
“Non-Extension Notice Date” shall have the meaning provided in Section 3.2(b).
“Non-U.S. Lender” shall mean any Lender that is not a “United States person” as defined by Section 7701(a)(30) of the Code.
“Notice of Borrowing” shall have the meaning provided in Section 2.3(a) and, if in writing, shall be substantially in the form of Exhibit A or such other form as shall be approved by the Administrative Agent (acting reasonably).
“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6(a).
“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan, any Swingline Loan, or any Letter of Credit (including any Unpaid Drawings), in each case, entered into with the Borrower or any other Credit Party, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof in any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents include the obligation (including Guarantee Obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any Credit Party under any Credit Document.
“Oil and Gas Properties” shall mean (a) Hydrocarbon Interests, (b) the properties now or hereafter pooled or unitized with Hydrocarbon Interests, (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby

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(including all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests, (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests, (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests, (f) all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all properties, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment, rental equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants and pipeline systems, power and cogeneration facilities (other than for the purposes of any Borrowing Base provisions hereunder) and any related infrastructure to any thereof, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.
“Other Taxes” shall mean any and all present or future stamp, registration, documentary, intangible, recording, filing or any other excise, property or similar taxes (including interest, fines, penalties, additions to tax and related, reasonable, out-of-pocket expenses with regard thereto) arising from any payment made hereunder or made under any other Credit Document or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Credit Document; provided that such term shall not include any of the foregoing Taxes (i) that result from an assignment, grant of a participation pursuant to Section 13.6(c) or transfer or assignment to or designation of a new lending office or other office for receiving payments under any Credit Document (“Assignment Taxes”) to the extent such Assignment Taxes are imposed as a result of a connection between the assignor/participating Lender and/or the assignee/Participant and the taxing jurisdiction (other than a connection arising solely from any Credit Documents or any transactions contemplated thereunder), except to the extent that any such action described in this proviso is requested or required by the Borrower, or (ii) Excluded Taxes.
“Overnight Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by the Administrative Agent or the Letter of Credit Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.
“Participant” shall have the meaning provided in Section 13.6(c)(i).
“Participant Register” shall have the meaning provided in Section 13.6(c)(ii).

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“Patriot Act” shall have the meaning provided in Section 13.19.
“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.
“Permitted Additional Debt” shall mean any unsecured senior, senior subordinated or subordinated Indebtedness issued by the Borrower or a Guarantor, (a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the 91st day after the Maturity Date (other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights after an event of default), (b) if such Indebtedness is senior subordinated or subordinated Indebtedness, the terms of such Indebtedness provide for customary subordination of such Indebtedness to the Obligations, and (c) as to which no Subsidiary of the Borrower (other than a Guarantor) is an obligor under such Indebtedness.
“Permitted Liens” shall mean:
(a) Liens for taxes, assessments or governmental charges or claims not yet overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP, or for property taxes on property that the Borrower or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge or claim is to such property;
(b) Liens in respect of property or assets of the Borrower or any of the Restricted Subsidiaries imposed by law, such as landlords’, vendors’, operators’, suppliers’, carriers’, warehousemen’s, repairmen’s, construction contractors’, workers’ materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business or incident to the exploration, development, operation or maintenance of Oil and Gas Properties, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect;
(d) Liens incurred, or pledges or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, old age pension, public liability obligations or similar legislation and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements in respect of such obligations, or to secure the performance of tenders, statutory and regulatory obligations, plugging and abandonment obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (including letters of credit issued in lieu of such bonds or to support the issuance thereof) incurred in the ordinary course of business or otherwise constituting Investments permitted hereunder;
(e) ground leases, subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;

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(f) easements, rights-of-way, licenses, restrictions (including zoning restrictions), title defects, exceptions, reservations, deficiencies or irregularities in title, encroachments, protrusions, servitudes, rights, eminent domain or condemnation rights, permits, conditions and covenants and other similar charges or encumbrances (including in any rights of way or other property of the Borrower or its Restricted Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil or other minerals or timber, and other like purposes, or for joint or common use of real estate, rights of way, facilities and equipment) not interfering in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole and, to the extent reasonably agreed by the Administrative Agent, any exception on the title reports issued to the Administrative Agent in connection with any Borrowing Base Property;
(g) any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under any lease, sublease, license or sublicense permitted by this Agreement;
(h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(i) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bankers’ acceptance issued for the account of the Borrower or any of its Restricted Subsidiaries; provided that such Lien secures only the obligations of the Borrower or such Restricted Subsidiaries in respect of such letter of credit or bankers’ acceptance to the extent permitted under Section 10.1;
(j) leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole;
(k) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings made in respect of operating leases entered into by the Borrower or any of its Restricted Subsidiaries;
(l) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of the Borrower and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business;
(m) Liens which arise in the ordinary course of business under operating agreements (including preferential purchase rights, consents to assignment and other restrains on alienation), joint operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty and royalty agreements, reversionary interests, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection,

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repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements that are usual and customary in the oil and gas business and are for claims which are not delinquent or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP; provided that any such Lien referred to in this clause does not in the aggregate have a Material Adverse Effect;
(n) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;
(o) Liens arising under statutory provisions of applicable law with respect to production purchased from others; and
(p) Liens securing the Secured Hedge Facility.
The parties acknowledge and agree that no intention to subordinate the priority afforded any Lien granted in favor of the Administrative Agent, for the benefit of the Secured Parties under the Security Documents is to be hereby implied or expressed by the permitted existence of such Permitted Liens.
“Permitted Refinancing Indebtedness” shall mean, with respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness issued or incurred in exchange for, or the net proceeds of which are used to modify, extend, refinance, renew, replace or refund (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Indebtedness (or previous refinancing thereof constituting Permitted Refinancing Indebtedness); provided that (A) the principal amount (or accreted value, if applicable) of any such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness outstanding immediately prior to such Refinancing except by an amount equal to the unpaid accrued interest and premium thereon plus other amounts paid and fees and expenses incurred in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder, (B) if the Indebtedness being Refinanced is Indebtedness permitted by Section 10.1(g) or 10.1(h), the direct and contingent obligors with respect to such Permitted Refinancing Indebtedness are not changed (except that a Credit Party may be added as an additional obligor), (C) other than with respect to a Refinancing in respect of Indebtedness permitted pursuant to Section 10.1(f), such Permitted Refinancing Indebtedness shall have a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Indebtedness, and (D) if the Indebtedness being Refinanced is Indebtedness permitted by Section 10.1(g) or 10.1(h)), terms and conditions of any such Permitted Refinancing Indebtedness, taken as a whole, are not materially less favorable to the Lenders than the terms and conditions of the Refinanced Indebtedness being Refinanced (including, if applicable, as to collateral priority and subordination, but excluding as to interest rates, fees, floors, funding discounts and redemption or prepayment premiums); provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence or issuance of such Indebtedness, together with a

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reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement.
“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.
“Petroleum Industry Standards” shall mean the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.
“Plan” shall mean any single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, that is or was within any of the preceding six years maintained or contributed to (or to which there is or was an obligation to contribute or to make payments to) by the Borrower or an ERISA Affiliate.
“Pricing Level” shall have the meaning provided in the definition of Applicable Margin.
“Pro Forma Basis” shall mean, with respect to compliance with any test or covenant or calculation of any ratio (or any component thereof) hereunder in connection with any incurrence, Investment, acquisition, Disposition, consolidation, merger, designation, assumption, payment or any other transaction, a determination or calculation of such test, covenant or ratio (or component) that is made (a) in good faith by the chief financial officer, principal accounting officer or treasurer of the Borrower and reasonably acceptable to the Administrative Agent, (b) as of the last day of the most recently ended Test Period as if the relevant incurrence, Investment, acquisition, Disposition, consolidation, merger, designation, assumption, payment or other transaction had occurred on the first day of such Test Period, and (c) at the option of the Borrower, giving effect to any anticipated or proposed change in operations, revenues, expenses or other items included in the computation of Consolidated EBITDA, provided that, in the case of this clause (c), for any Test Period, the aggregate amount of such adjustments added back in determining Consolidated EBITDA for such Test Period shall not exceed 5% of the Consolidated EBITDA for such Test Period.
“Proposed Borrowing Base” shall have the meaning provided in Section 2.14(c)(i).
“Proposed Determination Notice” shall have the meaning provided in Section 2.14(c)(ii).
“Proposed PV-9” shall have the meaning provided in Section 2.14(c)(i).
“Proved Developed Reserves” shall mean Proved Reserves that, in accordance with Petroleum Industry Standards, are classified as one of the following: (a) “Developed Producing Reserves” or (b) “Developed Non-Producing Reserves”; and Proved Developed Reserves in the aggregate comprise Proved Reserves that are “Developed Producing Reserves” and “Developed Non-Producing Reserves”.
“Proved Non-Producing Reserves” shall mean Proved Reserves that, in accordance with Petroleum Industry Standards, are classified as “Developed Non-Producing Reserves”.

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“Proved Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves”, (b) “Developed Non-Producing Reserves” or (c) “Undeveloped Reserves”; and “Proved Reserves” in the aggregate comprise Proved Reserves that are “Developed Producing Reserves”, “Developed Non-Producing Reserves” and “Undeveloped Reserves”.
“Proved Undeveloped Reserves” shall mean Proved Reserves that, in accordance with Petroleum Industry Standards, are classified as “Undeveloped Reserves”.
“PV-9” shall mean, with respect to any Proved Reserves expected to be produced from any Borrowing Base Properties, the net present value, discounted at 9% per annum, of the future net revenues expected to accrue to the Credit Parties’ collective interests in such reserves during the remaining expected economic lives of such reserves, calculated using the Bank Price Deck that has been delivered to the Borrower by the Administrative Agent. The PV-9 attributable to Proved Non-Producing Reserves and Proved Undeveloped Reserves (in the aggregate) shall not exceed 35% of aggregate PV-9.
“PV-9 Deficiency” occurs if, at any time during a Borrowing Base Trigger Period, the Collateral Coverage Ratio is less than the Minimum Collateral Coverage Ratio.
“Qualifying VPP” shall mean (a) each VPP existing on the Closing Date and (b) any VPP granted by a Group Member or Group Members (the “VPP Seller”) to the purchaser of the VPP (the “VPP Buyer”); provided that (i) during a Borrowing Base Trigger Period, no portion of the working or other interests in oil and gas properties burdened by the VPP (the “VPP Properties”) constitute Collateral, (ii) the consideration for such VPP consists only of cash or cash equivalents, (iii) any obligation of any Group Member to purchase the VPP Buyer’s share of production is at a fair market index price in effect from time to time (adjusted for shrinkage and transportation costs, as applicable), (iv) any Liens securing the VPP or any related obligations of the VPP Seller to the VPP Buyer are limited to the VPP Seller’s retained interests in the VPP Properties and the production therefrom and its rights, titles and interests related thereto, and (v) no Default or Event of Default shall have occurred and be continuing at the time of the grant of the VPP or shall result therefrom.
“Redetermination Date” shall mean, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.14(d).
“Refinance” shall have the meaning provided in the definition of “Permitted Refinancing Indebtedness.”
“Register” shall have the meaning provided in Section 13.6(b)(iv).
“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

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“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Reimbursement Date” shall have the meaning provided in Section 3.4(a).
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents and members of such Person or such Person’s Affiliates.
“Required Lenders” shall mean, at any date, (a) Non-Defaulting Lenders having or holding at least 66-2/3% of the unused Adjusted Total Commitment at such date and the Total Exposure (excluding the Exposure of Defaulting Lenders) at such date or (b) if the Total Commitment has been terminated, Non-Defaulting Lenders having or holding at least 66-2/3% of the Total Exposure (excluding the Exposure of Defaulting Lenders) at such date.
“Requirement of Law” shall mean, as to any Person, any law, treaty, rule, regulation statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.
“Reserve Report” shall mean any report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each January 1st and July 1st (or another date in the event of certain Interim Redeterminations) the Proved Reserves and the Proved Developed Reserves attributable to the Borrowing Base Properties of the Borrower and the Credit Parties, together with a projection of the rate of production and future net income, taxes, operating expenses and Capital Expenditures with respect thereto as of such date, based upon the most recent Bank Price Deck provided to the Borrower by the Administrative Agent pursuant to Section 2.14(g).
“Restricted Payments” shall have the meaning provided in Section 10.6.
“Restricted Subsidiary” shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary.
“Royalty Trust” shall mean a statutory trust, business trust, limited liability company, partnership or other form of legal entity to which the Borrower or one or more of its Subsidiaries grants or conveys any term or perpetual overriding royalty interests, net profits interests or other similar interests in Oil and Gas Properties in exchange for units of beneficial interest or ownership interests in such trust or other entity, or for cash.
“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.
“Sanctioned Country” shall mean, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, including, but not limited to, Cuba, Iran, North Korea, Sudan and Syria).

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“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the Government of Canada, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.
“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the Government of Canada, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Scheduled Redetermination” shall have the meaning provided in Section 2.14(b).
“Scheduled Redetermination Date” shall mean the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.14.
“SEC” shall mean the Securities and Exchange Commission or any successor thereto.
“Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b), together with the accompanying Authorized Officer’s certificate delivered, or required to be delivered, pursuant to Section 9.1(d).
“Secured Hedge Facility” shall mean that certain Amended and Restated Facility Agreement dated as of February 4, 2011 among the Borrower, Barclays Bank PLC, as calculation agent, Wells Fargo Bank, National Association, as collateral agent, and the several hedge counterparties from time to time party thereto, as in effect on the Closing Date (together with any amendments, supplements or other modifications thereto that are not materially adverse to the interests of the Lenders).
“Secured Parties” shall mean, collectively, the Administrative Agent, the Letter of Credit Issuers, each Lender and each sub-agent pursuant to Article XII appointed by the Administrative Agent with respect to matters relating to the Credit Documents.
“Security Documents” shall mean, during any Borrowing Base Trigger Period, collectively, (a) the Mortgages and (b) each other security agreement or other instrument or document executed and delivered pursuant to Section 9.10 or 9.12 or pursuant to any other such Security Documents or otherwise to secure or perfect the security interest in any or all of the Obligations.
“SFAS” shall mean Statement of Financial Accounting Standard No. 133 or No. 143 as promulgated by the Financial Accounting Standards Board.
“Solvent” shall mean, with respect to any Person, that as of any date of determination, that such Person is not “insolvent” as defined in the federal Bankruptcy Code.

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“Specified Period” shall mean any period when each of Moody’s and S&P has publically announced that the Index Debt is rated Baa2 or higher (from Moody’s) and BBB or higher (from S&P).
“Specified Subsidiary” shall mean, at any date of determination any Restricted Subsidiary (a) whose Total Assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 15% of the Adjusted Consolidated Net Tangible Assets of the Borrower and the Restricted Subsidiaries at such date, or (b) whose revenues during such Test Period were equal to or greater than 15% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.
“Stated Amount” of any Letter of Credit, at any time, shall mean the maximum amount available to be drawn thereunder at such time, determined without regard to whether any conditions to drawing could then be met.
“Stock” shall mean any and all shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.
“Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.
“Subsidiary” shall mean as to any Person, a corporation, partnership, limited liability company or other entity of which shares of Stock or other ownership interests having ordinary voting power (other than Stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower. A Royalty Trust shall not constitute a “Subsidiary” of the Borrower or its Subsidiaries.
“Successor Borrower” shall have the meaning provided in Section 10.3(a).
“Swingline Commitment” shall mean, the obligation of the Swingline Lenders to make Swingline Loans pursuant to Section 2.1 in an aggregate principal amount at any one time outstanding not to exceed $400,000,000, provided that no Swingline Lender shall be obligated to make Swingline Loans in an outstanding principal amount in excess of such Swingline Lender’s Swingline Subcommitment.
“Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Lender at any time shall equal its Commitment Percentage of the aggregate Swingline Exposure at such time.

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“Swingline Lender” shall mean (a) MUFG Union Bank, N.A. and (b) Wells Fargo Bank, National Association, in their capacities as Lenders of Swingline Loans hereunder. References herein and in the other Credit Documents to the Swingline Lender shall be deemed to refer to the Swingline Lender in respect of the applicable Swingline Loan or to all the Swingline Lenders, as the context requires.
“Swingline Loan” shall have the meaning provided in Section 2.1(b).
“Swingline Subcommitment” shall mean, with respect to any Swingline Lender, the amount set forth opposite its name in Schedule 1.1(b).
“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.
“Termination Date” shall mean the earlier to occur of (a) the Maturity Date and (b) the date on which the Total Commitment shall have terminated.
“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended and for which Section 9.1 Financials have been delivered to the Administrative Agent.
“Total Assets” shall mean, as of any date of determination with respect to any Person, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a balance sheet of such Person at such date.
“Total Commitment” shall mean, as of any date of determination, the aggregate amount of the Commitments of all Lenders. The Total Commitment as of the Closing Date is $4,000,000,000.
“Total Exposure” shall mean the sum of the Exposures of the Lenders.
“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries or any of their Affiliates in connection with the Transactions, this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby.
“Transactions” shall mean, collectively, the execution, delivery and performance of this Agreement and the other Credit Documents, the borrowing of Loans, the use of the proceeds thereof, the issuance of Letters of Credit hereunder, the payment of Transaction Expenses on the Closing Date and the other transactions contemplated by this Agreement and the other Credit Documents.
“Transferee” shall have the meaning provided in Section 13.6(e).
“Type” shall mean, as to any Loan, its nature as an ABR Loan or a LIBOR Loan.

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“Uniform Commercial Code” shall mean the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.
“Unpaid Drawing” shall have the meaning provided in Section 3.4(a).
“Unrestricted Subsidiary” shall mean any Subsidiary that is designated as an Unrestricted Subsidiary pursuant to Section 9.9.
“Unsecured Period” shall mean any period other than a Borrowing Base Trigger Period.
“U.S. Lender” shall have the meaning provided in Section 5.4(h).
“U.S. Tax Compliance Certificate” shall have the meaning provided in Section 5.4(e).
“VPP” means the sale of limited-term overriding royalty interests in natural gas and/or oil reserves that (a) entitle the purchaser to receive scheduled production volumes over a period of time from specific lease interests; (b) are free and clear of all associated future production costs and capital expenditures; (c) are nonrecourse to the seller (i.e., the purchaser’s only recourse is to the reserves acquired); (d) transfer title of the reserves to the purchaser; and (e) allow the seller to retain all production beyond the specified volumes, if any, after the scheduled production volumes have been delivered.
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“YieldCo” means a publicly traded company formed to own operating assets producing a predictable cash flow, expected to pay a substantial portion of earnings in dividends.
1.2 Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:
(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.
(c) Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.
(d) The term “including” is by way of example and not limitation.

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(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(g) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.
(h) Any reference to any Person shall be constructed to include such Person’s successors or assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.
(i) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.
(j) The word “will” shall be construed to have the same meaning as the word “shall”.
(k) The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
1.3 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a consistent manner; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that all Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding anything to the contrary in this Agreement or any other Credit Document, for purposes of calculations made pursuant to the terms of this Agreement or any other Credit Document, GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with GAAP as in effect on the Closing Date in a manner consistent with the treatment of such leases under GAAP as in effect on the Closing Date, notwithstanding any modifications or interpretive changes to GAAP that may occur thereafter.
1.4 Rounding. Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to

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be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.5 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents) and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by any Credit Document and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law.
1.6 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City (daylight or standard, as applicable) time.
1.7 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in Section 2.9) or performance shall extend to the immediately succeeding Business Day.
1.8 Currency Equivalents Generally.
(a) For purposes of any determination under Article IX, Article X (other than Section 10.11) or Article XI or any determination under any other provision of this Agreement requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Exchange Rate then in effect on the date of such determination; provided, however, that (i) for purposes of determining compliance with Article X with respect to the amount of any Indebtedness, Investment, Disposition, Restricted Payment or payment under Section 10.7 in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Disposition, Restricted Payment or payment under Section 10.7 is made, (ii) for purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinanced Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced and (z) for the avoidance of doubt, the foregoing provisions of this Section 1.8 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred or Disposition, Restricted Payment or payment under Section 10.7 may be made at any time under such Sections. For purposes of Section 10.11, amounts in currencies other than Dollars shall be translated into Dollars at the applicable exchange rates used in preparing the most recently delivered financial statements pursuant to Section 9.1(a) or (b). Notwithstanding

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anything herein to the contrary, for purposes of determining the amount of any obligation to be included in the calculation of Consolidated Indebtedness that is denominated in a foreign currency, if such obligation is effectively subject to an applicable cross-currency Hedge Agreement, then such calculation shall be made with respect to such obligation on the basis of the rate(s) as provided in such Hedge Agreement (and not on the basis of the then-current foreign exchange rate).
(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.
1.9 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “LIBOR Loan”).
ARTICLE II
AMOUNT AND TERMS OF CREDIT
2.1 Commitments.
(a) (i) Subject to and upon the terms and conditions herein set forth, each Lender severally, but not jointly, agrees to make Loans denominated in Dollars to the Borrower, which Loans (A) shall be made at any time and from time to time on and after the Closing Date and prior to the Termination Date, (B) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or LIBOR Loans; provided that all Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type, (C) may be repaid and reborrowed in accordance with the provisions hereof, (D) shall not, for any Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Lender’s Exposure at such time exceeding such Lender’s Commitment Percentage at such time of the Loan Limit and (E) shall not, after giving effect thereto and to the application of the proceeds thereof, result in the Total Exposure exceeding the Loan Limit at such time.
(ii) Each Lender may at its option make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that (A) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan and (B) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.10 shall apply).
(b) Subject to and upon the terms and conditions herein set forth, each Swingline Lender severally agrees, at any time and from time to time on and after the Closing Date and prior to the Maturity Date, to make a loan or loans (each a “Swingline Loan” and,

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collectively, the “Swingline Loans”), to the Borrower in Dollars, which Swingline Loans (i) shall be LIBOR Loans, (ii) shall, together with all other outstanding Swingline Loans at such time, not exceed at any time the Swingline Commitment, (iii) shall, together with all other outstanding Swingline Loans made by such Swingline Lender, not exceed at any time such Swingline Lender’s Swingline Subcommitment (notwithstanding the fact that such Swingline Loans, when aggregated with the Exposure of the Lender acting as such Swingline Lender, may exceed the amount of such Lender’s Commitment), (iv) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the Total Exposure at such time exceeding the Loan Limit then in effect, and (v) may be repaid and reborrowed in accordance with the provisions hereof. Each outstanding Swingline Loan shall be repaid in full on the earlier of (a) 5 Business Days after such Swingline Loan is initially borrowed and (b) the Maturity Date. The Borrower shall not use the proceeds of any Swingline Loan to refinance a Swingline Loan. Promptly upon request therefor as provided below, each Lender shall fund to the Swingline Lenders an amount equal to the product of such Lender’s Commitment Percentage times the amount of such Swingline Loan. No Swingline Lender shall make any Swingline Loan after receiving a written notice from the Borrower, the Administrative Agent or any Lender stating that an Event of Default exists and is continuing until such time as the Swingline Lenders shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice or (ii) the waiver of such Event of Default in accordance with the provisions of Section 13.1.
(c) On any Business Day, the Swingline Lenders may, in their sole discretion, give notice to each Lender that all then-outstanding Swingline Loans of such Swingline Lender shall be funded with a Borrowing of Loans, in which case Loans constituting LIBOR Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by each Lender pro rata based on each Lender’s Commitment Percentage, and the proceeds thereof shall be applied directly to the Swingline Lenders to repay the Swingline Lenders for such outstanding Swingline Loans. Each such Mandatory Borrowing shall have an Interest Period equal to (i) to the extent an Interpolated Rate may be determined with respect to such period, the number of days between (A) the Business Day such Loans are to be funded and (B) the date such Swingline Loan was initially to be repaid by the Borrower and (ii) in all other cases, one week. Each Lender hereby irrevocably agrees to make such Loans upon one Business Day notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by the Swingline Lenders notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for each Borrowing specified in Section 2.2, (ii) whether any conditions specified in Article VII are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing, or (v) any reduction in the Total Commitment after any such Swingline Loans were made. In the event that, in the sole judgment of any Swingline Lender, any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Lender hereby agrees that it shall forthwith purchase, at par, from such Swingline Lender (without recourse or warranty) such participation of the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Commitment Percentages, provided that all principal and interest payable on such Swingline Loans shall be for the account of such Swingline Lender until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to such Lender purchasing same from and after such date of purchase.

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2.2 Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing and each borrowing of Swingline Loans shall be in a minimum amount of at least $1,000,000 and in a multiple of $1,000,000 in excess thereof (except for any Borrowing in an aggregate amount that is equal to the entire unused balance of aggregate Commitments), provided that Loans made to reimburse the Letter of Credit Issuer with respect to any Unpaid Drawing shall be made in the amounts required by Sections 3.3 or 3.4, as applicable. More than one Borrowing may be incurred on any date; provided, that at no time shall there be outstanding more than fourteen (14) Borrowings of LIBOR Loans under this Agreement (for the avoidance of doubt, in addition to any outstanding Swingline Loans).
2.3 Notice of Borrowing.
(a) Whenever the Borrower desires to incur Loans (other than Mandatory Borrowings or borrowings to repay Unpaid Drawings), the Borrower shall give the Administrative Agent at the Administrative Agent’s Office, (i) prior to 1:00 p.m. at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Loans if such Loans are to be initially LIBOR Loans (or prior to 1:00 p.m. two Business Days’ prior written notice in the case of a Borrowing of Loans to be made on the Closing Date initially as LIBOR Loans) and (ii) written notice (or telephonic notice promptly confirmed in writing) prior to 1:00 p.m. on the date of each Borrowing of Loans that are to be ABR Loans. Such notice (together with each notice of a Borrowing of Swingline Loans pursuant to Section 2.3(b), a “Notice of Borrowing”) shall specify (A) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (B) the date of the Borrowing (which shall be a Business Day) and (C) whether the respective Borrowing shall consist of ABR Loans and/or LIBOR Loans and, if LIBOR Loans, the Interest Period to be initially applicable thereto (if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration). The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Lender’s Commitment Percentage thereof and of the other matters covered by the related Notice of Borrowing.
(b) Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give the Administrative Agent and each Swingline Lender written notice (or telephonic notice promptly confirmed in writing) of each borrowing of Swingline Loans prior to 3:00 p.m. Central time on the date of such borrowing. Each such notice shall specify (i) the aggregate principal amount of the Swingline Loans to be made pursuant to such borrowing and (iii) the date of borrowing (which shall be a Business Day).
(c) Mandatory Borrowings shall be made upon the notice specified in Section 2.1(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.
(d) Borrowings to reimburse Unpaid Drawings shall be made upon the notice specified in Section 3.4(a).

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(e) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower or other representative of the Borrower duly authorized by an Authorized Officer.
2.4 Disbursement of Funds.
(a) No later than 1:00 p.m. on the date specified in each Notice of Borrowing (including Mandatory Borrowings), each Lender will make available its pro rata portion of each Borrowing requested to be made on such date in the manner provided below; provided that on the Closing Date, such funds shall be made available by 10:00 a.m. or such earlier time as may be agreed among the Lenders, the Borrower and the Administrative Agent for the purpose of consummating the Transactions; provided further that all Swingline Loans shall be made available in the full amount thereof by the Swingline Lenders no later than 4:30 p.m. on the date requested.
(b) Each Lender shall make available all amounts it is to fund to the Borrower under any Borrowing in immediately available funds to the Administrative Agent at the Administrative Agent’s Office in Dollars, and the Administrative Agent will (except in the case of Mandatory Borrowings and Borrowings to repay Unpaid Drawings) make available to the Borrower, by depositing or wiring to an account as designated by the Borrower in the Notice of Borrowing to the Administrative Agent the aggregate of the amounts so made available in Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent in Dollars. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Overnight Rate or (ii) if paid by the Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for the respective Loans.
(c) Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

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2.5 Repayment of Loans; Evidence of Debt.
(a) The Borrower hereby promises to pay to the Administrative Agent, for the benefit of the applicable Lenders, on the Maturity Date, the then outstanding principal amount of all Loans. The repayment of Swingline Loans shall be governed by Section 2.1(b).
(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office from time to time, including the amounts of principal and interest payable and paid to such lending office from time to time under this Agreement.
(c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 13.6(b), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan and each Swingline Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender or the Swingline Lenders hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
(d) The entries made in the Register and accounts and subaccounts maintained pursuant to clauses (b) and (c) of this Section 2.5 shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement
(e) Any Lender may request that Loans made by it be evidenced by a promissory note substantially in the form of Exhibit I hereto. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 13.6) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
2.6 Conversions and Continuations.
(a) Subject to the penultimate sentence of this clause (a), (i) the Borrower shall have the option on any Business Day to convert all or a portion equal to at least $1,000,000 (and in multiples of $100,000 in excess thereof) of the outstanding principal amount of Loans of one Type into a Borrowing or Borrowings of another Type and (ii) the Borrower shall have the

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option on any Business Day to continue the outstanding principal amount of any LIBOR Loans as LIBOR Loans for an additional Interest Period; provided that (A) no partial conversion of LIBOR Loans shall reduce the outstanding principal amount of LIBOR Loans made pursuant to a single Borrowing to less than $1,000,000, (B) ABR Loans may not be converted into LIBOR Loans if an Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such conversion, (C) LIBOR Loans may not be continued as LIBOR Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such continuation, and (D) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent’s Office prior to 1:00 p.m. at least (1) three Business Days’, in the case of a continuation of or conversion to LIBOR Loans or (2) the date of conversion, in the case of a conversion into ABR Loans, prior written notice (or telephonic notice promptly confirmed in writing) (each, a “Notice of Conversion or Continuation”) specifying the Loans to be so converted or continued, the Type of Loans to be converted into or continued and, if such Loans are to be converted into or continued as LIBOR Loans, the Interest Period to be initially applicable thereto (if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration). The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.
(b) If any Event of Default is in existence at the time of any proposed continuation of any LIBOR Loans and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such continuation, such LIBOR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of LIBOR Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause (a) above, the Borrower shall be deemed to have elected to convert such Borrowing of LIBOR Loans into a Borrowing of ABR Loans, effective as of the expiration date of such current Interest Period.
2.7 Pro Rata Borrowings. Each Borrowing of Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then applicable Commitment Percentages. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation under any Credit Document. Each Borrowing of Swingline Loans under this Agreement shall be made by the Swingline Lenders pro rata on the basis of their then applicable Swingline Subcommitments. It is understood that (a) no Swingline Lender shall be responsible for any default by any other Swingline Lender in its obligation to make Swingline Loans hereunder and that each Swingline Lender severally but not jointly shall be obligated to make the Swingline Loans provided to be made by it hereunder, regardless of the failure of any other Swingline Lender to fulfill its commitments hereunder and (b) failure by a Swingline Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation under any Credit Document.

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2.8 Interest.
(a) The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin plus the ABR, in each case, in effect from time to time.
(b) The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin plus the relevant LIBOR Rate, in each case, in effect from time to time.
(c) The unpaid principal amount of each Swingline Loan shall bear interest from the date of the borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a per annum rate equal to the rate for overnight (next business day) Dollar deposits in the interbank eurodollar market as determined by the applicable Swingline Lender plus the Applicable Margin with respect to LIBOR Loans.
(d) If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is (the “Default Rate”) (A) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or (B) in the case of any overdue interest, to the extent permitted by applicable Requirements of Law, the rate described in Section 2.8(a) plus 2% from the date of such non-payment to the date on which such amount is paid in full (after as well as before judgment).
(e) Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable in Dollars; provided that any Loan that is repaid on the same date on which it is made shall bear interest for one day. Except as provided below, interest shall be payable (i) in respect of each Swingline Loan, on the maturity date thereof, (ii) in respect of each ABR Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (iii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, and (iv) in respect of each Loan, (A) on any prepayment (on the amount prepaid), (B) at maturity (whether by acceleration or otherwise) and (C) after such maturity, on demand.
(f) All computations of interest hereunder shall be made in accordance with Section 5.5.
(g) The Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

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2.9 Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of LIBOR Loans in accordance with Section 2.6(a), the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower be a period of (i) one week or any other period between one week and one month if an Interpolated Rate may be determined with respect to such other period, (ii) one month or two, three or six months or (iii) if available to all the Lenders making such LIBOR Loans, a 12-month or any other period requested by the Borrower.
Notwithstanding anything to the contrary contained above:
(a) the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;
(b) if any Interest Period relating to a Borrowing of LIBOR Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;
(c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period in respect of a LIBOR Loan would otherwise expire on a day that is not a Business Day, but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and
(d) the Borrower shall not be entitled to elect any Interest Period in respect of any LIBOR Loan if such Interest Period would extend beyond the Maturity Date.
2.10 Increased Costs, Illegality, Etc.
(a) In the event that (x) in the case of clause (i) below, the Majority Lenders or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):
(i) on any date for determining the LIBOR Rate for any Interest Period that (A) deposits in the principal amounts of the Loans comprising such LIBOR Borrowing are not generally available in the relevant market, (B) by reason of any changes arising on or after the Closing Date affecting the interbank LIBOR market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate, or (C) the LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; or

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(ii) that, due to a Change in Law occurring at any time or after the Closing Date, which Change in Law shall (A) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, (B) subject any Lender to any Tax with respect to any Credit Document or any LIBOR Loan made by it (other than (i) Taxes indemnifiable under Section 5.4, or (ii) Excluded Taxes), or (C) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender, which results in the cost to such Lender of making, converting into, continuing or maintaining LIBOR Loans or participating in Letters of Credit (in each case hereunder) increasing by an amount which such Lender reasonably deems material or the amounts received or receivable by such Lender hereunder with respect to the foregoing shall be reduced; or
(iii) at any time, that the making or continuance of any LIBOR Loan has become unlawful as a result of compliance by such Lender in good faith with any Requirement of Law (or would conflict with any such Requirement of Law not having the force of law even though the failure to comply therewith would not be unlawful);
then, and in any such event, such Lenders (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to LIBOR Loans that have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, promptly (but no later than 15 Business Days) after receipt of written demand therefor such additional amounts as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by applicable Requirements of Law.
(b) At any time that any LIBOR Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a LIBOR Loan affected pursuant to Section 2.10(a)(iii) shall) either (i) if the affected LIBOR Loan has been requested but not yet made, cancel such Borrowing request by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii) or (ii) if the affected LIBOR Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such LIBOR Loan into an ABR Loan; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).

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(c) If, after the Closing Date, any Change in Law relating to capital adequacy or liquidity requirements of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy or liquidity requirements occurring after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such Change in Law (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy or liquidity requirements), then from time to time, promptly (but in any event no later than 15 Business Days) after written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any applicable Requirement of Law as in effect on the Closing Date (except as otherwise set forth in the definition of Change in Law). Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.
2.11 Compensation. If (a) any payment of principal of any LIBOR Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such LIBOR Loan as a result of a payment or conversion pursuant to Sections 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Loans pursuant to Article XI or for any other reason, (b) any Borrowing of LIBOR Loans is not made on the date specified in a Notice of Borrowing, (c) any ABR Loan is not converted into a LIBOR Loan on the date specified in a Notice of Conversion or Continuation, (d) any LIBOR Loan is not continued as a LIBOR Loan on the date specified in a Notice of Conversion or Continuation or (e) any prepayment of principal of any LIBOR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or 5.2, the Borrower shall after the Borrower’s receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount and shall be conclusive and binding in the absence of manifest error), pay to the Administrative Agent (within 15 Business Days) for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such LIBOR Loan.
2.12 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(c), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrower use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans

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affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10, 3.5 or 5.4.
2.13 Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, 2.11, 3.5 or 5.4 is given by any Lender, any Letter of Credit Issuer or any L/C Participant, as the case may be, more than 180 days after such Person has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Person shall not be entitled to compensation under Section 2.10, 2.11, 3.5 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of such notice to the Borrower; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
2.14 Borrowing Base and PV-9 Determination.
(a) Borrowing Base. During a Borrowing Base Trigger Period, the Facility shall be subject to a Borrowing Base.
(b) Scheduled and Interim Redeterminations. During a Borrowing Base Trigger Period, the Borrowing Base shall be redetermined annually and the PV-9 shall be determined semi-annually in accordance with this Section 2.14 (a “Scheduled Redetermination”) and such redetermined Borrowing Base or PV-9, as applicable, shall become effective and applicable to the Borrower, the Administrative Agent, the Letter of Credit Issuers and the Lenders within forty-five (45) days (or as promptly thereafter as practicable) after the delivery of each Engineering Report. In addition, following the First Scheduled Redetermination Date, the Borrower may, by notifying the Administrative Agent thereof and the Administrative Agent, acting at the direction of the Majority Lenders may, by notifying the Borrower thereof, elect to cause the Borrowing Base or PV-9 to be redetermined between Scheduled Redeterminations (an “Interim Redetermination”), in each case, not more than once between Scheduled Redeterminations, in accordance with this Section 2.14.
(c) Scheduled and Interim Redetermination Procedure.
(i) Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Administrative Agent of (A) the Reserve Report, and (B) such other reports, data and supplemental information as may, from time to time, be reasonably requested by, or provided by the Borrower to, the Administrative Agent on behalf of the Required Lenders (the Reserve Report and such other reports, data and supplemental information, including the information provided pursuant to Section 9.13 being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall in good faith propose a new Borrowing Base (the “Proposed Borrowing Base”) or PV-9 (the “Proposed PV-9”) as applicable based upon such information and such other information (including the status of title information

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with respect to the Borrowing Base Properties as described in the Engineering Reports and the existence of any other Indebtedness) as the Administrative Agent deems appropriate in good faith in accordance with its usual and customary oil and gas lending criteria as they exist at the particular time (provided that notwithstanding such criteria, Proved Non-Producing Reserves and Proved Undeveloped Reserves (in the aggregate) may have an aggregate value in the Borrowing Base of up to 35% of the Borrowing Base).
(ii) The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base or the Proposed PV-9, as applicable (the “Proposed Determination Notice”) within fifteen (15) days after the Administrative Agent has received the required Engineering Reports.
(iii) (A) Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved or deemed to have been approved by the Borrowing Base Required Lenders, (B) any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by the Required Lenders, and (C) any Proposed PV-9 must be approved or be deemed to have been approved by the Majority Lenders, in each case, as determined in each such Lender’s sole discretion and in good faith, consistent with each such Lender’s usual and customary oil and gas lending criteria as they exist at the particular time as provided in this Section 2.14(c)(iii). Upon receipt of the Proposed Determination Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or PV-9, as applicable, or disagree with the Proposed Borrowing Base or PV-9, as applicable, by proposing an alternate Borrowing Base or PV-9, as applicable. If at the end of such 15-day period, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base or PV-9, as applicable. If, at the end of such 15-day period, the Borrowing Base Required Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, or in the case of a Proposed PV-9, the Majority Lenders have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base or PV-9, as the case may be, shall become the new Borrowing Base or PV-9, as applicable, effective on the date specified in Section 2.14(d). If, however, at the end of such 15-day period, the Borrowing Base Required Lenders, the Required Lenders, or Majority Lenders, as applicable, have not approved or deemed to have approved, as aforesaid, then the Administrative Agent shall promptly thereafter poll the Lenders to ascertain the highest (i) Borrowing Base then acceptable to the Borrowing Base Required Lenders (in the case of any increase to the Borrowing Base) or a number of Lenders sufficient to constitute the Required Lenders (in any other case) and such amount shall become the new Borrowing Base, effective on the date specified in Section 2.14(d) or (ii) PV-9 then acceptable to a number of Lenders sufficient to constitute the Majority Lenders and such amount shall become the new PV-9, effective on the date specified in Section 2.14(d). It is expressly understood that the Administrative Agent and Lenders have no obligation to designate the Borrowing Base or PV-9 at any particular amount, except in the good faith exercise of their discretion, whether in relation to the Total Commitment, the Maximum Aggregate Amount or otherwise.

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(d) Effectiveness of a Redetermined Borrowing Base and PV-9. After a redetermined Borrowing Base or PV-9 is approved or is deemed to have been approved by the Borrowing Base Required Lenders, the Required Lenders or the Majority Lenders, as applicable, pursuant to Section 2.14(c)(iii), the Administrative Agent shall promptly thereafter notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base or PV-9, as the case may be (the “New Determination Notice”), and such amount, subject to Section 2.14(e), shall become the new Borrowing Base or PV-9, as applicable, effective and applicable to the Borrower, the Administrative Agent, the Letter of Credit Issuers and the Lenders:
(i) in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 9.13(a) and (b) in a timely and complete manner, then (x) in the case of the Borrowing Base, on June 15th, and (y) in the case of PV-9, on June 15th and October 30th following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 9.13(a) and (b) in a timely and complete manner, then on the Business Day next succeeding delivery of such New Determination Notice; and
(ii) in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such New Determination Notice (each a “Determination Date”).
Subject to Section 2.14(e), such amount shall then become the Borrowing Base or PV-9, as the case may be, until the next Scheduled Redetermination Date or the next Interim Redetermination Date. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Determination Notice related thereto is received by the Borrower.
(e) Borrower’s Right to Elect Reduced Borrowing Base. Within three Business Days of its receipt of a New Determination Notice, the Borrower may provide written notice to the Administrative Agent and the Lenders that specifies for the period from the effective date of the New Determination Notice until the next succeeding Scheduled Redetermination Date, the Borrowing Base will be a lesser amount than the amount set forth in such New Determination Notice, whereupon such specified lesser amount will become the new Borrowing Base. The Borrower’s notice under this Section 2.14(e) shall be irrevocable, but without prejudice to its rights to initiate Interim Redeterminations.
(f) [Reserved].
(g) Administrative Agent Data. The Administrative Agent hereby agrees to provide an updated Bank Price Deck to the Borrower (i) promptly, and in any event within three (3) Business Days, after the Administrative Agent’s request for an Interim Redetermination, (ii) promptly, and in any event within three (3) Business Days, upon any request of the Borrower, (iii) promptly, and in any event within three (3) Business Days of the occurrence of a Borrowing Base Trigger Event, and (iv) reasonably promptly after the Administrative Agent becoming aware of any change to the Bank Price Deck from the version most recently delivered to the Borrower. In addition, the Administrative Agent and the Lenders agree, upon request, to meet with the Borrower to discuss their evaluation of the reservoir engineering of the Oil and Gas Properties included in any Reserve Report and their respective methodologies for valuing such properties and the other factors considered in calculating the Borrowing Base.

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(h) Unsecured Period. Notwithstanding anything in this Agreement to the contrary, during any Unsecured Period, the provisions of Section 2.14(a) through (g) and (i) will be deemed to be inapplicable and shall be disregarded for all purposes. Within 45 days after the delivery of an Internal Reserve Report delivered pursuant to Section 9.13(c), or as soon thereafter as practicable (such date the “Initial Determination Date”), the Borrower and the Administrative Agent shall propose, and the Borrowing Base Increase Lenders shall approve, the PV-9 and initial Borrowing Base.
(i) Substitute Collateral. During a Borrowing Base Trigger Period, the Borrower shall be entitled (at its own cost and expense) at any time and from time to time to mortgage and grant to the Administrative Agent for the benefit of the Lenders additional Collateral in substitution for any part of the then-existing Collateral, provided that: (i) no Default then exists or would result from such release and substitution, (ii) immediately after giving effect thereto, the Collateral Coverage Ratio is not less than the Minimum Collateral Coverage Ratio and (iii) for any new Collateral to be granted or pledged by the Borrower, the Borrower shall have taken the related actions and made the deliveries required under Section 9.12; and (iv) after giving effect to such substitution, the Collateral being substituted would not cause the value of all substituted and released Collateral substituted or released since the most recent Determination Date to be in excess of 33% of the PV-9 (as of the most recent PV-9 Determination Date), as determined, in the case of any substitution of less than or equal to 10% of the PV-9, by the Administrative Agent or as determined, in the case of any substitution of more than 10% but less than 33% of the PV-9, collectively by the Administrative Agent and at least one other Agent Bank. A substitution of Collateral with a value less than 100% of the value of the Collateral that has been released will be treated as both a release and substitution for purposes of the calculations in this Section 2.14(i) and in Section 2.14(j), as applicable, and the conditions and requirements in each of such Sections shall be satisfied in respect of each such substitution. Upon request, Collateral may be released and/or exchanged for substitute Oil and Gas Property Collateral without the need for a new PV-9 determination, so long as (i) the Minimum Collateral Coverage Ratio and the Collateral Requirements are maintained, as determined as set forth herein, with respect to any new Oil and Gas Property Collateral given in exchange for released Collateral and (ii) the aggregate value of all released and substituted collateral since the most recent PV-9 Determination Date is less than 33% of such PV-9.
(j) Collateral Releases. Upon written request by the Borrower to the Administrative Agent, the Administrative Agent shall execute releases in the form provided to it by the Borrower and acceptable to the Administrative Agent at the cost and expense of the Borrower thereby releasing one or more properties from the Lien of the Mortgages in accordance with the terms set forth herein and therein, provided in each case that: (i) immediately after giving effect thereto, the Collateral Coverage Ratio is not less than the Minimum Collateral Coverage Ratio, (ii) no Default or Event of Default exists or would exist immediately after giving effect to such release, and (iii) if after giving effect to such release, the Collateral being released would not cause the value of all released and substituted Collateral released or substituted since the most recent PV-9 Determination Date to be in excess of 33% of the PV-9 (as of the most recent PV-9 Determination Date), as determined, in the case of any release or

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substitution of less than or equal to 10% of the PV-9, by the Administrative Agent or as determined, in the case of any release or substitution of more than 10% but less than 33% of the PV-9, collectively by the Administrative Agent and at least one other Agent Bank.
2.15 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a) Commitment Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 4.1(a);
(b) The Commitment and the Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Majority Lenders, the Required Lenders or Borrowing Base Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 13.1); provided that (i) any waiver, amendment or modification requiring the consent of all Lenders pursuant to Section 13.1 (other than Section 13.1(b)(x) or requiring the consent of each affected Lender pursuant to Section 13.1(b)(i) or (ix) or, shall require the consent of such Defaulting Lender (which for the avoidance of doubt would include any change to the Maturity Date applicable to such Defaulting Lender, decreasing or forgiving any principal or interest due to such Defaulting Lender, any decrease of any interest rate applicable to Loans made by such Defaulting Lender (other than the waiving of post-default interest rates) and any increase in such Defaulting Lender’s Commitment) and (ii) any redetermination, whether an increase, decrease or affirmation, of the Borrowing Base shall occur without the participation of a Defaulting Lender;
(c) If any Swingline Exposure or Letter of Credit Exposure exists at the time a Lender becomes a Defaulting Lender, then (i) all or any part of such Swingline Exposure and Letter of Credit Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Commitment Percentages; provided that (A) each Non-Defaulting Lender’s Exposure may not in any event exceed the Commitment Percentage of the Loan Limit of such Non-Defaulting Lender as in effect at the time of such reallocation and (B) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Letter of Credit Issuers or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender, (ii) to the extent that all or any portion (the “unreallocated portion”) of the Defaulting Lender’s Swingline Exposure or Letter of Credit Exposure cannot, or can only partially, be so reallocated to Non-Defaulting Lenders, whether by reason of the first proviso in Section 2.15(c)(i) or otherwise, the Borrower shall within two Business Days following notice by the Administrative Agent or the applicable Letter of Credit Issuer (x) first, prepay such Swingline Exposure and (y) second, Cash Collateralize for the benefit of the applicable Letter of Credit Issuer only the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (i) above), in accordance with the procedures set forth in Section 3.8 for so long as such Letter of Credit Exposure is outstanding, (iii) if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.15(c), the Borrower shall not be

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required to pay any fees to such Defaulting Lender pursuant to Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period such Defaulting Lender’s Letter of Credit Exposure is Cash Collateralized, (iv) if the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.15(c), then the Letter of Credit Fees payable for the account of the Lenders pursuant to Section 4.1(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Commitment Percentages and the Borrower shall not be required to pay any Swingline or Letter of Credit Fees to the Defaulting Lender pursuant to Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period that such Defaulting Lender’s Letter of Credit Exposure is reallocated, or (v) if any Defaulting Lender’s Letter of Credit Exposure is neither Cash Collateralized nor reallocated pursuant to this Section 2.15(c), then, without prejudice to any rights or remedies of the Letter of Credit Issuer or any Lender hereunder, all Letter of Credit Fees payable under Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure shall be payable to the Letter of Credit Issuer until such Letter of Credit Exposure is Cash Collateralized and/or reallocated;
(d) So long as any Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and no Letter of Credit Issuer will be required to issue any new Letter of Credit or amend any outstanding Letter of Credit to increase the Stated Amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, unless (i) in the case of any Letter of Credit Issuer, such Letter of Credit Issuer is reasonably satisfied that any exposure that would result from the exposure to such Defaulting Lender is eliminated or fully covered by the Commitments of the Non-Defaulting Lenders or by Cash Collateralization or a combination thereof in accordance with clause (c) above or otherwise in a manner reasonably satisfactory to the Letter of Credit Issuer, and (ii) in the case of any Swingline Lender or any Letter of Credit Issuer, it is reasonably satisfied that participating interests in any such newly made Swingline Loan or newly issued or increased Letter of Credit, as applicable, shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.15(c) (and Defaulting Lenders shall not participate therein); and
(e) If the Borrower, the Administrative Agent, the Swingline Lenders and each Letter of Credit Issuer agree in writing in their discretion that a Lender that is a Defaulting Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon, as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.15(c)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

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(f) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XI or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 13.8), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each Letter of Credit Issuer and the Swingline Lenders hereunder; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders, the Letter of Credit Issuers or the Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such Letter of Credit Issuer or the Swingline Lenders against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or Unpaid Drawings, such payment shall be applied solely to pay the relevant Loans of, and Unpaid Drawings owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this Section 2.15(f). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to Section 3.8 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
2.16 Extension of Maturity Date.
(a) Not earlier than 60 days prior to, nor later than 30 days prior to, any anniversary date of the Closing Date, the Borrower may, upon notice to the Administrative Agent (who shall promptly notify the Lenders), request a one year extension of the then current Maturity Date, provided, however, that the Borrower may request only two such extensions under this Agreement. Within 15 days of delivery of such notice, each Lender shall notify the Administrative Agent whether or not it consents to such extension (which consent may be given or withheld in such Lender’s sole and absolute discretion). Any Lender not responding within the above time period shall be deemed not to have consented to such extension. The Administrative Agent shall promptly notify the Borrower and the Lenders of the Lenders’ responses. If any Lender declines, or is deemed to have declined, to consent to such extension (a “Declining Lender”), the Borrower may cause any such Declining Lender to be removed or replaced as a Lender pursuant to Section 13.7.

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(b) Only if Majority Lenders (calculated prior to giving effect to any removals and/or replacements of Lenders permitted herein) (the “Consenting Lenders”) have consented to an extension requested pursuant to this Section, the Maturity Date shall be extended, with respect only to the Consenting Lenders and any Lender replacing a Declining Lender pursuant to Section 13.7. If so extended, the Maturity Date, as to the Consenting Lenders and each Lender replacing a Declining Lender pursuant to Section 13.7, shall be extended to the date falling one year after the existing Maturity Date (except that if such date is not a Business Day, such Maturity Date, as so extended, shall be the next preceding Business Day); provided, however, that the pre-existing Maturity Date shall remain in effect with respect to any Declining Lender that is not replaced (such Declining Lender’s “Existing Maturity Date”). The Administrative Agent and the Borrower shall promptly confirm to the Lenders such extension, and the Administrative Agent shall distribute an amended Schedule 1.1(a) (which shall be deemed incorporated into this Agreement), to reflect any changes in Lenders and their respective Commitments. If the Maturity Date is extended pursuant to this Section 2.16 with respect to some but not all of the Lenders, then no Letter of Credit may expire after the date that is five Business Days prior to an Existing Maturity Date in respect of any Declining Lender if, after giving effect to such Letter of Credit, the aggregate Commitments of the Consenting Lenders and each Lender replacing a Declining Lender for the period following such Existing Maturity Date would be less than the L/C Obligations following such Existing Maturity Date (after giving effect to any Cash Collateral with respect to such Letter of Credit or other arrangements with respect thereto satisfactory to the applicable Letter of Credit Issuers and the Administrative Agent).
(c) As a condition precedent to such extension, the Borrower shall have provided to the Administrative Agent the following, in form and substance reasonably satisfactory to the Administrative Agent (i) copies of corporate resolutions certified by the Secretary or Assistant Secretary of the Borrower, or such other evidence as may be reasonably satisfactory to the Administrative Agent, demonstrating that the Borrower’s incurrence of indebtedness hereunder with a maturity date of the Maturity Date, as extended pursuant to this Section, has been duly authorized by all necessary corporate action, (ii) a certificate, signed by an Authorized Officer of the Borrower certifying that, before and immediately after giving effect to such extension, (A) the representations and warranties of the Borrower and the other Credit Parties in the Credit Documents (other than, during a Specified Period, those set forth in Sections 8.4 and 8.20) are true and correct in all material respects (unless such representations and warranties are already qualified by materiality or Material Adverse Effect, in which case they are true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the date of such extension (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (unless such representations and warranties are already qualified by materiality or Material Adverse Effect, in which case they are true and correct in all respects) as of such earlier date), and (B) no Default or Event of Default exists.
(d) The Borrower shall, on the Existing Maturity Date with respect to any Declining Lender that has not been replaced as a Lender pursuant to Section 13.7 pay in full all Obligations owing to such Declining Lender, and such Declining Lender’s Commitment and participation in any Letter of Credit or Swingline Loan outstanding hereunder shall terminate on such Existing Maturity Date.

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2.17 Increase of Commitments.
(a) Subject to the conditions set forth in Section 2.17(b), the Borrower may, from time to time (including in connection with any redetermination of the Borrowing Base), increase the existing Total Commitment then in effect (any such increase a “Incremental Increase”) by increasing the Commitment of a Lender (an “Increasing Lender”) or by causing a Person that at such time is not a Lender to become a Lender (an “Additional Lender”).
(b) Any Incremental Increase shall be subject to the following additional conditions:
(i) no Incremental Increase shall be less than $25,000,000 (and increments of $1,000,000 above that minimum) unless the Administrative Agent otherwise consents, and no Incremental Increase shall be permitted if after the funding thereof the Total Commitment would exceed the Maximum Aggregate Amount;
(ii) (A) no Event of Default shall have occurred and be continuing, (B) the representations and warranties of the Borrower and the other Credit Parties in the Credit Documents (other than, during a Specified Period, those set forth in Sections 8.4 and 8.20) shall be true and correct in all material respects (unless such representations and warranties are already qualified by materiality or Material Adverse Effect, in which case they are true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the date of such Incremental Increase (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (unless such representations and warranties are already qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) as of such earlier date) and (C) the Borrower shall be in compliance, on a Pro Forma Basis, with the Financial Performance Covenants;
(iii) no Lender’s Commitment may be increased without the consent of such Lender;
(iv) the Administrative Agent, the Swingline Lenders and the Letter of Credit Issuers must consent to the addition of any Additional Lender to the extent the consent of such Person would be required if an assignment were being made to such proposed Additional Lender under Section 13.6(b);
(v) after giving effect to the requested Incremental Increase, the Borrower shall not have requested more than five Incremental Increases prior to the Termination Date;
(vi) the maturity date of any Incremental Increase shall be the same as the Maturity Date; and
(vii) any Incremental Increase shall be on the exact same terms and pursuant to the exact same documentation (including the Applicable Margin) applicable to this Agreement (other than with respect to any arrangement, structuring, upfront or other fees or discounts payable in connection with such Incremental Increase).

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(c) Each Increasing Lender and Additional Lender (if any) shall execute and deliver to the Borrower and the Administrative Agent, the Swingline Lenders and the Letter of Credit Issuers customary documentation (any such documentation, an “Incremental Agreement”) implementing any Incremental Increase. Upon receipt by the Administrative Agent of one or more executed Incremental Agreements increasing the Commitments of Lenders and/or adding Commitments from Additional Lenders as provided in this Section 2.17, (i) the Total Commitment shall be increased automatically on the effective date set forth in such Incremental Agreements by the aggregate amount indicated in such Incremental Agreements without further action by the Borrower, the Administrative Agent, any Swingline Lender, any Letter of Credit Issuer or any Lender, (ii) Schedule 1.1(a) and the Register shall each be amended to reflect the Incremental Increase, and the Commitment Percentages of the Lenders shall be adjusted accordingly to reflect the Incremental Increase, (iii) the Administrative Agent shall distribute to the Borrower, the Administrative Agent, the Swingline Lenders, the Letter of Credit Issuers and each Lender the revised Schedule 1.1(a), (iv) any such Additional Lender shall be deemed to be a party in all respects to this Agreement and any other Credit Documents to which the Lenders are a party, and (v) upon the effective date set forth in such Incremental Agreement, the Lenders party to the Incremental Agreement shall purchase a pro rata portion of the outstanding Loans (including participations in L/C Obligations or Swingline Loans) of each of the current Lenders such that each Lender (including any Additional Lender, if applicable) shall hold its respective Commitment Percentage of the outstanding Loans (and participation interests in participations in L/C Obligations or Swingline Loans) as reflected in the revised Schedule 1.1(a) required by this Section 2.17.
ARTICLE III
LETTERS OF CREDIT
3.1 Letters of Credit.
(a) Subject to and upon the terms and conditions herein set forth, at any time and from time to time on and after the Closing Date and prior to the L/C Maturity Date, the Letter of Credit Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Article III, to issue upon the request of the Borrower and for the direct or indirect benefit of the Borrower and its Restricted Subsidiaries (or, during an Investment Grade Period, its Subsidiaries), a letter of credit or letters of credit (the “Letters of Credit” and each, a “Letter of Credit”) in such form and with such Issuer Documents as may be approved by the Letter of Credit Issuer in its reasonable discretion; provided that the Borrower shall be a co-applicant of, and jointly and severally liable with respect to, each Letter of Credit issued for the account of a Restricted Subsidiary (or, during an Investment Grade Period, a Subsidiary); provided further that each letter of credit outstanding on the Closing Date under the Existing Credit Agreement and listed on Schedule 3.1 hereto shall be deemed to be a Letter of Credit hereunder.
(b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letters of Credit Outstanding at such time, would exceed the Letter of Credit Commitment then in effect, (ii) no Letter of Credit shall be issued the Stated Amount of which would cause the Total Exposure at such time to exceed the Loan Limit then in effect, (iii) each Letter of Credit shall have an expiration date occurring no later than one year after the date of issuance or such longer period of time as may be agreed by the applicable

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Letter of Credit Issuer, unless otherwise agreed upon by the Administrative Agent and the Letter of Credit Issuer or as provided under Section 3.2(b); provided that any Letter of Credit may provide for automatic renewal thereof for additional periods of up to 12 months or such longer period of time as may be agreed by the applicable Letter of Credit Issuer, subject to the provisions of Section 3.2(b); provided, further, that in no event shall such expiration date occur later than the L/C Maturity Date unless arrangements which are reasonably satisfactory to the Letter of Credit Issuer to Cash Collateralize (or backstop) such Letter of Credit have been made (provided, however, that no Lenders shall be obligated to fund participations in respect of any Letter of Credit after the Maturity Date), (iv) each Letter of Credit shall be denominated in Dollars, (v) no Letter of Credit shall be issued if it would be illegal under any applicable Requirement of Law for the beneficiary of the Letter of Credit to have a Letter of Credit issued in its favor, (vi) no Letter of Credit shall be issued by a Letter of Credit Issuer (provided that another Letter of Credit Issuer, not subject to the constraints of this Section 3.1(b)(vi), may issue such Letter of Credit) if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Letter of Credit Issuer from issuing the Letter of Credit, or any Law applicable to such Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Letter of Credit Issuer shall prohibit, or request that such Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Letter of Credit Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Letter of Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Letter of Credit Issuer in good faith deems material to it or (B) the issuance of the Letter of Credit would violate one or more policies of such Letter of Credit Issuer generally, and (vii) no Letter of Credit shall be issued by a Letter of Credit Issuer after it has received a written notice from any Credit Party or the Administrative Agent or the Majority Lenders stating that a Default or Event of Default has occurred and is continuing until such time as the Letter of Credit Issuer shall have received a written notice (A) of rescission of such notice from the party or parties originally delivering such notice, (B) of the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1 or (C) that such Default or Event of Default is no longer continuing.
(c) Upon at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent and the Letter of Credit Issuer (which notice the Administrative Agent shall promptly transmit to each of the applicable Lenders), the Borrower shall have the right, on any day, permanently to terminate or reduce the Letter of Credit Commitment in whole or in part; provided that, after giving effect to such termination or reduction, the Letters of Credit Outstanding shall not exceed the Letter of Credit Commitment.
3.2 Letter of Credit Requests.
(a) Whenever the Borrower desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the Letter of Credit Issuer a Letter of Credit Request by no later than 1:00 p.m. at least two (or such lesser number as may be agreed upon by the Administrative Agent and the Letter of Credit Issuer) Business Days prior to the proposed

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date of issuance. Each notice shall be executed by the Borrower and shall be in the form of Exhibit B or such other form (including by electronic or fax transmission) as reasonably agreed between the Borrower, the Administrative Agent and the Letter of Credit Issuer (each a “Letter of Credit Request”). No Letter of Credit Issuer shall issue any Letters of Credit unless such Letter of Credit Issuer shall have received notice from the Administrative Agent that the conditions to such issuance have been met, which notice shall be deemed given (i) if the Letter of Credit Issuer has not received notice from the Administrative Agent that the conditions to such issuance have been met within two Business Days after the date of the applicable Letter of Credit Request or (ii) if the aggregate amount of Letters of Credit Outstanding issued by such Letter of Credit Issuer then outstanding does not exceed the amount theretofore agreed to by the Borrower, the Administrative Agent and such Letter of Credit Issuer, and the Administrative Agent has not otherwise notified such Letter of Credit Issuer that it may no longer rely on this clause (ii).
(b) If the Borrower so requests in any applicable Letter of Credit Request, the applicable Letter of Credit Issuer shall issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Letter of Credit Issuer to prevent any such extension at least once in each 12-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such 12-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Letter of Credit Issuer, the Borrower shall not be required to make a specific request to such Letter of Credit Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Letter of Credit Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Maturity Date; provided, however, that such Letter of Credit Issuer shall not permit any such extension if (i) such Letter of Credit Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (b) of Section 3.1 or otherwise), or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (A) from the Administrative Agent that the Majority Lenders have elected not to permit such extension or (B) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Article VII are not then satisfied, and in each such case directing such Letter of Credit Issuer not to permit such extension.
(c) Each Letter of Credit Issuer (other than the Administrative Agent or any of its Affiliates) shall, at least once each week, provide the Administrative Agent with a list of all Letters of Credit issued by it that are outstanding at such time; provided that, upon written request from the Administrative Agent, such Letter of Credit Issuer shall thereafter notify the Administrative Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such Letter of Credit Issuer.
(d) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(b).

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3.3 Letter of Credit Participations.
(a) Immediately upon the issuance by any Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each Lender (each such Lender, in its capacity under this Section 3.3, an “L/C Participant”), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each an “L/C Participation”), to the extent of such L/C Participant’s Commitment Percentage, in each Letter of Credit, each substitute therefor, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto.
(b) In determining whether to pay under any Letter of Credit, the relevant Letter of Credit Issuer shall have no obligation relative to the L/C Participants other than to confirm that (i) any documents required to be delivered under such Letter of Credit have been delivered, (ii) the Letter of Credit Issuer has examined the documents with reasonable care and (iii) the documents appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the relevant Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability to the L/C Participants.
(c) In the event that any Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have repaid such amount in full to the respective Letter of Credit Issuer pursuant to Section 3.4(a), or if any reimbursement payment is required to be refunded to the Borrower, such Letter of Credit Issuer shall promptly notify the Administrative Agent and each L/C Participant of such failure, and each such L/C Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such L/C Participant’s Commitment Percentage of such unreimbursed payment in Dollars and in immediately available funds; provided, however, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of such Letter of Credit Issuer its Commitment Percentage of such unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under any such Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer (as determined in a final and non-appealable judgment by a court of competent jurisdiction). Each L/C Participant shall make available to the Administrative Agent for the account of the Letter of Credit Issuer such L/C Participant’s Commitment Percentage of the amount of such payment no later than 1:00 p.m. on the first Business Day after the date notified by such Letter of Credit Issuer in immediately available funds. If and to the extent such L/C Participant shall not have so made its Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the applicable Letter of Credit Issuer, such L/C Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Letter of Credit Issuer at a rate per annum equal to the Overnight Rate from time to time then in effect, plus any administrative, processing or similar fees customarily charged by such Letter of Credit Issuer in connection with the foregoing. The failure of any L/C Participant

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to make available to the Administrative Agent for the account of the applicable Letter of Credit Issuer its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its Commitment Percentage of any payment under such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent such other L/C Participant’s Commitment Percentage of any such payment.
(d) Whenever any Letter of Credit Issuer receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the L/C Participants pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each L/C Participant that has paid its Commitment Percentage of such reimbursement obligation, in Dollars and in immediately available funds, an amount equal to such L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount so paid in respect of such reimbursement obligation and interest thereon accruing after the purchase of the respective L/C Participations at the Overnight Rate.
(e) The obligations of the L/C Participants to make payments to the Administrative Agent for the account of a Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including under any of the following circumstances:
(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;
(ii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);
(iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or
(v) the occurrence of any Default or Event of Default;

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provided, however, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of any Letter of Credit Issuer its Commitment Percentage of any unreimbursed amount arising from any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct, bad faith or gross negligence on the part of the Letter of Credit Issuer (as determined in a final and non-appealable judgment by a court of competent jurisdiction).
3.4 Agreement to Repay Letter of Credit Drawings.
(a) The Borrower hereby agrees to reimburse each Letter of Credit Issuer by making payment in Dollars to the Administrative Agent for the account of such Letter of Credit Issuer in immediately available funds, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid until reimbursed, an “Unpaid Drawing”) (i) within one Business Day of the date of such payment or disbursement if such Letter of Credit Issuer provides notice to the Borrower of such payment or disbursement prior to 11:00 a.m. on such next succeeding Business Day (from the date of such payment or disbursement) or (ii) if such notice is received after such time, on the next Business Day following the date of receipt of such notice (such required date for reimbursement under clause (i) or (ii), as applicable, on such Business Day (the “Reimbursement Date”)), with interest on the amount so paid or disbursed by such Letter of Credit Issuer, from and including the date of such payment or disbursement to but excluding the Reimbursement Date, at the per annum rate for each day equal to the rate described in Section 2.8(a); provided that, notwithstanding anything contained in this Agreement to the contrary, with respect to any Letter of Credit, (i) unless the Borrower shall have notified the Administrative Agent and the applicable Letter of Credit Issuer prior to 11:00 a.m. on the Reimbursement Date that the Borrower intends to reimburse such Letter of Credit Issuer for the amount of such drawing with funds other than the proceeds of Loans, the Borrower shall be deemed to have given a Notice of Borrowing requesting that the Lenders make Loans (which shall be ABR Loans) on the Reimbursement Date in an amount equal to the amount of the Unpaid Drawing, and (ii) the Administrative Agent shall promptly notify each Lender of such drawing and the amount of its Loan to be made in respect thereof, and each Lender shall be irrevocably obligated to make a Loan to the Borrower in the manner deemed to have been requested in the amount of its Commitment Percentage of the applicable Unpaid Drawing by 12:00 noon on such Reimbursement Date by making the amount of such Loan available to the Administrative Agent. Such Loans made in respect of such Unpaid Drawing on such Reimbursement Date shall be made without regard to the limits of Section 2.2 and without regard to the satisfaction of the conditions set forth in Article VII. The Administrative Agent shall use the proceeds of such Loans solely for purpose of reimbursing the applicable Letter of Credit Issuer for the related Unpaid Drawing (and upon the application of the proceeds of such Loans to such Unpaid Drawing, the Borrower’s obligations with respect to such Unpaid Drawing shall be satisfied in full and replaced with an obligation to repay such Loans in accordance with the terms of this Agreement). In the event that the Borrower fails to Cash Collateralize any Letter of Credit that is outstanding on the Maturity Date (or make other arrangements with respect thereto satisfactory to the applicable Letter of Credit Issuer and the Administrative Agent), the full amount of the Letter of Exposure in respect of such Letter of Credit shall be deemed to be an Unpaid Drawing subject to the provisions of this Section 3.4 except that such Letter of Credit Issuer shall hold the proceeds received from the Lenders as contemplated above as Cash Collateral for such Letter of Credit to reimburse any Drawing under

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such Letter of Credit and shall use such proceeds first, to reimburse itself for any Drawings made in respect of such Letter of Credit following the L/C Maturity Date, second, to the extent such Letter of Credit expires or is returned undrawn while any such Cash Collateral remains, to the repayment of obligations in respect of any Loans that have not paid at such time and third, to the Borrower or as otherwise directed by a court of competent jurisdiction. Nothing in this Section 3.4(a) shall affect the Borrower’s obligation to repay all outstanding Loans when due in accordance with the terms of this Agreement.
(b) The obligations of the Borrower under this Section 3.4 to reimburse each Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower or any other Person may have or have had against such Letter of Credit Issuer, the Administrative Agent or any Lender (including in its capacity as an L/C Participant), including any defense based upon the failure of any drawing under a Letter of Credit (each a “Drawing”) to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing; provided that the Borrower shall not be obligated to reimburse any Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under the Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct, bad faith or gross negligence on the part of such Letter of Credit Issuer (as determined in a final and non-appealable judgment by a court of competent jurisdiction).
3.5 Increased Costs. If, after the Closing Date, the adoption of any Change in Law shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy, liquidity or similar requirement against Letters of Credit issued by any Letter of Credit Issuer, or any L/C Participant’s L/C Participation therein, or (b) impose on any Letter of Credit Issuer or any L/C Participant any other conditions, costs or expenses affecting its obligations under this Agreement in respect of Letters of Credit or L/C Participations therein or any Letter of Credit or such L/C Participant’s L/C Participation therein, and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, as applicable, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such L/C Participant hereunder (other than (i) Taxes indemnifiable under Section 5.4, or (ii) Excluded Taxes) in respect of Letters of Credit or L/C Participations therein, then, promptly (and in any event no later than 15 Business Days) after receipt of written demand to the Borrower by such Letter of Credit Issuer or such L/C Participant, as the case may be (a copy of which notice shall be sent by such Letter of Credit Issuer or such L/C Participant to the Administrative Agent), the Borrower shall pay to such Letter of Credit Issuer or such L/C Participant such additional amount or amounts as will compensate such Letter of Credit Issuer or such L/C Participant for such increased cost or reduction, it being understood and agreed, however, that such Letter of Credit Issuer or an L/C Participant shall not be entitled to such compensation as a result of such Person’s compliance with, or pursuant to any request or directive to comply with, any such Requirement of Law as in effect on the Closing Date (except as otherwise set forth in the definition of Change in Law). A certificate submitted to the Borrower by the relevant Letter of Credit Issuer or an L/C Participant, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such L/C Participant as aforesaid shall be conclusive and binding on the Borrower absent clearly demonstrable error.

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3.6 New or Successor Letter of Credit Issuers.
(a) Any Letter of Credit Issuer may resign as a Letter of Credit Issuer upon 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower. The Borrower may replace any Letter of Credit Issuer for any reason upon written notice to such Letter of Credit Issuer and the Administrative Agent and may add Letter of Credit Issuers at any time upon notice to the Administrative Agent. If any Letter of Credit Issuer shall resign or be replaced, or if the Borrower shall decide to add a new Letter of Credit Issuer under this Agreement, then the Borrower may appoint from among the Lenders a successor issuer of Letters of Credit or a new Letter of Credit Issuer, as the case may be, or, with the consent of the Administrative Agent (such consent not to be unreasonably withheld) and such new Letter of Credit Issuer, another successor or new issuer of Letters of Credit, whereupon such successor issuer shall succeed to the rights, powers and duties of the replaced or resigning Letter of Credit Issuer under this Agreement and the other Credit Documents, or such new issuer of Letters of Credit shall be granted the rights, powers and duties of a Letter of Credit Issuer hereunder, and the term “Letter of Credit Issuer” shall mean such successor or such new issuer of Letters of Credit effective upon such appointment. The acceptance of any appointment as a Letter of Credit Issuer hereunder whether as a successor issuer or new issuer of Letters of Credit in accordance with this Agreement, shall be evidenced by an agreement entered into by such new or successor issuer of Letters of Credit, in a form reasonably satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such new or successor issuer of Letters of Credit shall become a “Letter of Credit Issuer” hereunder. After the resignation or replacement of a Letter of Credit Issuer hereunder, the resigning or replaced Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a Letter of Credit Issuer under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. In connection with any resignation or replacement pursuant to this clause (a) (but, in case of any such resignation, only to the extent that a successor issuer of Letters of Credit shall have been appointed), either (i) the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall arrange to have any outstanding Letters of Credit issued by the resigning or replaced Letter of Credit Issuer replaced with Letters of Credit issued by the successor issuer of Letters of Credit or (ii) the Borrower shall cause the successor issuer of Letters of Credit, if such successor issuer is reasonably satisfactory to the replaced or resigning Letter of Credit Issuer, to issue “back-stop” Letters of Credit naming the resigning or replaced Letter of Credit Issuer as beneficiary for each outstanding Letter of Credit issued by the resigning or replaced Letter of Credit Issuer, which new Letters of Credit shall have a Stated Amount equal to the Letters of Credit being back-stopped and the sole requirement for drawing on such new Letters of Credit shall be a drawing on the corresponding back-stopped Letters of Credit. After any resigning or replaced Letter of Credit Issuer’s resignation or replacement as Letter of Credit Issuer, the provisions of this Agreement relating to a Letter of Credit Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was a Letter of Credit Issuer under this Agreement or (B) at any time with respect to Letters of Credit issued by such Letter of Credit Issuer.

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(b) To the extent that there are, at the time of any resignation or replacement as set forth in clause (a) above, any outstanding Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Letters of Credit (including any obligations related to the payment of fees or the reimbursement or funding of amounts drawn), except that the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall have the obligations regarding outstanding Letters of Credit described in clause (a) above.
3.7 Role of Letter of Credit Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no Letter of Credit Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Letter of Credit Issuers, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of any Letter of Credit Issuer shall be liable to any Lender for (a) any action taken or omitted in connection herewith at the request or with the approval of the Majority Lenders, (b) any action taken or omitted in the absence of gross negligence or willful misconduct or (c) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Letter of Credit Issuers, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of any Letter of Credit Issuer shall be liable or responsible for any of the matters described in Section 3.3(e); provided that anything in such Section to the contrary notwithstanding, the Borrower may have a claim against the Letter of Credit Issuer, and the Letter of Credit Issuer may be liable to the Borrower in accordance with Section 3.4(b) and, to the extent, but only to the extent, of any direct, as opposed to special, indirect, consequential, exemplary or punitive, damages suffered by the Borrower as a result of such Letter of Credit Issuer’s willful misconduct, bad faith or gross negligence (as determined in a final and non-appealable judgment by a court of competent jurisdiction) or such Letter of Credit Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Letter of Credit Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
3.8 Cash Collateral.
(a) Upon the request of the Majority Lenders if, as of the L/C Maturity Date, there are any Letters of Credit Outstanding, the Borrower shall immediately Cash Collateralize such Letters of Credit Outstanding.

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(b) If any Event of Default shall occur and be continuing, the Majority Lenders may require that the L/C Obligations be Cash Collateralized; provided that, upon the occurrence of an Event of Default referred to in Section 11.5 with respect to the Borrower, the Borrower shall immediately Cash Collateralize the Letters of Credit then outstanding and no notice or request by or consent from the Majority Lenders shall be required.
(c) For purposes of this Agreement, “Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Letter of Credit Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to the amount of the Letters of Credit Outstanding required to be Cash Collateralized pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Letter of Credit Issuers (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the Letter of Credit Issuers and the L/C Participants, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Such Cash Collateral shall be maintained in blocked, interest bearing deposit accounts established by and in the name of the Borrower, but under the “control” (as defined in Section 9-104 of the Uniform Commercial Code) of the Administrative Agent.
3.9 Applicability of ISP and UCP. Unless otherwise expressly agreed by the Letter of Credit Issuer and the Borrower when a Letter of Credit is issued, (a) the rules of the ISP shall apply to each standby Letter of Credit and (b) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.
3.10 Conflict with Issuer Documents. In the event of any conflict or inconsistency between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
3.11 Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary (or, during an Investment Grade period, a Subsidiary), the Borrower shall be obligated to reimburse the applicable Letter of Credit Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of its Subsidiaries.
ARTICLE IV
FEES; COMMITMENTS
4.1 Fees.
(a) The Borrower agrees to pay to the Administrative Agent in Dollars, for the account of each Lender (in each case pro rata according to the respective Commitment Percentages of the Lenders), a commitment fee (the “Commitment Fee”) for each day from the Closing Date until but excluding the Termination Date. Each Commitment Fee shall be payable by the Borrower (i) quarterly in arrears on the last Business Day of each March, June, September and December (for the three-month period (or portion thereof) ended on such day for which no

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payment has been received) and (ii) on the Termination Date (for the period ended on such date for which no payment has been received pursuant to clause (i) above), and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day on the Available Commitment (assuming for this purpose that any Swingline Exposure does not reduce the Available Commitment) in effect on such day.
(b) The Borrower agrees to pay to the Administrative Agent in Dollars for the account of the Lenders pro rata on the basis of their respective Letter of Credit Exposure, a fee in respect of each Letter of Credit (the “Letter of Credit Fee”), for the period from the date of issuance of such Letter of Credit until the termination or expiration date of such Letter of Credit computed at the per annum rate for each day equal to the Applicable Margin for LIBOR Loans on the average daily Stated Amount of such Letter of Credit. Such Letter of Credit Fees shall be due and payable (i) quarterly in arrears on the last Business Day of each March, June, September and December and (ii) on the Termination Date (for the period for which no payment has been received pursuant to clause (i) above).
(c) The Borrower agrees to pay to each Letter of Credit Issuer a fronting fee in respect of each Letter of Credit issued by it, for the period from the date of issuance of such Letter of Credit to the termination or expiration date of such Letter of Credit, computed at the rate for each day equal to 0.125% per annum (or such other amount a may be agreed in a separate writing between the Borrower and any Letter of Credit Issuer) on the average daily Stated Amount of such Letter of Credit (or at such other rate per annum as agreed in writing between the Borrower and the Letter of Credit Issuer). Such fronting fees shall be due and payable by the Borrower (i) quarterly in arrears on the last Business Day of each March, June, September and December and (ii) on the Termination Date (for the period for which no payment has been received pursuant to clause (i) above).
(d) The Borrower agrees to pay directly to each Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as such Letter of Credit Issuer and the Borrower shall have agreed upon for issuances of, drawings under or amendments of, letters of credit issued by it.
(e) The Borrower agrees to pay to the Administrative Agent the administrative agent fees in the amounts and on the dates as set forth in writing from time to time between the Administrative Agent and the Borrower.
4.2 Termination or Reduction of Commitments.
(a) Upon at least two Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, on any day, to permanently terminate or reduce the Commitments, as determined by the Borrower, in whole or in part; provided that (i) any such termination or reduction shall apply ratably to reduce each Lender’s Commitment, (b) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $10,000,000 and in an integral multiple of $2,500,000 in excess thereof and (c) after giving effect to such termination or reduction and to any prepayments of Loans and to the cancellation or Cash

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Collateralization of Letters of Credit (or other arrangements with respect thereto satisfactory to the applicable Letter of Credit Issuer and the Administrative Agent) made on the date thereof in accordance with this Agreement, the Total Exposure shall not exceed the Loan Limit.
(b) The Borrower may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than two (2) Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 2.15(f) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, any Letter of Credit Issuer, any Swingline Lender or any Lender may have against such Defaulting Lender.
(c) The Total Commitment and the Swingline Commitment shall terminate at 5:00 p.m. on the Termination Date.
ARTICLE V
PAYMENTS
5.1 Voluntary Prepayments. The Borrower shall have the right to prepay Loans and Swingline Loans, in each case, without premium or penalty, in whole or in part from time to time on the following terms and conditions:
(a) the Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment, the Type of Loans to be prepaid (or whether Swingline Loans are to be paid) and, in the case of LIBOR Loans, the specific Borrowing(s) being prepaid, which notice shall be given by the Borrower no later than (i) in the case of LIBOR Loans, 1:00 p.m. three Business Days prior to the date of such prepayment, (ii) in the case of ABR Loans, 1:00 p.m. on the date of such prepayment, and (iii) in the case of Swingline Loans, 3:00 p.m. Central time on the date of such prepayment, and in each case, shall promptly be transmitted by the Administrative Agent to each of the Lenders or Swingline Lenders, as applicable;
(b) each partial prepayment of (i) LIBOR Loans shall be in a minimum amount of $500,000 and in multiples of $100,000 in excess thereof, and (ii) any ABR Loans shall be in a minimum amount of $500,000 and in multiples of $100,000 in excess thereof; provided that no partial prepayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Loans made pursuant to such Borrowing to an amount less than $1,000,000 for such LIBOR Loans; and
(c) any prepayment of LIBOR Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11.
With respect to each prepayment of Loans elected under this Section 5.1, the Borrower may designate (i) the Types of Loans that are to be prepaid and the specific Borrowing(s) being repaid and (ii) the Loans to be prepaid; provided that (A) each prepayment of any Loans made pursuant

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to a Borrowing shall be applied pro rata among such Loans and (B) notwithstanding the provisions of the preceding clause (A), no prepayment of Loans shall be applied to the Loans of any Defaulting Lender unless otherwise agreed in writing by the Borrower. In the absence of a designation by the Borrower under Section 5.2(d), the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.
5.2 Mandatory Prepayments.
(a) Repayment of Loans Following Excess Exposure. If, at any time, including as a result of giving effect to any termination or reduction of the Commitments pursuant to Section 4.2(a), the Total Exposure exceeds the Loan Limit, then the Borrower shall on the same Business Day (i) prepay the Swingline Loans and, after all Swingline Loans have been paid in full, prepay the Loans on the date such excess has occurred in an aggregate principal amount equal to such excess and (ii) if any excess remains after prepaying all of the Loans and Swingline Loans as a result of any Letter of Credit Exposure, pay to the Administrative Agent on behalf of the Letter of Credit Issuers and the L/C Participants an amount in cash equal to such excess to be held as Cash Collateral as provided in Section 3.8.
(b) Repayment of Loans Following Redetermination or Adjustment of Borrowing Base or PV-9.
(i) During a Borrowing Base Trigger Period, upon any redetermination of the Borrowing Base in accordance with Sections 2.14(b) or 2.14(e), if there exists a Borrowing Base Deficiency, then the Borrower shall, within 30 days after its receipt from the Administrative Agent of a notice of such Borrowing Base Deficiency, inform the Administrative Agent of the Borrower’s election to take one or more of the following actions: (A) within 60 days following such election prepay the Loans and/or Swingline Loans in an aggregate principal amount necessary to eliminate such Borrowing Base Deficiency, (B) prepay Loans in six equal monthly installments, commencing on the 30th day following such election, with each payment being equal to 1/6th of the aggregate principal amount necessary to eliminate such Borrowing Base Deficiency (as such Borrowing Base Deficiency may be reduced during such six-month period), (C) within 30 days following such election, provide additional Collateral in the form of additional Oil and Gas Properties not evaluated in the most recently delivered Reserve Report or other Collateral reasonably acceptable to the Administrative Agent having a Borrowing Base (as proposed by the Administrative Agent and approved by the Required Lenders) sufficient, after giving effect to any other actions taken pursuant to this Section 5.2(b)(i) to eliminate any such Borrowing Base Deficiency, or (D) undertake a combination of clauses (A), (B) and (C); provided that if a Borrowing Base Deficiency remains after prepaying all of the Loans and Swingline Loans, the Borrower shall Cash Collateralize Letters of Credit in an amount equal to such remaining Borrowing Base Deficiency as provided in Section 3.8; provided further, that all payments required to be made pursuant to this Section 5.2(b)(i) must be made on or prior to the Termination Date.

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(ii) During a Borrowing Base Trigger Period, upon any redetermination of the PV-9 in accordance with Sections 2.14(b), if there exists a PV-9 Deficiency, then the Borrower shall, within 30 days after its receipt from the Administrative Agent of a notice of such PV-9 Deficiency, inform the Administrative Agent of the Borrower’s election to take one or more of the following actions: (A) within 30 days following such election, prepay the Loans and/or Swingline Loans in an aggregate principal amount necessary to eliminate such PV-9 Deficiency, (B) within 30 days following such election, provide additional Collateral in the form of additional Oil and Gas Properties not evaluated in the most recently delivered Reserve Report or other Collateral reasonably acceptable to the Administrative Agent having a PV-9 (as proposed by the Administrative Agent and approved by the Required Lenders) sufficient, after giving effect to any other actions taken pursuant to this Section 5.2(b)(ii) to eliminate such PV-9 Deficiency, or (C) undertake a combination of clauses (A), and (B); provided that if a PV-9 Deficiency remains after prepaying all of the Loans and Swingline Loans, the Borrower shall Cash Collateralize Letters of Credit in an amount equal to such remaining PV-9 Deficiency as provided in Section 3.8; provided further, that all payments required to be made pursuant to this Section 5.2(b)(ii) must be made on or prior to the Termination Date.
(c) Application to Loans. With respect to each prepayment of Loans under this Section 5.2, such prepayments shall be applied first towards the payment of Swingline Loans, second to the payment of Loans and third if because of Letter of Credit Exposure, a Borrowing Base Deficiency or a PV-9 Deficiency remains after prepaying all of the Swingline Loans and Loans, to Cash Collateralize such Letters of Credit.
(d) LIBOR Interest Periods. In lieu of making any payment pursuant to this Section 5.2 in respect of any LIBOR Loan, other than on the last day of the Interest Period therefor so long as no Event of Default shall have occurred and be continuing, the Borrower at its option may deposit, on behalf of the Borrower, with the Administrative Agent an amount equal to the amount of the LIBOR Loan to be prepaid and such LIBOR Loan shall be repaid on the last day of the Interest Period therefor in the required amount. Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then customary rate for accounts of such type. Such deposit shall constitute Cash Collateral for the LIBOR Loans to be so prepaid; provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 5.2.
5.3 Method and Place of Payment.
(a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto or the Letter of Credit Issuer or the Swingline Lender entitled thereto, as the case may be, not later than 2:00 p.m., in each case, on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower; it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. All repayments or prepayments of any Loans (whether of principal, interest or otherwise) hereunder and all other payments under each Credit Document shall be made in Dollars. The Administrative Agent will thereafter cause to be

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distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. or, if payment was not actually so received by the Administrative Agent by such time, on the next Business Day in the sole discretion of the Administrative Agent), like funds relating to the payment of principal or interest or fees ratably to the Lenders, the Letter of Credit Issuers and/or the Swingline Lenders, as applicable, entitled thereto.
(b) For purposes of computing interest or fees, any payments under this Agreement that are made later than 2:00 p.m. in respect of Loans or 4:00 p.m. in respect of Swingline Loans shall be deemed to have been made on the next succeeding Business Day in the sole discretion of the Administrative Agent. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.
5.4 Net Payments.
(a) Any and all payments made by or on behalf of the Borrower or any Guarantor under this Agreement or any other Credit Document shall be made free and clear of, and without deduction or withholding for or on account of, any Indemnified Taxes or Other Taxes; provided that if the Borrower or any Guarantor or the Administrative Agent shall be required by applicable Requirements of Law to deduct or withhold any Taxes from such payments, then (i) the Borrower or such Guarantor or the Administrative Agent shall make such deductions or withholdings as are reasonably determined by the Borrower, such Guarantor or the Administrative Agent to be required by any applicable Requirement of Law, (ii) the Borrower, such Guarantor or the Administrative Agent, as applicable, shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirements of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower or such Guarantor shall be increased as necessary so that, after making all required deductions and withholdings (including deductions or withholdings applicable to additional sums payable under this Section 5.4), the Administrative Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings on account of Indemnified Taxes or Other Taxes been made. Whenever any Indemnified Taxes or Other Taxes are payable by the Borrower or such Guarantor, as promptly as possible thereafter, the Borrower or Guarantor shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an official receipt (or other evidence acceptable to such Lender, acting reasonably) received by the Borrower or such Guarantor showing payment thereof. After any payment of Taxes by any Credit Party or the Administrative Agent to a Governmental Authority as provided in this Section 5.4, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

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(b) The Borrower shall timely pay and shall indemnify and hold harmless the Administrative Agent and each Lender with regard to any Other Taxes (whether or not such Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority).
(c) The Borrower shall indemnify and hold harmless the Administrative Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on the Administrative Agent or such Lender, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender or the Administrative Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.
(d) Each Lender shall deliver to the Borrower and the Administrative Agent, at such time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Credit Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by any Credit Party pursuant to any Credit Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than the documentation set forth in Section 5.4(e), (h) and (i)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(e) Without limiting the generality of Section 5.4(d), any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the Borrower or the Administrative Agent) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(i) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax

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pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, Internal Revenue Service Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii) executed originals of IRS Form W-8ECI;
(iii) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E; or
(iv) to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner; and
(v) two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and from time to time thereafter if reasonably requested by the Borrower and the Administrative Agent;
unless in any such case any Change in Law has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Non-U.S. Lender from duly completing and delivering any such form with respect to it and such Non-U.S. Lender promptly so advises the Borrower and the Administrative Agent. Each Person that shall become a Participant pursuant to Section 13.6 or a Lender pursuant to Section 13.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 5.4(e); provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.
(f) If any Lender or the Administrative Agent, as applicable, determines, in its sole discretion, that it had received and retained a refund of an Indemnified Tax or Other Tax for which a payment has been made by the Borrower or any Guarantor pursuant to this Agreement or any other Credit Document, which refund in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is attributable to such payment made by the Borrower or any Guarantor, then such Lender or the Administrative Agent, as the case may be, shall reimburse the Borrower or such Guarantor for such amount (net of all out-of-pocket expenses of

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such Lender or the Administrative Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as such Lender or the Administrative Agent, as the case may be, determines in its sole discretion to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any taxes imposed on the refund) than it would have been in if the payment had not been required; provided that the Borrower or such Guarantor, upon the request of such Lender or the Administrative Agent, agrees to repay the amount paid over to the Borrower or such Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund to such Governmental Authority. In such event, such Lender or the Administrative Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or the Administrative Agent may delete any information therein that it deems confidential). Each Lender and the Administrative Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. No Lender nor the Administrative Agent shall be obliged to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party in connection with this clause (f) or any other provision of this Section 5.4.
(g) If the Borrower determines that a reasonable basis exists for contesting a Tax, each Lender or the Administrative Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request in challenging such Tax. The Borrower shall indemnify and hold each Lender and the Administrative Agent harmless against any out-of-pocket expenses incurred by such Person in connection with any request made by the Borrower pursuant to this Section 5.4(g). Nothing in this Section 5.4(g) shall obligate any Lender or the Administrative Agent to take any action that such Person, in its sole judgment, determines may result in a material detriment to such Person.
(h) The Administrative Agent and each Lender that is a United States person under Section 7701(a)(30) of the Code (each, a “U.S. Lender”) shall deliver to the Borrower and the Administrative Agent two Internal Revenue Service Forms W-9 (or substitute or successor form), properly completed and duly executed, certifying that such Person is exempt from United States federal backup withholding (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or invalid, (iii) after the occurrence of a change in Person’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.
(i) If a payment made to any Lender or the Administrative Agent under this Agreement or any other Credit Document would be subject to U.S. federal withholding tax imposed by FATCA if such Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Person shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower

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or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Person has or has not complied with such Person’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 5.4(i), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(j) For the avoidance of doubt, for purposes of this Section 5.4, the term “Lender” includes any Letter of Credit Issuer and any Swingline Lender
(k) The agreements in this Section 5.4 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
5.5 Computations of Interest and Fees.
(a) Except as provided in the next succeeding sentence, interest on Loans and Swingline Loans shall be calculated on the basis of a 360-day year for the actual days elapsed, provided that interest on ABR Loans in respect of which the rate of interest is calculated on the basis of the Administrative Agent’s prime rate and interest on overdue interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.
(b) Fees and the average daily Stated Amount of Letters of Credit shall be calculated on the basis of a 360-day year for the actual days elapsed.
5.6 Limit on Rate of Interest.
(a) No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obligated to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect to any of the Obligations in excess of the amount or rate permitted under or consistent with any applicable Requirement of Law.
(b) Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable Requirement of Law.
(c) Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower or any other Credit Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any applicable Requirement of Law, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable Requirements of Law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8.

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(d) Rebate of Excess Interest. Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable Requirement of Law, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.
ARTICLE VI
CONDITIONS PRECEDENT TO INITIAL CREDIT EVENTS
The obligation of each Lender to advance the initial Loans, of the Swingline Lenders to advance the initial Swingline Loans and of the Letter of Credit Issuers to issue initial Letters of Credit hereunder, is subject to satisfaction (or waiver in accordance with Section 13.1) of the following conditions precedent:
6.1 Executed Credit Agreement. The Administrative Agent shall have received (including by facsimile or other electronic means) this Agreement, executed and delivered by a duly Authorized Officer of the Borrower, the Administrative Agent, each Lender (including the Swingline Lenders) and each Letter of Credit Issuer.
6.2 Secretary’s Certificates. The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, certificates of the secretary or an assistant secretary of each Credit Party containing specimen signatures of the Persons authorized to execute Credit Documents to which such Credit Party is a party, together with (a) a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors or a duly authorized committee thereto (or other equivalent governing body) of such Credit Party authorizing the execution, delivery and performance of the Credit Documents to which it is a party and (b) true and complete copies of each of the organizational documents of such Credit Party as of the Closing Date.
6.3 Good Standing Certificate of the Credit Parties. The Administrative Agent shall have received a certificate of good standing (or the equivalent) from the appropriate governing agency of each Credit Party’s jurisdiction of organization (to the extent good standing (or the equivalent) has meaning in such jurisdiction).
6.4 Certain Credit Documents. The Administrative Agent shall have received:
(a) the Guarantee, executed and delivered by a duly Authorized Officer of each Person that is a Guarantor as of the Closing Date and the Guarantee shall be in full force and effect as of the Closing Date; and
(b) a promissory note executed by the Borrower in favor of each Lender that has requested a promissory note.
6.5 Legal Opinions. The Administrative Agent shall have received the executed legal opinion of Baker Botts L.L.P., counsel to the Borrower in form and substance reasonably satisfactory to the Administrative Agent and the executed legal opinion of McAfee & Taft, a

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Professional Corporation, Oklahoma counsel to the Borrower in form and substance reasonably satisfactory to the Administrative Agent. The Borrower, the other Credit Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinion.
6.6 Closing Certificate. The Administrative Agent shall have received a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit G.
6.7 Fees. All fees required to be paid on the Closing Date pursuant to any fee letter previously agreed in writing between the Administrative Agent, the Joint Lead Arrangers, the Joint Bookrunners and the Borrower and reasonable out-of-pocket expenses required to be paid on the Closing Date pursuant to any commitment letter in respect of the Commitments as agreed in writing between the Administrative Agent, the Joint Lead Arrangers, the Joint Bookrunners and the Borrower, to the extent invoiced at least three Business Days prior to the Closing Date (except as otherwise reasonably agreed by the Borrower), shall, upon the initial Borrowings hereunder, have been, or will be substantially simultaneously, paid.
6.8 Patriot Act. The Administrative Agent and the Joint Bookrunners shall have received all documentation and other information about the Borrower and the Guarantors as shall have been reasonably requested in writing by the Administrative Agent or the Joint Bookrunners at least seven calendar days prior to the Closing Date and as is mutually agreed to be required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
6.9 Historical Financial Statements. The Joint Lead Arrangers shall have received true, correct and complete copies of the Historical Financial Statements.
6.10 Insurance. The Administrative Agent shall have received copies of insurance certificates evidencing the insurance required to be maintained by the Borrower and its Subsidiaries pursuant to Section 9.3.
6.11 Solvency Certificate. The Administrative Agent shall have received a solvency certificate from the chief financial officer or controller (or other financial officer) of the Borrower, dated as of the Closing Date, setting forth the conclusion that (after giving effect to the consummation of the Transactions), the Borrower, on a consolidated basis with its Restricted Subsidiaries, is Solvent.
6.12 Payoff Letters. The Administrative Agent shall have received evidence of the termination of the Existing Credit Agreement and customary payoff letters and releases of Liens thereunder, in each case, in form and substance satisfactory to the Administrative Agent.
6.13 Uniform Commercial Code Searches. Appropriate Uniform Commercial Code search results in respect of the Credit Parties, as may be reasonably requested by the Administrative Agent, from Delaware and any other relevant jurisdiction, reflecting no prior Liens encumbering the properties of any Credit Party, other than those which shall be released prior to or contemporaneously with the Closing Date and those permitted under Section 10.2.

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The Administrative Agent (or, at the Administrative Agent’s direction, its counsel) shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding.
ARTICLE VII
CONDITIONS PRECEDENT TO ALL CREDIT EVENTS
The agreement of each Lender to make any Loan requested to be made by it on any date (excluding Mandatory Borrowings and Loans required to be made by the Lenders in respect of Unpaid Drawings pursuant to Section 3.4), the Obligation of each Swingline Lender to make Swingline Loans, and the obligation of each Letter of Credit Issuer to issue Letters of Credit on any date, is subject to the satisfaction of the following conditions precedent:
7.1 No Default; Representations and Warranties. At the time of each Credit Event and also immediately after giving effect thereto (a) no Default or Event of Default shall have occurred and be continuing, (b) all representations and warranties made by any Credit Party contained herein (other than, during a Specified Period, those set forth in Sections 8.4 and 8.20) or in the other Credit Documents shall be, to the knowledge of an Authorized Officer of the Borrower, true and correct in all material respects (unless such representations and warranties are already qualified by materiality or Material Adverse Effect, in which case they are true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (unless such representations and warranties are already qualified by materiality or Material Adverse Effect, in which case they are true and correct in all respects) as of such earlier date) and (c) other than during a Specified Period, to the knowledge of an Authorized Officer of the Borrower, no Material Adverse Effect has occurred since December 31, 2013.
7.2 Notice of Borrowing.
(a) Prior to the making of each Loan (other than any Loan made pursuant to Section 3.4(a)) and each Swingline Loan, the Administrative Agent or the applicable Swingline Lender, respectively, shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3(a).
(b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the applicable Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2(a).
The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified in Section 7.1 above have been satisfied as of that time.

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ARTICLE VIII
REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit and Swingline Loans as provided for herein, the Borrower makes, on the Closing Date and on each other date as required by this Agreement, the following representations and warranties to the Lenders:
8.1 Corporate Status. Each of the Borrower and each Restricted Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged, and (c) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except in each case referred to in clauses (b) and (c), where the failure to have such power and authority or be so qualified would not reasonably be expected to result in a Material Adverse Effect.
8.2 Corporate Power and Authority; Enforceability. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).
8.3 No Violation. None of the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party or the compliance with the terms and provisions thereof will (a) contravene any material applicable provision of any material Requirement of Law, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents) pursuant to the terms of any indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) except to the extent such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws or other organizational documents of such Credit Party or any of the Restricted Subsidiaries.
8.4 Litigation. Except as set forth on Schedule 8.4, as of the Closing Date, there are no actions, suits or proceedings pending or, to the knowledge of an Authorized Officer of the Borrower, threatened with respect to the Borrower or any of its Restricted Subsidiaries, that would reasonably be expected to result in a Material Adverse Effect.

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8.5 Margin Regulations. The proceeds of the Loans, Swingline Loans or Letters of Credit will not be used by the Borrower or any of its Subsidiaries in violation of the provisions of Regulation T, Regulation U or Regulation X of the Board. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying margin stock.
8.6 Governmental Approvals. The execution, delivery and performance of each Credit Document do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (a) such as have been obtained or made and are in full force and effect, (b) filings and recordings in respect of the Liens created pursuant to the Security Documents, (c) any reports required to be filed by the Borrower with the SEC pursuant to the Exchange Act, (d) those that may be required from time to time in the ordinary course of business that may be required to comply with certain covenants contained in the Credit Documents, and (e) such consents, approvals, registrations, filings or actions the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.
8.7 Investment Company Act. No Credit Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
8.8 True and Complete Disclosure.
(a) None of the written factual information and written data (taken as a whole) furnished by or on behalf of the Borrower, any of the Subsidiaries or any of their respective authorized representatives to the Administrative Agent, any Joint Lead Arranger, any Joint Bookrunner and/or any Lender on or before the Closing Date (including all such information and data contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of any material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time (after giving effect to all supplements so furnished prior to such time) in light of the circumstances under which such information or data was furnished; it being understood and agreed that for purposes of this Section 8.8(a), such factual information and data shall not include pro forma financial information, projections or estimates (including financial estimates, forecasts and other forward-looking information) and information of a general economic or general industry nature.
(b) The projections (including financial estimates, forecasts and other forward-looking information) contained in the information and data referred to in Section 8.8(a) were based on good faith estimates and assumptions believed by the Borrower to be reasonable at the time made; it being recognized by the Administrative Agent and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and the Subsidiaries, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.
8.9 Financial Condition; Financial Statements.

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(a) On the Closing Date, the Historical Financial Statements present fairly in all material respects the combined consolidated financial position of the Borrower and the combined consolidated Subsidiaries at the dates of such information and for the period covered thereby and have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes thereto, if any, subject, in the case of the unaudited financial information, to changes resulting from audit, normal year end audit adjustments and to the absence of footnotes.
(b) On the Closing Date, neither the Borrower nor any Restricted Subsidiary has any material Indebtedness (including Disqualified Stock), off balance sheet liabilities, partnership liabilities for taxes or unusual forward or long-term commitments that, in each case, are not reflected or provided for in the Historical Financial Statements, except as would not reasonably be expected to have a Material Adverse Effect.
8.10 Tax Matters. Except where the failure of which would not be reasonably expected to have a Material Adverse Effect, each of the Borrower and the Restricted Subsidiaries has filed all U.S. federal income tax returns and all other tax returns, domestic and foreign, required to be filed by it and has paid or caused to be paid all material taxes payable by it that have become due, other than those (i) not yet delinquent or (ii) being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided to the extent required by and in accordance with GAAP.
8.11 Compliance with ERISA. No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to result in a Material Adverse Effect. Each Plan is in compliance with applicable provisions of ERISA, the Code and other applicable laws except to the extent failure to comply would not reasonably be expected to result in a Material Adverse Effect.
8.12 Subsidiaries. Schedule 8.12 lists each Material Subsidiary of the Borrower existing on the Closing Date. Each Guarantor, Material Subsidiary and Unrestricted Subsidiary as of the Closing Date has been so designated on Schedule 8.12.
8.13 Environmental Laws.
(a) On the Closing Date, except as would not reasonably be expected to have a Material Adverse Effect: (i) the Borrower and each of the Restricted Subsidiaries and all Oil and Gas Properties are in compliance with all applicable Environmental Laws; (ii) neither the Borrower nor any Restricted Subsidiary has received written notice of any liability under any applicable Environmental Law; (iii) neither the Borrower nor any Restricted Subsidiary is conducting any investigation, removal, remedial or other corrective action pursuant to any applicable Environmental Law at any location; and (iv) there has been no release or, to the knowledge of any Authorized Officer of the Borrower, threatened release of any Hazardous Materials at, on or under any Oil and Gas Properties currently owned or leased by the Borrower or any of its Restricted Subsidiaries.
(b) On the Closing Date, except as would not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of the Restricted Subsidiaries has treated, stored, transported, released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or formerly owned or leased Oil and Gas Properties or facility in a manner that would reasonably be expected to give rise to liability of the Borrower or any Restricted Subsidiary under any applicable Environmental Law.

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8.14 Properties. Each Credit Party has good and defensible title to all of its material properties and assets, free and clear of all Liens other than Liens permitted under Section 10.2 and of all impediments to the use of such properties and assets in such Credit Party’s business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed. Except for Liens permitted under Section 10.2, each Credit Party will respectively own in the aggregate, in all material respects, the net interests in production attributable to all material wells and units owned by the Credit Party. The ownership of such properties shall not in the aggregate in any material respect obligate such Credit Party to bear the costs and expenses relating to the maintenance, development and operations of such properties in an amount materially in excess of the working interest of such properties. Each Credit Party has paid in all material respects all royalties payable under the oil and gas leases to which it is operator, except those contested in accordance with the terms of the applicable joint operating agreement or otherwise contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or such other Credit Party, as the case may be.
8.15 Solvency. The Borrower, on a consolidated basis with its Restricted Subsidiaries, is Solvent.
8.16 Hedge Agreements. As of the Closing Date, the Hedge Agreements of the Credit Parties are in compliance with Section 10.10.
8.17 No Default. On the Closing Date, no Credit Party is in default under or with respect to any Contractual Requirement that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Credit Document.
8.18 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and, to the knowledge of the Authorized Officers of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person. None of (a) the Borrower, any of its Subsidiaries or, to the knowledge of the Authorized Officers of the Borrower, any of their respective directors, officers or employees, or (b) to the knowledge of the Authorized Officers of the Borrower, any agent of the Borrower or any of its Subsidiaries that will act in any capacity in connection with or benefit from the Facility, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other Transactions will violate Anti-Corruption Laws or applicable Sanctions.

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8.19 Pari Passu or Priority Status. Neither the Borrower nor any other Credit Party has taken any action which would cause the claims of unsecured creditors of the Borrower or of any other Credit Party, as the case may be (other than claims of such creditors to the extent that they are statutorily preferred or Permitted Liens), to have priority over the claims of the Administrative Agent and the Secured Parties against the Borrower and such other Credit Party under this Agreement or the other Credit Documents.
8.20 No Material Adverse Effect. No Material Adverse Effect has occurred since December 31, 2013.
ARTICLE IX
AFFIRMATIVE COVENANTS
The Borrower hereby covenants and agrees with the Lenders from and after the Closing Date until Facility Termination, as follows:
9.1 Information Covenants. The Borrower will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):
(a) Annual Financial Statements. As soon as available and in any event within five (5) Business Days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 95 days after the end of each such fiscal year), the audited consolidated balance sheet of the Borrower and the Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal years (and, if more than 10% of Adjusted Consolidated Net Tangible Assets for such fiscal year is attributable to Unrestricted Subsidiaries, a reasonably detailed reconciliation, reflecting such financial information for the Borrower and the Restricted Subsidiaries, on the one hand, and the Borrower and the Subsidiaries, on the other hand, for such fiscal year), all in reasonable detail and prepared in accordance with GAAP and, except with respect to such reconciliation, certified by independent certified public accountants of recognized national standing whose opinion shall not be materially qualified with a “going concern” or like qualification or exception (other than with respect to, or resulting from, (i) the occurrence of the Maturity Date within one year from the date such opinion is delivered or (ii) any potential inability to satisfy the Financial Performance Covenants on a future date or in a future period).
(b) Quarterly Financial Statements. As soon as available and in any event within five (5) Business Days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) with respect to each of the first three quarterly accounting periods in each fiscal year of the Borrower (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 60 days after the end of each such quarterly accounting period), the consolidated balance sheet of the Borrower and the Subsidiaries as at the end of such quarterly period and the related consolidated statements of operations, shareholders’ equity and cash flows for such quarterly accounting

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period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year (and, if more than 10% of Adjusted Consolidated Net Tangible Assets for such quarterly accounting period is attributable to Unrestricted Subsidiaries, a reasonably detailed reconciliation, reflecting such financial information for the Borrower and the Restricted Subsidiaries, on the one hand, and the Borrower and the Subsidiaries, on the other hand, for such quarterly accounting period), all of which shall be certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows, of the Borrower and its consolidated Subsidiaries (or, in the case of such reconciliation, the Borrower and its Restricted Subsidiaries) in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the absence of footnotes.
(c) Other Information. (i) Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by the Borrower or any of the Subsidiaries (other than amendments to any registration statement, exhibits to any registration statement and, if applicable, any registration statements on Form S-8), (ii) copies of all financial statements, proxy statements, notices and reports that the Borrower or any of the Subsidiaries shall send to the holders of any publicly issued debt of the Borrower and/or any of the Subsidiaries, in each case in their capacity as such holders, lenders or agents (in each case to the extent not theretofore delivered to the Administrative Agent pursuant to this Agreement) and (iii) with reasonable promptness, but subject to the limitations set forth in the last sentences of Section 9.2(a) and Section 13.16, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time.
Documents required to be delivered pursuant to Sections 9.1(a), (b) and (c) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 13.2, (ii) on which such documents are transmitted by electronic mail to the Administrative Agent or (iii) on which such documents are filed of record with the SEC. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of such documents from the Administrative Agent and maintaining its copies of such documents.
(d) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Section 9.1(a) and (b), a certificate of an Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) the calculations required to establish whether the Borrower and its Restricted Subsidiaries were in compliance with the Financial Performance Covenants as at the end of such fiscal year or period, as the case may be and (ii) a specification of any change in the identity of the Restricted Subsidiaries, Material Subsidiaries, Guarantors and Unrestricted Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries, Material Subsidiaries, Guarantors and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent fiscal year or period, as the case may be.

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(e) Notice of Default; Litigation. Promptly after an Authorized Officer of the Borrower obtains actual knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (ii) any litigation or governmental proceeding pending against the Borrower or any of the Subsidiaries for which it would reasonably be expected that an adverse determination is probable, and that such determination would result in a Material Adverse Effect.
(f) Environmental Matters. Promptly after an Authorized Officer of the Borrower obtains written notice from any Governmental Authority of any one or more of the following environmental matters, unless such environmental matters would not, individually, or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect, notice of:
(i) any condition or occurrence on any Oil and Gas Properties of any Credit Party that would reasonably be expected to result in noncompliance by any Credit Party with any applicable Environmental Law;
(ii) any condition or occurrence on any Oil and Gas Properties that would reasonably be anticipated to cause such Oil and Gas Properties to be subject to any restrictions on the ownership, occupancy, use or transferability of such Oil and Gas Properties under any Environmental Law; and
(iii) the conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, release or threatened release of any Hazardous Material on, at, under or from any Oil and Gas Properties.
All such notices delivered under this Section 9.1(f) shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto.
9.2 Books, Records and Inspections.
(a) The Borrower will, and will cause each Restricted Subsidiary to, permit officers and designated representatives of the Administrative Agent or the Majority Lenders (as accompanied by the Administrative Agent) to visit and inspect any of the properties or assets of the Borrower or such Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection (and shall use commercially reasonable efforts to cause such inspection to be permitted to the extent that it is not within such party’s control to permit such inspection), and to examine the books and records of the Borrower and any such Restricted Subsidiary and discuss the affairs, finances and accounts of the Borrower and of any such Restricted Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, upon reasonable advance notice to the Borrower, all at such reasonable times and intervals during normal business hours and to such reasonable extent as the Administrative Agent or the Majority Lenders may desire (and subject, in the case of any such

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meetings or advice from such independent accountants, to such accountants’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuation of an Event of Default (i) only the Administrative Agent on behalf of the Majority Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 9.2, and (ii) only one such visit shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) or any representative of the Majority Lenders may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Majority Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary contained herein, neither the Borrower nor any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by any Requirement of Law or any binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.
(b) The Borrower will, and will cause each of the Restricted Subsidiaries to, maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.
9.3 Maintenance of Insurance.
(a) The Borrower will, and will cause each Restricted Subsidiary to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business; and will furnish to the Administrative Agent, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.
(b) During any Borrowing Base Trigger Period (and only during any Borrowing Base Trigger Period), the Secured Parties shall be the additional insureds on any such liability insurance as their interests may appear and, if property insurance is obtained, the Administrative Agent shall be the additional loss payee under any such property insurance; provided that, so long as no Event of Default has occurred and is then continuing, the Secured Parties will provide any proceeds of such property insurance to the Borrower to the extent that the Borrower undertakes to apply such proceeds to the reconstruction, replacement or repair of the property insured thereby. During any Borrowing Base Trigger Period (and only during any

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Borrowing Base Trigger Period), the Borrower shall use commercially reasonable efforts to ensure that all policies of insurance required by the terms of this Agreement or any Security Document shall provide that each insurer shall endeavor to give at least 30 days’ prior written notice to the Administrative Agent of any cancellation of such insurance (or at least 10 days’ prior written notice in the case of cancellation of such insurance due to non-payment of premiums).
9.4 Payment of Taxes. The Borrower will pay and discharge, and will cause each of the Restricted Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims in respect of any Taxes imposed, assessed or levied that, if unpaid, would reasonably be expected to become a material Lien upon any properties of the Borrower or any of the Restricted Subsidiaries; provided that neither the Borrower nor any of the Restricted Subsidiaries shall be required to pay or discharge any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of the Borrower) with respect thereto to the extent required by, and in accordance with, GAAP or the failure to pay or discharge would not reasonably be expected to result in a Material Adverse Effect.
9.5 Existence. The Borrower will do, and will cause each Restricted Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its legal existence, corporate (or equivalent) rights and authority, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and its Restricted Subsidiaries may consummate any transaction permitted under Section 10.3, 10.4 or 10.5.
9.6 Compliance with Statutes, Regulations, Etc. The Borrower will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, in each case except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
9.7 [Reserved].
9.8 Maintenance of Properties. The Borrower will, and will cause each of the Restricted Subsidiaries to, except in each case where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect:
(a) operate its Oil and Gas Properties and other material properties or cause such Oil and Gas Properties and other material properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable Contractual Requirements and all applicable Requirements of Law, including applicable proration requirements and applicable Environmental Laws, and all applicable Requirements of Law of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom;

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(b) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material properties, including all equipment, machinery and facilities; and
(c) to the extent a Credit Party is not the operator of any property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 9.8.
9.9 Unrestricted Subsidiaries.
(a) Unless designated as an Unrestricted Subsidiary as of the date hereof on Schedule 8.12 or thereafter in compliance with Section 9.9(b), any Person that is or becomes a Subsidiary of the Borrower shall be a Restricted Subsidiary.
(b) The Borrower may designate by written notification thereof to the Administrative Agent, any Subsidiary of the Borrower, including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary if immediately after giving effect to such designation, (i) no Event of Default or, during a Borrowing Base Trigger Period, Borrowing Base Deficiency or PV-9 Deficiency shall have occurred and be continuing, (ii) the Borrower shall be in compliance with the Financial Performance Covenants on a Pro Forma Basis, (iii) such Unrestricted Subsidiary will be in compliance with Section 9.9(d), (iv) the Borrower shall be in compliance with Section 10.5, and (v) such Unrestricted Subsidiary is not a “restricted subsidiary” under, or guarantor of, the Secured Hedge Facility, the Indentures or any Permitted Additional Debt.
(c) The Borrower may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if immediately after giving effect to such designation, (i) the representations and warranties of each Credit Party contained in each of the Credit Documents are true and correct in all material respects on and as of such date of the designation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such earlier date), (ii) no Event of Default would be continuing, and (iii) to the extent such Subsidiary has outstanding Indebtedness on the date of such designation, the Borrower shall be in compliance with the Financial Performance Covenants on a Pro Forma Basis.
(d) No Unrestricted Subsidiary will be the owner or holder of Stock of any Group Member.
9.10 Additional Guarantors, Grantors and Collateral.
(a) Subject to any applicable limitations set forth in the Credit Documents, upon the occurrence and during the continuation of a Borrowing Base Trigger Period, as soon as practicable using commercially reasonable efforts (and executing and delivering each Security Document as it may become available), but in any event within one hundred and twenty (120)

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days (or such longer period as both the Administrative Agent and one other Agent Bank shall agree) of the first day of such Borrowing Base Trigger Period (the “Borrowing Base Trigger Date”), the Borrower will execute or will cause to be executed such Mortgages that may be necessary such that after giving effect thereto the Borrower will meet the Collateral Requirements.
(b) Subject to any applicable limitations set forth in the Credit Documents and except during any Guarantor Release Period, the Borrower will cause (i) any direct or indirect Material Subsidiary (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date and (ii) any direct or indirect Material Subsidiary of the Borrower that ceases to be an Excluded Subsidiary, in each case within 60 days from the date of such formation, acquisition or cessation, as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion) to execute a supplement to the Guarantee and become a Guarantor. During any Guarantor Release Period, no Subsidiary shall be required to become a Guarantor hereunder; provided, however, that the Borrower may add any Subsidiary as a Guarantor in its sole discretion (including for the purpose of incurring Indebtedness under Section 10.1(u)).
(c) During a Borrowing Base Trigger Period, subject to any applicable limitations set forth in the Credit Documents, the Borrower will deliver to the Administrative Agent for filing, registration or recording all documents and instruments, including Uniform Commercial Code or other applicable personal property and financing statements, reasonably requested by the Administrative Agent to be filed, registered or recorded to create or continue, as applicable, the Liens intended to be created by any Security Document and perfect such Liens to the extent required by, and with the priority required by, such Security Document to the Administrative Agent and none of the Collateral shall be subject to any other pledges, security interests or mortgages, except for Liens permitted under Section 10.2. Notwithstanding the foregoing, Borrower will not be required to take any action to perfect a Lien on any of its or the Subsidiaries’ personal property unless perfection may be accomplished by the filing of a Uniform Commercial Code financing statement in Borrower’s or a Subsidiary’s respective jurisdiction of formation or in the case of as-extracted collateral and goods that are or are to become fixtures or collateral in connection with a Mortgage, the filing of a financing statement filed as a fixture filing or as a financing statement covering such property in the county in which such collateral or fixtures are located.
9.11 Use of Proceeds.
(a) The Borrower will use the proceeds of the Loans (i) to pay Transaction Expenses, (ii) to make Restricted Payments permitted to be made hereunder, (iii) to finance the acquisition, development and exploration of Oil and Gas Properties, (iv) to redeem, defease, prepay or repay Indebtedness permitted to be incurred hereunder, including any fees, premiums and expenses associated therewith and (v) for working capital, capital expenditures and other general corporate purposes of the Borrower and its Subsidiaries.
(b) The Borrower will use Letters of Credit for general corporate purposes and to support deposits required under purchase agreements pursuant to which the Borrower or its Subsidiaries may acquire Oil and Gas Properties and other assets.

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(c) The Borrower shall not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, a payment, a promise to pay, or an authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions by the Borrower or any of its Subsidiaries.
9.12 Further Assurances. During a Borrowing Base Trigger Period:
(a) Subject to the applicable limitations set forth in Section 9.10 and the Security Documents, the Borrower will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture, filings, assignments of as-extracted collateral, mortgages, deeds of trust and other documents) that may be required under any applicable Requirements of Law, or that the Administrative Agent or the Majority Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, all at the expense of the Borrower and the Restricted Subsidiaries.
(b) Notwithstanding anything herein to the contrary, if the Administrative Agent and the Borrower reasonably determine in writing that the cost of creating or perfecting any Lien on any property is excessive in relation to the benefits afforded to the Lenders thereby, then such property may be excluded from the Collateral for all purposes of the Credit Documents.
9.13 Reserve Reports.
(a) During a Borrowing Base Trigger Period, on or before May 1st and September 15th of each year, the Borrower shall furnish to the Administrative Agent a Reserve Report evaluating, in the case of each May 1st Reserve Report as of the immediately preceding January 1st and in the case of each September 15th Reserve Report as of the immediately preceding July 1st, the Proved Reserves of the Borrower and the Credit Parties located within the geographic boundaries of the United States of America (or the Outer Continental Shelf adjacent to the United States of America) that the Borrower desires to have included in any calculation of the Borrowing Base; provided that the first such Reserve Report required to be delivered under this Section 9.13(a) will evaluate such Proved Reserves as of the first January 1st or July 1st to occur after the Initial Determination Date. Each May 1st Reserve Report will be prepared by an Approved Petroleum Engineer with respect to at least 50% of the aggregate volumes of the Borrowing Base Properties. Each September 15th Reserve Report will be prepared by or under the supervision of the Borrower’s chief engineer, certified by an Authorized Officer of the Borrower as to the accuracy and completeness thereof (each an “Internal Reserve Report”).

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(b) In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent a Reserve Report prepared by one or more Approved Petroleum Engineers or by or under the supervision of the chief engineer of the Borrower or by the Borrower. For any Interim Redetermination pursuant to Section 2.14(b), the Borrower shall provide such Reserve Report as soon as possible, but in any event no later than sixty (60) days following the receipt of a request for an Interim Redetermination with an “as of” date as of the most recent month ending prior to the request.
(c) Upon a Borrowing Base Trigger Event, promptly upon the Borrower’s receipt of the Bank Price Deck, but in any event no later than sixty (60) days following the receipt of such Bank Price Deck, the Borrower shall prepare and furnish to the Administrative Agent an Internal Reserve Report using the most recent quarter-end data available to the Borrower and covering, among other properties, the Oil and Gas Properties proposed to be the Borrowing Base Properties (but with a stand-alone report covering only the Borrowing Base Properties to the extent other properties are included in such Internal Reserve Report).
(d) During a Borrowing Base Trigger Period, on or before the date of delivery to the Administrative Agent of each Reserve Report required by Section 9.13(a), the Borrower will use commercially reasonable efforts to deliver, if requested by the Administrative Agent, title information consistent with usual and customary standards for the geographic regions in which the Borrowing Base Properties are located, taking into account the size, scope and number of leases and wells of the Borrower and its Restricted Subsidiaries, provided that with respect to any Oil and Gas Properties for which title information reasonably acceptable to the Administrative Agent was provided prior to the Closing Date, the Borrower shall be under no obligation to provide additional title information during a Borrowing Base Trigger Period.
ARTICLE X
NEGATIVE COVENANTS
The Borrower hereby covenants and agrees with the Lenders from and after the Closing Date until Facility Termination, as follows:
10.1 Limitation on Indebtedness. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than the following:
(a) Indebtedness arising under the Credit Documents;
(b) Intercompany loans and advances made by the Borrower to any Restricted Subsidiary or made by any Restricted Subsidiary to the Borrower or its Restricted Subsidiaries so long as, during a Guaranty Release Period and reasonably promptly after request by the Administrative Agent, such Indebtedness is subject to subordination terms acceptable to the Administrative Agent, to the extent permitted by Requirements of Law and not giving rise to material adverse tax consequences;
(c) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims);

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(d) subject to compliance with Section 10.5, Guarantee Obligations of (i) Restricted Subsidiaries in respect of Indebtedness of the Borrower or other Restricted Subsidiaries that is permitted to be incurred under this Agreement (except that a Restricted Subsidiary that is not a Credit Party may not, by virtue of this Section 10.1(d) guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 10.1) and (ii) the Borrower in respect of Indebtedness of Restricted Subsidiaries that is permitted to be incurred under this Agreement; provided that (A) if the Indebtedness being guaranteed under this Section 10.1(d) is subordinated to the Obligations, such Guarantee Obligations shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness and (B) no guarantee by any Restricted Subsidiary of any Permitted Additional Debt (or Indebtedness under clause (g) below) shall be permitted unless such Restricted Subsidiary shall have also provided a guarantee of the Obligations substantially on the terms set forth in the Guarantee;
(e) Guarantee Obligations incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors, licensees or sublicensees;
(f) (i) Indebtedness (including Indebtedness arising under Capital Leases) incurred within 270 days of, or assumed in connection with, the acquisition, construction, lease, repair, replacement, expansion or improvement of fixed or capital assets to finance the acquisition, construction, lease, repair, replacement expansion, or improvement of such fixed or capital assets, (ii) Indebtedness arising under Capital Leases, other than (A) Capital Leases in effect on the Closing Date and (B) Capital Leases entered into pursuant to subclause (i) above (provided that, in the case of each of the foregoing subclauses (i) and (ii), the Borrower shall be in compliance on a Pro Forma Basis with the Financial Performance Covenants); and (iii) any Permitted Refinancing Indebtedness issued or incurred to Refinance any such Indebtedness;
(g) Indebtedness outstanding on the Closing Date listed on Schedule 10.1 and any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness;
(h) (i) Indebtedness of a Person or Indebtedness attaching to the assets of a Person that, in either case, becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person or any of its Subsidiaries) or Indebtedness attaching to the assets that are acquired by the Borrower or any Restricted Subsidiary, in each case after the Closing Date as the result of a transaction permitted under this Agreement; provided that:
(A) such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof,
(B) such Indebtedness is not guaranteed in any respect by the Borrower or any Restricted Subsidiary (other than any such Person that so becomes a Restricted Subsidiary or is the survivor of a merger with such Person or any of its Subsidiaries), and

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(C) the Borrower shall be in compliance on a Pro Forma Basis with the Financial Performance Covenants; and
(ii) any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness;
(i) [Reserved].
(j) Indebtedness consisting of secured financings by a Foreign Subsidiary in which no Credit Party’s assets are used to secure such Indebtedness;
(k) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business or consistent with past practice, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice;
(l) obligations in respect of Cash Management Services and other Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements in each case incurred in the ordinary course of business;
(m) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services;
(n) Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations (including earn-outs), in each case entered into in connection with any acquisition or Disposition permitted hereunder;
(o) Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) obligations to pay insurance premiums or (ii) obligations contained in firm transportation or supply agreements or other take or pay contracts, in each case arising in the ordinary course of business;
(p) Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Borrower (or, to the extent such work is done for the Borrower or its Subsidiaries, any direct or indirect parent thereof) and the Restricted Subsidiaries incurred in the ordinary course of business;
(q) Indebtedness to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) permitted by Section 10.6;

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(r) Indebtedness associated with bonds or surety obligations required by Requirements of Law or by Governmental Authorities in connection with the operation of Oil and Gas Properties in the ordinary course of business;
(s) [Reserved];
(t) Indebtedness under Hedge Agreements permitted by Section 10.10;
(u) Indebtedness of any Restricted Subsidiary that is not a party to a Guarantee at the time such Indebtedness is incurred; provided that the aggregate principal amount of Indebtedness outstanding at any time pursuant to this clause (u) shall not at the time of incurrence thereof and after giving pro forma effect thereto and the use of proceeds thereof, exceed 15% of Adjusted Consolidated Net Tangible Assets of the Borrower (measured as of the date such Indebtedness is incurred based upon the financial statements most recently available prior to such date);
(v) (i) other Indebtedness incurred during an Unsecured Period, provided that immediately after giving effect to the incurrence of any such Indebtedness, (A) no Default or Event of Default has occurred and is continuing or would result therefrom and (B) the Borrower shall be in compliance on a Pro Forma Basis with the Financial Performance Covenants, and (ii) any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness;
(w) (i) during a Borrowing Base Trigger Period, (A) Indebtedness in respect of Permitted Additional Debt and (B) other Indebtedness in an outstanding principal amount not to exceed $750,000,000 (in the aggregate with all Indebtedness outstanding under this subclause (B)), provided that, in each case, immediately after giving effect to the incurrence of any such Indebtedness, (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) the Borrower shall be in compliance on a Pro Forma Basis with the Financial Performance Covenants, and (ii) any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness; and
(x) all premiums (if any), interest (including post-petition interest), fees, expenses, charges, and additional or contingent interest on obligations described in clauses (a) through (w) above.
10.2 Limitation on Liens. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, except:
(a) Liens arising under the Credit Documents to secure the Obligations (including Liens contemplated by Section 3.8);
(b) Permitted Liens;
(c) Liens (including liens arising under Capital Leases to secure Capital Lease Obligations) securing Indebtedness permitted pursuant to Section 10.1(f); provided that such Liens attach concurrently with or within 270 days after the acquisition, lease, repair,

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replacement, construction, expansion or improvement (as applicable) being financed with such Indebtedness, (ii) other than the property financed by such Indebtedness, such Liens do not at any time encumber any property, except for replacements thereof and accessions and additions to such property and the proceeds and the products thereof and customary security deposits and (iii) with respect to Capital Leases, such Liens do not at any time extend to or cover any assets (except for accessions and additions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capital Leases; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
(d) Liens existing on the Closing Date; provided that any Lien existing on the Closing Date securing Indebtedness in excess of (i) $5,000,000 individually or (ii) $10,000,000 in the aggregate (when taken together with all other Liens securing obligations outstanding in reliance on this clause (d) that are not listed on Schedule 10.2) shall only be permitted to the extent such Lien is listed on Schedule 10.2;
(e) (i) the modification, replacement, extension or renewal of any Lien permitted by clauses (a), (b), (c), (d), (f), (i), and (s) of this Section 10.2 upon or in the same assets theretofore subject to such Lien or upon or in after-acquired property that is (A) affixed or incorporated into the property covered by such Lien, (B) in the case of Liens permitted by clause (f), subject to a Lien securing Indebtedness permitted under Section 10.1, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (C) the proceeds and products thereof or (ii) during a Borrowing Base Trigger Period, Liens securing Indebtedness incurred in replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted hereunder) of secured Indebtedness, to the extent the replacement, extension or renewal of the Indebtedness secured thereby is permitted by Section 10.1;
(f) during a Borrowing Base Trigger Period, Liens existing on the assets of any Person that becomes a Subsidiary, or existing on assets acquired, pursuant to a transaction permitted by this Agreement the extent the Liens on such assets secure Indebtedness permitted by Section 10.1(h); provided that such Liens attach at all times only to the same assets that such Liens (or upon or in after-acquired property that is (i) affixed or incorporated into the property covered by such Lien, (ii) after-acquired property subject to a Lien securing Indebtedness permitted under Section 10.1(h), the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the proceeds and products thereof) attached to, and secure only, the same Indebtedness or obligations (or any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness permitted by Section 10.1) that such Liens secured, immediately prior to such transaction;
(g) Liens securing Indebtedness or other obligations (i) of the Borrower or a Restricted Subsidiary in favor of a Credit Party and (ii) of any Restricted Subsidiary that is not a Credit Party in favor of any Restricted Subsidiary that is not a Credit Party;

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(h) Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off);
(i) (i) Liens on cash advances in favor of the seller of any property to be acquired in an transaction permitted by this Agreement to be applied against the purchase price for such property, and (ii) Liens consisting of an agreement to Dispose of any property in a transaction permitted by this Agreement;
(j) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;
(k) Liens deemed to exist in connection with Investments in repurchase agreements permitted hereunder;
(l) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business;
(m) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance or incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;
(n) Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(o) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(p) Liens in respect of any Qualifying VPP;
(q) the prior right of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;
(r) agreements to subordinate any interest of the Borrower or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Borrower or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business;

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(s) Liens on Stock in a joint venture that does not constitute a Restricted Subsidiary securing obligations of such joint venture so long as the assets of such joint venture do not constitute Collateral;
(t) Liens securing any Indebtedness permitted by Section 10.1(j);
(u) Liens arising pursuant to Section 107(l) of CERCLA, or other Environmental Law, unless such Lien (i) by action of the lienholder, or by operation of law, takes priority over any Liens arising under the Credit Documents on the property upon which it is a Lien, and (ii) relates to a liability of the Borrower or any Restricted Subsidiary that is reasonably likely to exceed $30,000,000;
(v) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.9; and
(w) additional Liens so long as the aggregate principal amount of the obligations secured thereby at the time of the incurrence thereof and after giving pro forma effect thereto and the use of proceeds thereof, does not exceed (i) during an Investment Grade Period, 15% of Adjusted Consolidated Net Tangible Assets, and (ii) at any other time, 3.50% of Adjusted Consolidated Net Tangible Assets (measured, in each case, as of the date such Lien or the obligations secured is incurred based upon the financial statements most recently available prior to such date); provided that for purposes of determining the amount secured by Liens under this Section 10.2(w), such amount shall be the lesser of the outstanding amount of the secured obligations or the Fair Market Value of the property subject to such Lien.
10.3 Limitation on Fundamental Changes. Except as permitted by Sections 10.4 or 10.5, the Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all its assets, except that:
(a) the Borrower may merge, consolidate or amalgamate with any Person (including any Subsidiary), provided that (i) the Borrower shall be the surviving, continuing or resulting entity or, if the foregoing is not the case, the surviving, continuing, or resulting entity shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the Borrower or such Person, as the case may be, being herein referred to as the “Successor Borrower”), (ii) the Successor Borrower (if other than the Borrower) shall expressly assume all the obligations of the Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (iii) no Borrowing Base Deficiency (during a Borrowing Base Trigger Period), Default or Event of Default has occurred and is continuing at the date of such merger, amalgamation, consolidation or would result from such consummation of such merger, amalgamation, consolidation, and (iv) if such merger, amalgamation, consolidation involves the Borrower and a Person that, prior to the consummation of such merger, amalgamation, consolidation, is not a Subsidiary of the Borrower (A) the Successor Borrower shall be in compliance, on a Pro Forma Basis with the Financial Performance Covenants, (B) each Guarantor, unless it is the other party to such merger, amalgamation, consolidation (or unless the Successor Borrower is the Borrower) shall have confirmed in a

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writing in form and substance acceptable to the Administrative Agent that its Guarantee shall apply to the Successor Borrower’s obligations under this Agreement (and, during a Borrowing Base Trigger Period, shall have confirmed that its obligations under the Security Documents shall apply to the Successor Borrower’s obligations under this Agreement), (C) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation or unless the Successor Borrower is the Borrower, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, and (D) if reasonably requested by the Administrative Agent, an opinion of counsel shall be required to be provided to the effect that such merger, amalgamation, consolidation does not violate this Agreement or any other Credit Document; provided, further, that if the foregoing are satisfied, the Successor Borrower (if other than the Borrower) will succeed to, and be substituted for, the Borrower under this Agreement;
(b) any Guarantor may merge, amalgamate or consolidate with (i) any Credit Party (provided that if the Borrower is involved in the case of any such merger, amalgamation or consolidation, the provisions of clause (a) above shall govern) or (ii) any other Person (including any other Subsidiary of the Borrower); provided that (A) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (1) a Restricted Subsidiary shall be the continuing or surviving Person or (2) the Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (B) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving Person or the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Guarantor) shall execute a supplement to the Guarantee and any applicable Mortgage, each in form and substance reasonably satisfactory to the Administrative Agent in order for the surviving Person to become a Guarantor and pledgor, mortgagor and grantor of Collateral for the benefit of the Secured Parties, (C) no Borrowing Base Deficiency (during a Borrowing Base Trigger Period), Default or Event of Default has occurred and is continuing on the date of such merger, amalgamation or consolidation or would result from the consummation of such merger, amalgamation or consolidation, and (D) if such merger, amalgamation or consolidation involves a Subsidiary and a Person that, prior to the consummation of such merger, amalgamation or consolidation, is not a Restricted Subsidiary of the Borrower, the Borrower shall be in compliance, on a Pro Forma Basis with the Financial Performance Covenants;
(c) any Restricted Subsidiary that is not a Guarantor may merge, amalgamate or consolidate with, or Dispose of all or substantially all of its assets to, the Borrower or any other Restricted Subsidiary (provided that if the Borrower is involved in the case of any such merger, amalgamation or consolidation, the provisions of clause (a) above shall govern);
(d) any Restricted Subsidiary may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (ii) to the extent such Restricted Subsidiary is a Credit Party, any assets or business of such Restricted Subsidiary not otherwise Disposed of or transferred in accordance with Section 10.4 or 10.5, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, a Credit Party after giving effect to such liquidation or dissolution; and

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(e) to the extent that no Borrowing Base Deficiency (during a Borrowing Base Trigger Period), Default or Event of Default would result from the consummation of such Disposition, the Borrower and the Restricted Subsidiaries may consummate a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 10.4.
10.4 Limitation on Sale of Assets. During a Borrowing Base Trigger Period, the Borrower will not, and will not permit any of the Restricted Subsidiaries to, make any Disposition of Borrowing Base Properties, unless (i) no Default or Event of Default has occurred and is continuing or would result therefrom (after giving effect to any Mortgage executed and delivered to the Administrative Agent substantially concurrently with such Disposition), (ii) the Borrower shall be in compliance with the Financial Performance Covenants on a Pro Forma Basis and (iii) immediately after giving effect to such Disposition (and to any Mortgage executed and delivered to the Administrative Agent substantially concurrently with such Disposition), no PV-9 Deficiency shall exist.
10.5 Limitation on Investments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make or hold Investments in Unrestricted Subsidiaries (in each case valued at Fair Market Value (determined by the Borrower acting in good faith)) unless (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) the Borrower shall be in compliance with the Financial Performance Covenants on a Pro Forma Basis and (iii) during a Borrowing Base Trigger Period, immediately after giving effect to such Investment, no PV-9 Deficiency shall exist.
10.6 Limitation on Restricted Payments. The Borrower will not, and will not permit any Restricted Subsidiary to, pay any dividends (other than Restricted Payments payable solely in its Stock that is not Disqualified Stock) or return any capital to its equity holders or make any other distribution, payment or delivery of property or cash to its equity holders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its Stock or Stock Equivalents now or hereafter outstanding, or set aside any funds for any of the foregoing purposes, or permit any of the Restricted Subsidiaries to purchase or otherwise acquire for consideration (other than in connection with an Investment permitted by Section 10.5) any Stock or Stock Equivalents of the Borrower, now or hereafter outstanding (all of the foregoing, “Restricted Payments”); except that:
(a) the Borrower may redeem in whole or in part any of its Stock or Stock Equivalents in exchange for another class of its Stock or Stock Equivalents or with proceeds from substantially concurrent equity contributions or issuances of new Stock or Stock Equivalents; provided that such new Stock or Stock Equivalents contain terms and provisions at least as advantageous to the Lenders in all material respects to their interests as those contained in the Stock or Stock Equivalents redeemed thereby, and the Borrower may pay Restricted Payments payable solely in the Stock and Stock Equivalents (other than Disqualified Stock not otherwise permitted by Section 10.1) of the Borrower;
(b) the Borrower may (i) redeem, acquire, retire or repurchase shares of its Stock or Stock Equivalents held by any present or former officer, manager, consultant, director or employee (or their respective Affiliates, estates, spouses, former spouses, successors,

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executors, administrators, heirs, legatees, distributees or immediate family members) of the Borrower and its Subsidiaries, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any equity option or equity appreciation rights plan, any management, director and/or employee equity ownership, benefit or incentive plan or agreement, equity subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement; provided that, non-discretionary repurchases, acquisitions, retirements or redemptions pursuant to the terms of any equity option or equity appreciation rights plan, any management, director and/or employee equity ownership, benefit or incentive plan or agreement, equity subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement, the aggregate amount of all cash paid in respect of all such shares of Stock or Stock Equivalents so redeemed, acquired, retired or repurchased in any calendar year does not exceed the $50,000,000; and (ii) pay Restricted Payments in an amount equal to withholding or similar Taxes payable or expected to be payable by any present or former employee, director, manager or consultant (or their respective Affiliates, estates or immediate family members) and any repurchases of Stock or Stock Equivalents in consideration of such payments including deemed repurchases in connection with the exercise of stock options so long as the amount of such payments does not exceed $25,000,000 in the aggregate;
(c) to the extent constituting Restricted Payments, the Borrower may make Investments permitted by Section 10.5;
(d) to the extent constituting Restricted Payments, the Borrower may enter into and consummate transactions expressly permitted by any provision of Section 10.3;
(e) the Borrower may repurchase Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) upon exercise of stock options or warrants if such Stock or Stock Equivalents represents all or a portion of the exercise price of such options or warrants;
(f) the Borrower or any of the Restricted Subsidiaries may (i) pay cash in lieu of fractional shares in connection with any dividend, split or combination thereof or any acquisition permitted hereby and (ii) so long as, immediately after giving effect thereto, (A) no Default or Event of Default shall have occurred and be continuing and (B) if such payment is made while a Borrowing Base Trigger Period is in effect, no Borrowing Base Deficiency exists, honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;
(g) the Borrower may pay any Restricted Payment within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;
(h) if no Event of Default shall have occurred and be continuing or would result therefrom and after giving effect to the making of any such Restricted Payment, the Borrower shall be in compliance on a Pro Forma Basis with the Financial Performance Covenants, then the Borrower may declare and pay Restricted Payments in cash or other property;

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(i) Restricted Subsidiaries may make Restricted Payments (i) to the Borrower or any other Restricted Subsidiary and (ii) ratably to all holders of its outstanding Stock and Stock Equivalents; and
(j) the Borrower may make payments described in Sections 10.12(a), (c), (d), (e), (h) and (i) (subject to the conditions set out therein).
10.7 Limitations on Subordinated Debt Payments and Amendments.
(a) The Borrower will not, and will not permit any Restricted Subsidiary to, optionally prepay, repurchase or redeem or otherwise defease any Permitted Additional Debt comprised of senior subordinated or subordinated Indebtedness (it being understood that payments of regularly scheduled cash interest in respect of, and payment of principal on the scheduled maturity date of such Permitted Additional Debt shall be permitted); provided, however, that the Borrower or any Restricted Subsidiary may optionally prepay, repurchase, redeem or defease any such Permitted Additional Debt (i) with the proceeds of any Permitted Refinancing Indebtedness, (ii) by converting or exchanging such Permitted Additional Debt to Stock (other than Disqualified Stock) of the Borrower, or (iii) so long as (A) no Event of Default has occurred and is continuing or would result therefrom and (B) (1) during a Borrowing Base Trigger Period, the Available Commitment is not less than 10% of the then effective Loan Limit (after giving effect to such prepayment, repurchase, redemption or defeasance) and (2) during an Unsecured Period, the Borrower is in compliance on a Pro Forma Basis with the Financial Performance Covenants; and
(b) The Borrower will not amend or modify the documentation governing any senior subordinated or subordinated Permitted Additional Debt or the terms applicable thereto to the extent that (i) any such amendment or modification, taken as a whole, would be adverse to the Lenders in any material respect or (ii) the documentation governing any senior subordinated or subordinated Permitted Additional Debt, as so amended or modified, would not be permitted to be included in the documentation governing any senior subordinated or subordinated Permitted Additional Debt that was issued at such time.
10.8 Negative Pledge Agreements. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into or permit to exist any Contractual Requirement (other than this Agreement or any other Credit Document or any documentation in respect of (a) secured Indebtedness otherwise permitted hereunder or (b) the Credit Parties’ Oil and Gas Properties to the extent that the property covered thereby is not required to be pledged as Collateral pursuant to the definition of “Collateral Requirements”) that limits the ability of the Borrower or any Guarantor to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Obligations or under the Credit Documents; provided that the foregoing shall not apply to Contractual Requirements that (i)(x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 10.8) are listed on Schedule 10.8 and (y) to the extent Contractual Requirements permitted by clause (x) are set forth in an agreement evidencing Indebtedness or other obligations, are set forth in any agreement evidencing any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness or obligation so long as such Permitted Refinancing Indebtedness does not expand the scope of such restriction in such Contractual Requirement, (ii) are binding on a Restricted

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Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower (or are binding on property at the time such property first becomes property of the Borrower or a Restricted Subsidiary), so long as such Contractual Requirements were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower (or such property becomes property of the Borrower or a Restricted Subsidiary), (iii) represent Indebtedness of a Restricted Subsidiary of the Borrower that is not a Guarantor to the extent such Indebtedness is permitted by Section 10.1 so long as such Contractual Requirement applies only to such Subsidiary, (iv) arise pursuant to agreements entered into with respect to any Disposition permitted hereunder and are applicable solely to assets which are the subject of such Disposition, (v) are customary provisions in joint venture agreements or agreements governing property held with a common owner and other similar agreements or arrangements relating solely to such joint venture or property or otherwise arise in (A) agreements which restrict the Disposition or distribution of assets or property in oil and gas leases, joint operating agreements, joint exploration and/or development agreements, participation agreements or (B) any production sharing contract or similar instrument on which a Lien cannot be granted without the consent of a third party and, in each case, other similar agreements entered into in the ordinary course of the oil and gas exploration and development business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 10.1, but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 10.1 to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary or in leases prohibiting Liens on retained property rights of the lessor in connection with operations of the lessee conducted on the leased property, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) restrict the use of cash or other deposits imposed by customers or suppliers under contracts entered into in the ordinary course of business, (xii) are imposed by any Requirement of Law, (xiii) exist under any documentation governing any Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness but only to the extent such Contractual Requirement was contained in the document evidencing the Indebtedness being refinanced, (xiv) are customary net worth provisions contained in real property leases entered into by Subsidiaries of the Borrower, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations, (xv) relate to property, an interest in which has been granted or conveyed to a Royalty Trust, YieldCo or a master limited partnership or which is subject to a term net profits interest, and (xvi) are restrictions regarding licenses or sublicenses by the Borrower and its Restricted Subsidiaries of intellectual property in the ordinary course of business (in which case such restriction shall relate only to such intellectual property)(clauses (i) through (xvi), collectively, “Permitted Restrictions”).
10.9 Limitation on Subsidiary Distributions. The Borrower will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to pay dividends or make

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any other distributions to the Borrower or any Restricted Subsidiary on its Stock or with respect to any other interest or participation in, or measured by, its profits or transfer any property to the Borrower or any Restricted Subsidiary except (in each case) for such encumbrances or restrictions existing under or by reason of:
(a) contractual encumbrances or restrictions in effect on the Closing Date that are described on Schedule 10.9 or pursuant to the Credit Documents;
(b) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on transferring the property so acquired;
(c) Requirement of Law or any applicable rule, regulation or order;
(d) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated;
(e) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Stock or assets of such Subsidiary;
(f) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 10.1 and 10.2 that limit the right of the debtor to dispose of the assets securing such Indebtedness;
(g) restrictions on cash or other deposits or net worth imposed by customers or suppliers under contracts entered into in the ordinary course of business;
(h) other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to Section 10.1 and either (i) the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to the Borrower, taken as a whole, as determined by an Authorized Officer of the Borrower in good faith, than the provisions contained in this Agreement or (ii) any such encumbrance or restriction contained in such Indebtedness does not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, as determined by an Authorized Officer of the Borrower in good faith, to make scheduled payments of cash interest on the Obligations when due;
(i) customary provisions in joint venture agreements or agreements governing property held with a common owner and other similar agreements or arrangements relating solely to such joint venture or property;

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(j) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business;
(k) provisions contained in agreements which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement;
(l) Permitted Restrictions; and
(m) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (j) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
10.10 Hedge Agreements. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Hedge Agreements with any Person other than (a) Hedge Agreements not for speculative purposes entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has or may have exposure (including with respect to commodity prices), (b) Hedge Agreements not for speculative purposes entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary and (c) other Hedge Agreements not for speculative purposes permitted under the risk management policies approved by the Borrower’s Board of Directors from time to time.
It is understood that for purposes of this Section 10.10, the following Hedge Agreements shall not be deemed speculative or entered into for speculative purposes: (i) any commodity Hedge Agreement intended, at inception of execution, to hedge or manage any of the risks related to existing and or forecasted Hydrocarbon production of the Borrower or its Restricted Subsidiaries (whether or not contracted), (ii) any Hedge Agreement intended, at inception of execution, (A) to hedge or manage the interest rate exposure associated with any debt securities, debt facilities or leases (existing or forecasted) of the Borrower or its Restricted Subsidiaries, (B) for foreign exchange or currency exchange management, (C) to manage commodity portfolio exposure associated with changes in interest rates or (D) to hedge any exposure that the Borrower or its Restricted Subsidiaries may have to counterparties under other Hedge Agreements such that the combination of such Hedge Agreements is not speculative taken as a whole and (iii) any Hedge Agreement otherwise permitted by the Secured Hedge Facility.
10.11 Financial Performance Covenants. Commencing with the fiscal quarter ending December 31, 2014:
(a) Leverage Ratio. Other than during an Investment Grade Period, the Borrower will not permit its Leverage Ratio to exceed 4.00:1.00.

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(b) Net Debt to Capitalization Ratio. The Borrower will not permit its Net Debt to Capitalization Ratio to be greater than 65% as of the last day of each fiscal quarter.
10.12 Transactions with Affiliates. The Borrower will not, and will not permit any of the Restricted Subsidiaries to conduct, any material transaction with any of its Affiliates (other than the Borrower and the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction), unless the terms of such transaction (taken as a whole) are substantially at least as favorable to the Borrower or such Restricted Subsidiary as it would obtain at the time in a comparable arm’s-length transaction (which includes, for the avoidance of doubt, any transaction consummated for Fair Market Value) with a Person that is not an Affiliate (or, if no comparable transaction is available with which to compare such transaction, such transaction is otherwise fair to the Borrower or the relevant Restricted Subsidiary as determined by an Authorized Officer of the Borrower in good faith); provided that the foregoing restrictions shall not apply to:
(a) the payment of Transaction Expenses,
(b) loans, advances and other transactions between or among the Borrower, any Subsidiary or any joint venture (regardless of the form of legal entity) in which the Borrower or any Subsidiary has invested (and which Subsidiary or joint venture would not be an Affiliate of the Borrower or such Subsidiary, but for the Borrower’s or such Subsidiary’s ownership of Stock or Stock Equivalents in such joint venture or such Subsidiary) to the extent permitted under Article X,
(c) employment and severance arrangements and health, disability, retirement savings, employee benefit and similar insurance or benefit plans between the Borrower (or any direct or indirect parent thereof) and the Subsidiaries and their respective directors, officers, employees or consultants (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of Stock or Stock Equivalents pursuant to put/call rights or similar rights with current or former employees, officers, directors or consultants and equity option or incentive plans and other compensation arrangements) in the ordinary course of business or as otherwise approved by the Board of Directors of the Borrower (or any direct or indirect parent thereof),
(d) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of the Borrower (or any direct or indirect parent thereof) and the Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of, or in connection with any services provided to, the Borrower and the Subsidiaries,
(e) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 10.12 or any amendment thereto to the extent such an amendment is not adverse, taken as a whole, to the Lenders in any material respect,
(f) Restricted Payments, redemptions, repurchases and other actions permitted under Section 10.6 or Section 10.7,

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(g) any issuance of Stock or Stock Equivalents or other payments, awards or grants in cash, securities, Stock, Stock Equivalents or otherwise pursuant to, or the funding of, employment arrangements, equity options and equity ownership plans approved by the Board of Directors of the Borrower (or any direct or indirect parent thereof),
(h) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with prudent business practice followed by companies in the industry of the Borrower and its Subsidiaries,
(i) payments by the Borrower (or any direct or indirect parent thereof) and the Subsidiaries pursuant to tax sharing agreements among the Borrower (and any such parent) and the Subsidiaries on customary terms; provided that payments by Borrower and the Subsidiaries under any such tax sharing agreements shall not exceed the excess (if any) of the amount they would have paid on a standalone basis over the amount they actually pay directly to Governmental Authorities, and
(j) customary agreements and arrangements with Royalty Trusts, YieldCos, and master limited partnerships that comply with the affiliate transaction provisions of such Royalty Trust, YieldCo or master limited partnership agreement.
10.13 Change in Business. The Borrower and its Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Borrower and its Restricted Subsidiaries on the date hereof and other business activities incidental or reasonably related thereto.
10.14 Use of Proceeds. The Borrower will not, and will not permit any of its Subsidiaries to, use the proceeds of any Loans, Swingline Loans or Letter of Credit in violation of the provisions of Regulation T, Regulation U or Regulation X of the Board.
ARTICLE XI
EVENTS OF DEFAULT
Upon the occurrence of any of the following specified events (each an “Event of Default”):
11.1 Payments. The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default in the payment when due of any interest on the Loans or any Unpaid Drawings, fees or of any other amounts owing hereunder or under any other Credit Document and such default shall continue for five or more days.
11.2 Representations, Etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue or misleading in any material respect on the date as of which made or deemed made.

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11.3 Covenants. Any Credit Party shall:
(a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(e)(i), 9.5 (solely with respect to the Borrower), 9.11(c) or Article X; or
(b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1, 11.2 or 11.3(a)) contained in this Agreement or any Security Document and such default shall continue unremedied for a period of at least 30 days after receipt of written notice thereof by the Borrower from the Administrative Agent.
11.4 Default Under Other Agreements. (i) The Borrower or any of the Restricted Subsidiaries shall default in any payment with respect to any Indebtedness (other than Indebtedness described in Section 11.1) or any Indebtedness in respect of any Hedge Agreement in excess of $125,000,000, beyond the grace period, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) any such Indebtedness shall be declared to be due and payable, or shall be required to be prepaid, defeased or redeemed prior to the stated maturity thereof, other than (A) as a result of a regularly scheduled required prepayment or as a mandatory prepayment, (B) in the case of any Indebtedness in respect of any Hedge Agreement, as a result of termination event or equivalent event under such Hedge Agreement and (C) secured Indebtedness that becomes due as a result of a Disposition (including as a result of Casualty Event) of the property or assets securing such Indebtedness permitted under this Agreement).
11.5 Bankruptcy, Etc. The Borrower or any Specified Subsidiary shall commence a voluntary case, proceeding or action concerning itself under (a) Title 11 of the United States Code entitled “Bankruptcy”; or (b) in the case of any Foreign Subsidiary that is a Specified Subsidiary, any domestic or foreign law relating to bankruptcy, judicial management, insolvency, reorganization, administration or relief of debtors in effect in its jurisdiction of incorporation, in each case as now or hereafter in effect, or any successor thereto (collectively, the “Bankruptcy Code”); or an involuntary case, proceeding or action is commenced against the Borrower or any Specified Subsidiary and the petition is not dismissed within 60 days after commencement of the case, proceeding or action or, in connection with any such voluntary proceeding or action, the Borrower or any Specified Subsidiary commences any other proceeding or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any Specified Subsidiary; or a custodian (as defined in the Bankruptcy Code), receiver, receiver manager, trustee or similar person is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any Specified Subsidiary; or there is commenced against the Borrower or any Specified Subsidiary any such proceeding or action that remains undismissed for a period of 60 days; or any order of relief or other order approving any such case or proceeding or action is entered; or the Borrower or any Specified Subsidiary suffers any appointment of any custodian, receiver, receiver manager, trustee or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any Specified Subsidiary makes a general assignment for the benefit of creditors.

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11.6 ERISA.
(a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan or Multiemployer Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof); the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan or a Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 or of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof);
(b) there results from any event or events set forth in clause (a) of this Section 11.6 the imposition of a lien, the granting of a security interest, or a liability; and
(c) such lien, security interest or liability would be reasonably likely to have a Material Adverse Effect.
11.7 Guarantee. The Guarantee or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof and thereof) or any Guarantor or any other Credit Party shall deny or disaffirm in writing any such Guarantor’s obligations under the Guarantee.
11.8 Security Documents. During a Borrowing Base Trigger Period, the Mortgage or any other Security Document pursuant to which the assets of the Borrower or any Subsidiary are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof) or any grantor thereunder or any other Credit Party shall deny or disaffirm in writing any grantor’s obligations under the Mortgage or any other Security Document.
11.9 Judgments. One or more monetary judgments or decrees of a court of competent jurisdiction shall be entered against the Borrower or any of the Restricted Subsidiaries involving a liability of $125,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and the Restricted Subsidiaries (to the extent not paid or covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof.
11.10 Change of Control. A Change of Control shall occur.
Then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may and, upon the written request of the Majority Lenders, shall, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower or any other Credit Party, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower, the result that would occur upon the giving of written notice by the

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Administrative Agent as specified in clauses (a), (b) and (d) below shall occur automatically without the giving of any such notice): (a) declare the Total Commitment and Swingline Commitment terminated, whereupon the Commitment of each Lender and each Swingline Lender, as the case may be, shall forthwith terminate immediately and any fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (b) declare the principal of and any accrued interest and fees in respect of any or all Loans and any or all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (c) terminate any Letter of Credit that may be terminated in accordance with its terms; and/or (d) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.5 with respect to the Borrower, it will pay) to the Administrative Agent at the Administrative Agent’s Office such additional amounts of cash, to be held as security for the Borrower’s respective reimbursement obligations for Drawings that may subsequently occur thereunder, equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding. In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.
Any amount received by the Administrative Agent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 11.5 shall be applied:
(i) first, to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in each Person’s capacity as such;
(ii) second, to the Secured Parties, an amount equal to all Obligations due and owing to them on the date of distribution and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amount thereof; and
(iii) third, pro rata to any other Obligations then due and owing; and
(iv) fourth, any surplus then remaining, after all of the Obligations then due shall have been paid in full in cash, shall be paid to the Borrower or its successors or assigns or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may award.
ARTICLE XII
THE ADMINISTRATIVE AGENT
12.1 Appointment.
(a) Each Lender (which, for the purposes of this Article XII includes each Letter of Credit Issuer and each Swingline Lender) hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such

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action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The provisions of this Article XII (other than Section 12.1(b) with respect to the Joint Lead Arrangers, the Joint Bookrunners, the Syndication Agent and the Co-Documentation Agents and Sections 12.10, 12.12 and 12.13(a) with respect to the Borrower) are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as third party beneficiary of any such provision. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent.
(b) Each of the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers and the Joint Bookrunners, each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement, other than with respect to actions taken as an Agent Bank under Section 2.14, but shall be entitled to all benefits of this Article XII.
12.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Credit Documents by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents, sub-agents or attorneys-in-fact selected by it in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).
12.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein or in any other Credit Document (IT BEING THE INTENTION OF THE PARTIES HERETO THAT THE ADMINISTRATIVE AGENT AND ANY RELATED PARTIES SHALL, IN ALL CASES, BE INDEMNIFIED FOR ITS ORDINARY, COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE)) or (b) responsible in any manner to any of the Lenders or any participant for any recitals, statements, representations or warranties made by any of the Borrower, any other Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of the Borrower or any other Credit Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or

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performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof. The Administrative Agent shall not be under any obligation to any Lender, any Swingline Lender or any Letter of Credit Issuer to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party.
12.4 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or instruction believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans; provided that the Administrative Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Credit Document or applicable Requirements of Law. For purposes of determining compliance with the conditions specified in Article VI and Article VII on the Closing Date, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
12.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders in accordance with the terms hereof; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

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12.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender, any Swingline Lender or any Letter of Credit Issuer. Each Lender, each Swingline Lender and each Letter of Credit Issuer acknowledges to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and each other Credit Party and made its own decision to make its credit extensions hereunder and enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and any other Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower or any other Credit Party that may come into the possession of the Administrative Agent any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.
12.7 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Bookrunners, Joint Lead Arrangers, Co-Syndication Agents or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or a Letter of Credit Issuer hereunder.
12.8 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective portions of the Commitments or Loans, as applicable, outstanding in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Total Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with

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any of the foregoing; provided that no Lender shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence, bad faith or willful misconduct as determined by a final judgment of a court of competent jurisdiction (IT BEING THE INTENTION OF THE PARTIES HERETO THAT THE ADMINISTRATIVE AGENT AND ANY RELATED PARTIES SHALL, IN ALL CASES, BE INDEMNIFIED FOR ITS ORDINARY, COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE); provided, further, that no action taken in accordance with the directions of the Majority Lenders (or such other number or percentage of the Lenders as shall be required by the Credit Documents) shall be deemed to constitute gross negligence, bad faith or willful misconduct for purposes of this Section 12.8. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans), this Section 12.8 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify the Administrative Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify the Administrative Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from the Administrative Agent gross negligence, bad faith or willful misconduct. The agreements in this Section 12.8 shall survive the payment of the Loans and all other amounts payable hereunder.
12.9 Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any other Credit Party as though the Administrative Agent were not the Administrative Agent hereunder and under the other Credit Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.
12.10 Successor Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Swingline Lenders, the Letter of Credit Issuers and the Borrower.

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If the Administrative Agent and/or any Swingline Lender becomes a Defaulting Lender, then such Administrative Agent or Swingline Lender may be removed as the Administrative Agent or Swingline Lender, as the case may be, at the reasonable request of the Borrower and the Majority Lenders. Upon receipt of any such notice of resignation or removal, as the case may be, the Majority Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Event of Default under Section 11.1 or 11.5 is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States but shall not, in any case, be a Defaulting Lender or an Affiliate of a Defaulting Lender. If, in the case of the resignation of the Administrative Agent, no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the Administrative Agent gives notice of its resignation, then the Administrative Agent may on behalf of the Lenders, the Swingline Lenders and the Letter of Credit Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Majority Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents (if any), such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower (following the effectiveness of such appointment) to the successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article XII (including Section 12.8) and Section 13.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as the Administrative Agent.
Any resignation of any Person as Administrative Agent pursuant to this Section shall also constitute its resignation as Letter of Credit Issuer and Swingline Lender (in each case if applicable). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer and the retiring Swingline Lender, (b) the retiring Letter of Credit Issuer and retiring Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Letter of Credit Issuer to effectively assume the obligations of the retiring Letter of Credit Issuer with respect to such Letters of Credit.
12.11 Withholding Tax. To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly

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withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Credit Party and without limiting the obligation of any applicable Credit Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due to the Administrative Agent under this Section 12.11. For the avoidance of doubt, for purposes of this Section 12.11, the term “Lender” includes any Letter of Credit Issuer and any Swingline Lender.
12.12 Security Documents and Guarantee. Each Secured Party hereby further authorizes the Administrative Agent, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents. Subject to Section 13.1, without further written consent or authorization from any Secured Party, the Administrative Agent may (a) execute any documents or instruments necessary in connection with a Disposition of assets permitted by this Agreement, (b) release any Lien encumbering any item of Collateral that is the subject of such Disposition of assets or with respect to which Majority Lenders (or such other Lenders as may be required to give such consent under Section 13.1) have otherwise consented or (c) release any Guarantor from the Guarantee with respect to which Majority Lenders (or such other Lenders as may be required to give such consent under Section 13.1) have otherwise consented (and, in the case of any automatic release of a Guarantor in accordance with Section 13.17, execute any documents or instruments that may be necessary or advisable to evidence such release).
12.13 Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Credit Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Secured Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee; it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents and the Guarantee may be exercised solely by the Administrative Agent, and (b) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Majority Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.

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12.14 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding, constituting an Event of Default under Section 11.5, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel, to the extent due under Section 13.5) allowed in such judicial proceeding; and
(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, to the extent due under Section 13.5.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
ARTICLE XIII
MISCELLANEOUS
13.1 Amendments, Waivers and Releases. Except as expressly set forth in this Agreement or in the applicable Credit Document, neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent shall, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents or (b) waive in writing, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that no such waiver and no such amendment, supplement or modification shall:

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(i) forgive or reduce any portion of any Loan or reduce the stated rate (it being understood that only the consent of the Majority Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate or amend Section 2.8(d)), or forgive any portion, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or extend the final expiration date of any Lender’s Commitment (other than in accordance with Section 2.16) or increase the amount of the Commitment of any Lender (except in accordance with Section 2.17), or make any Loan, interest, fee or other amount payable in any currency other than Dollars, in each case without the written consent of each Lender directly and adversely affected thereby;
(ii) amend, modify or waive any provision of this Section 13.1, or amend or modify any of the provisions of Section 5.3 or Section 13.8(a) to the extent it would alter the ratable allocation of payments thereunder, or reduce the percentages specified in the definitions of the terms “Majority Lenders”, “Required Lenders” or “Borrowing Base Required Lenders”, consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3) or alter the order of application set forth in the final paragraph of Article XI or modify any definition used in such final paragraph if the effect thereof would be to alter the order of payment specified therein, in each case without the written consent of each Lender directly and adversely affected thereby;
(iii) amend, modify or waive any provision of Article XII without the written consent of the then-current Administrative Agent, as applicable, or any other former Administrative Agent to whom Article XII then applies in a manner that directly and adversely affects such Person,
(iv) amend, modify or waive any provision of Article III with respect to any Letter of Credit without the written consent of each Letter of Credit Issuer to whom Article III then applies in a manner that directly and adversely affects such Person;
(v) amend, modify or waive any provisions hereof relating to Swingline Loans without the written consent of each Swingline Lender;
(vi) release all or substantially all of the value of the Guarantee (except as expressly permitted by the Guarantee or this Agreement) without the prior written consent of each Lender;
(vii) during a Borrowing Base Trigger Period, release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents or this Agreement, including upon the termination of any Borrowing Base Trigger Period) without the prior written consent of each Lender;

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(viii) amend Section 2.9 so as to permit Interest Period intervals greater than six months without regard to availability to Lenders, without the written consent of each Lender directly and adversely affected thereby;
(ix) during a Borrowing Base Trigger Period, increase the Borrowing Base without the written consent of the Borrowing Base Required Lenders, decrease or maintain the Borrowing Base without the written consent of the Required Lenders or otherwise modify Section 2.14(b), (c), (d) or 2.14(f) without the written consent of Borrowing Base Required Lenders; provided that a Scheduled Redetermination may be postponed by the Required Lenders;
(x) affect the rights or duties of, or any fees or other amounts payable to the Administrative Agent under this Agreement or any other Credit Document without the prior written consent of the Administrative Agent;
(xi) amend, modify or waive any provision of Article VII without the written consent of each Lender;
provided, further, that any provision of this Agreement or any other Credit Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Majority Lenders stating that the Majority Lenders object to such amendment. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.
13.2 Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile or email transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(a) if to the Borrower, the Administrative Agent, any Swingline Lender or any Letter of Credit Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

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(b) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the Swingline Lenders and the Letter of Credit Issuers.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii)(A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.
13.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Requirements of Law.
13.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.
13.5 Payment of Expenses; Indemnification. The Borrower agrees (a) to pay or reimburse the Administrative Agent and each Joint Lead Arranger for all of their reasonable and documented out-of-pocket costs and expenses (with respect to attorney costs, limited to reasonable fees, disbursements and other charges of one primary outside counsel to the Administrative Agent and the Joint Lead Arrangers (which is Simpson Thacher & Bartlett LLP as of the Closing Date) and one outside counsel in each appropriate local jurisdiction) incurred in connection with the preparation and execution and delivery of, and any amendment, waiver, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, (b) to pay or reimburse the Administrative Agent, and each Lender for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents (with respect to attorney costs, limited to the reasonable and documented fees, disbursements and other charges of one primary outside counsel for all such Persons, taken as a whole, and, if necessary, of a single firm of local outside counsel in each material jurisdiction for all Persons, taken as a whole (unless there is an actual or perceived conflict of interest in which case each such Person with such conflict may retain its own outside counsel)), (c) to pay, indemnify, and hold harmless each Lender, Letter of Credit Issuer and the Administrative Agent from, any and all recording and

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filing fees, and (d) to pay, indemnify, and hold harmless each Lender, Letter of Credit Issuer, each Joint Lead Arranger and the Administrative Agent and their respective Related Parties from and against any and all other liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, whether or not such proceedings are brought by the Borrower, any of its Related Parties or any other third Person (with respect to attorney costs, limited to the reasonable and documented fees, disbursements and other charges of one primary outside counsel for all such Persons, taken as a whole, and, if necessary, of a single firm of local outside counsel in each appropriate jurisdiction for all such Persons, taken as a whole (unless there is an actual or perceived conflict of interest in which case each such Person may retain its own outside counsel), with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, including any of the foregoing relating to the violation of, noncompliance with or liability under, any applicable Environmental Law (other than by such indemnified person or any of its Related Parties (other than any trustee or advisor)) or to any actual or alleged presence, release or threatened release of Hazardous Materials involving or attributable to the operations of the Borrower, any of its Subsidiaries or any of the Oil and Gas Properties (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”); provided that the Borrower shall have no obligation hereunder to the Administrative Agent, any Letter of Credit Issuer or any Lender or any of their respective Related Parties with respect to Indemnified Liabilities to the extent it has been determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from (i) the gross negligence, bad faith or willful misconduct of the party to be indemnified or any of its Related Parties (IT BEING THE INTENTION OF THE PARTIES HERETO THAT EACH LENDER, LETTER OF CREDIT ISSUER AND THE ADMINISTRATIVE AGENT AND THEIR RESPECTIVE RELATED PARTIES SHALL, IN ALL CASES, BE INDEMNIFIED FOR ITS ORDINARY COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE), (ii) any material breach of any Credit Document by the party to be indemnified or (iii) disputes, claims, demands, actions, judgments or suits not arising from any act or omission by the Borrower or its Affiliates, brought by an indemnified Person against any other indemnified Person (other than disputes, claims, demands, actions, judgments or suits involving claims against the Administrative Agent or a Joint Lead Arranger in its capacity as such). NO PERSON ENTITLED TO INDEMNIFICATION UNDER CLAUSE (D) OF THIS SECTION 13.5 SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS USED BY THE ADMINISTRATIVE AGENT IS PROVIDED “AS IS” AND “AS AVAILABLE.” NONE OF THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES WARRANTS THE ADEQUACY OF SUCH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR

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FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH ANY COMMUNICATIONS OR ANY TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS. No Person entitled to indemnification under clause (d) of this Section 13.5, nor the Borrower or any of its Subsidiaries, shall have any liability for any special, punitive, indirect, exemplary or consequential damages (including any loss of profits, business or anticipated savings) relating to this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that the foregoing shall not negate the Borrower’s obligations with respect to Indemnified Liabilities. All amounts payable under this Section 13.5 shall be paid within 15 Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expense in reasonable detail. The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder. This Section 13.5 shall not apply with respect to any claims for Taxes which shall be governed exclusively by Section 5.4 and, to the extent set forth therein, Sections 2.10 and 3.5. For the avoidance of doubt, the Borrower shall not be obligated under this Section 13.5 with respect to any allocated costs of in-house counsel.
13.6 Successors and Assigns; Participations and Assignments.
(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit and any Affiliate of any Lender that makes a Loan), except that (i) except as expressly permitted by Section 10.3, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit and any Affiliate of any Lender that makes a Loan), Participants (to the extent provided in Section 13.6(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Letter of Credit Issuer and the Lenders and each other Person entitled to indemnification under Section 13.5) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b) (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may at any time assign to one or more assignees (other than (A) a Person other than a bank, investment bank, insurance company, mutual fund or other institutional lender, as such terms are used in the Indentures, or (B) an Ineligible Person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including participations in L/C Obligations or Swingline Loans) at the time owing to it) with the prior written consent (such consent not be unreasonably withheld or delayed; it being understood that, notwithstanding the foregoing clause, the Borrower shall have the right to withhold or delay its consent to any assignment (x) if, in order for such assignment to comply with applicable Requirements of Law, the Borrower would be required to obtain the consent of, or make any

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filing or registration with, any Governmental Authority or (y) with respect to an assignment of Commitments to an entity other than a commercial bank or other financial institution customarily engaged in the business of making loans in the oil and gas industry) of:
(A) the Borrower; provided that no consent of the Borrower shall be required for an assignment (1) to a Lender, an Affiliate of a Lender or an Approved Fund or (2) if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing; and provided, further, that if the Borrower’s has not responded within ten (10) Business Days after the delivery of any written request for a consent, such consent shall be deemed to have been given; and
(B) the Administrative Agent, each Swingline Lender and each Letter of Credit Issuer; provided that no consent of the Administrative Agent, a Swingline Lender or a Letter of Credit Issuer shall be required for assignments in respect of the Facility if such assignment is to a Person that is a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender.
(ii) Assignments shall be subject to the following additional conditions:
(A) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, (1) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $25,000,000 (or, in the case of an assignment to an existing Lender, $10,000,000) and increments of $5,000,000 in excess thereof and (2) after giving effect to such assignment, the amount of the remaining Commitment or Loans of the assigning Lender (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $15,000,000, in each case unless each of the Borrower, each Letter of Credit Issuer, each Swingline Lender and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing; provided, further, that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;
(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and
(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

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(iii) Subject to acceptance and recording thereof pursuant to Section 13.6(b)(iv), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4 and 13.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.6(c).
(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest amounts) of the Loans and L/C Obligations and any payment made by the Letter of Credit Issuers under any Letter of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Further, the Register shall contain the name and address of the Administrative Agent, the Lenders and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Letter of Credit Issuers and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Letter of Credit Issuers the Swingline Lenders and, solely with respect to itself, each other Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 13.6(b) (unless waived) and any written consent to such assignment required by Section 13.6(b), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.
(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, any Swingline Lender or any Letter of Credit Issuer, sell participations to one or more banks or other entities other than an Ineligible Person (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Letter of Credit Issuer and the other Lenders shall continue to deal

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solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i) or (ii) of the proviso to Section 13.1 that affects such Participant, provided that the Participant shall have no right to consent to any modification to the percentages specified in the definitions of the terms “Majority Lenders”, “Majority Lenders”, “Required Lenders” or “Borrowing Base Required Lenders”. Subject to Section 13.6(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11, 3.5 and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections as though it were a Lender and had acquired its interest by assignment pursuant to Section 13.6(b), including the requirements of clause (e), (f) and (i) of Section 5.4). To the extent permitted by Requirements of Law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender; provided such Participant agrees to be subject to Section 13.8(a) as though it were a Lender.
(ii) A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11, 3.5 or 5.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld); provided that the Participant shall be subject to the provisions in Section 2.12 as if it were an assignee under clauses (a) and (b) of this Section 13.6. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.
(d) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Letter of Credit Issuers or the Swingline Lenders at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 13.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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(e) Subject to Section 13.16, the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.
(f) The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
13.7 Replacements of Lenders under Certain Circumstances.
(a) The Borrower shall be permitted to replace any Lender that (i) requests reimbursement for amounts owing pursuant to Section 2.10, 3.5 or 5.4, (ii) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken, (iii) becomes a Defaulting Lender (iv) becomes a Declining Lender, (v) does not consent to any waiver or amendment desired by the Borrower requiring the consent of all Lenders, the Required Lenders or all Lenders directly affected thereby (so long as the Majority Lenders have consented thereto), (vi) does not consent to a proposed Borrowing Base pursuant to Section 2.14 (so long as the Majority Lenders, or in the case of any increase in the Borrowing Base, the Borrowing Base Required Lenders, have consented thereto) or (vii) has failed to fund Loans, participations in Letters of Credit or Swingline Loans or has made a notification or public statement that it does not intend or expect to comply with its funding obligations hereunder, in each case as a result of its determination that a condition precedent to funding has not or cannot be satisfied pursuant to the definition of “Lender Default”, in each case, with a replacement bank, lending institution or other financial institution; provided that (A) such replacement does not conflict with any Requirement of Law, (B) no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing at the time of such replacement, (C) the replacement bank or institution shall purchase, at par, all Loans and the Borrower shall pay all other amounts (other than any disputed amounts), pursuant to Section 2.10, 3.5 or 5.4, as the case may be owing to such replaced Lender prior to the date of replacement, (D) the replacement bank or institution shall be subject to the consent of the Administrative Agent, the Swingline Lenders and the Letter of Credit Issuers (to the extent the consent of such Person would be required if an assignment were being made to such replacement bank or institution under Section 13.6(b)), (E) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6(b) (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), and (F) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

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(b) Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of this Section 13.7 may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto.
13.8 Adjustments; Set-off.
(a) If any Lender (a “Benefited Lender”) shall at any time receive any payment in respect of any principal of or interest on all or part of the Loans made by it, or the participations in Letters of Credit held by it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such Benefited Lender shall (i) notify the Administrative Agent of such fact, and (ii) purchase for cash at face value from the other Lenders a participating interest in such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably in accordance with the aggregate principal of and accrued interest on their respective Loans and other amounts owing them; provided, however, that, (A) if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest and (B) the provisions of this paragraph shall not be construed to apply to (1) any payment made by the Borrower or any other Credit Party pursuant to and in accordance with the express terms of this Agreement and the other Credit Documents, (2) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, Commitments or participations in Drawings to any assignee or participant or (3) any disproportionate payment obtained by a Lender as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments or any increase in the Applicable Margin in respect of Loans or Commitments of Lenders that have consented to any such extension. Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.
(b) After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by Requirements of Law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable Requirements of Law, upon any amount becoming due and payable by the Borrower hereunder or under any Credit Document (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower (and the Credit Parties, if

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applicable) and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.
13.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission, i.e. a “pdf” or a “tif”), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.
13.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
13.11 Integration. This Agreement and the other Credit Documents represent the agreement of the Borrower, the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Guarantors, the Administrative Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.
13.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
13.13 Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:
(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, County of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;
(b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 13.2 at such other address of which the Administrative Agent shall have been notified pursuant to Section 13.2;

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(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Requirements of Law or shall limit the right to sue in any other jurisdiction;
(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages; and
(f) agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
13.14 Acknowledgments. The Borrower hereby acknowledges that:
(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;
(b) (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower and the other Credit Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, and the Borrower and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for any of the Borrower, any other Credit Parties or any of their respective Affiliates, equity holders, creditors or employees or any other Person; (iii) neither the Administrative Agent, any Joint Bookrunner, any Joint Lead Arranger, nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent, any Joint Bookrunner, any Joint Lead Arranger or any Lender has advised or is currently advising any of the Borrower, the other Credit Parties or their respective Affiliates on other matters) and none of the Administrative Agent, any Joint Bookrunner, any Joint Lead Arranger or any Lender has any obligation to any of the Borrower, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby, in each case, except those obligations expressly set forth herein and in the other Credit Documents; (iv) the Borrower, the other Credit Parties and their respective Affiliates will not assert any claim based on alleged breach of fiduciary duty; (v) the Administrative Agent and its Affiliates and each Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and none of the Administrative Agent or any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (vi) neither the Administrative Agent nor any Lender has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby

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(including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent with respect to any breach or alleged breach of agency or fiduciary duty; and
(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, on the one hand, and any Lender, on the other hand.
13.15 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, EACH LETTER OF CREDIT ISSUER AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
13.16 Confidentiality. The Administrative Agent, each other Agent Bank, each Letter of Credit Issuer, each Swingline Lender and each other Lender shall hold all information furnished by or on behalf of the Borrower or any of its Subsidiaries other than any such information that is available to such Person on a nonconfidential basis prior to disclosure by the Borrower or any such Subsidiary (“Confidential Information”), confidential in accordance with its customary procedure for handling confidential information of this nature and in any event may make disclosure (a) to such Person’s Affiliates and the directors, officers, employees, attorneys, professional advisors, independent auditors, trustees and agents of such Person or such Person’s Affiliates, in each case who need to know such information in connection with the administration of the Credit Documents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information, are instructed to keep such Confidential Information confidential and agree to keep such Confidential Information confidential on the same terms as provided herein), (b) as required or requested by any Governmental Authority, self-regulatory agency or representative thereof purporting (on a reasonable basis, as determined by such Person) to have jurisdiction over such Person or pursuant to legal process or applicable Requirements of Law, (c) to any other party hereto, (d) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 13.16, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (y) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder or to any credit insurance provider related to the Borrower and its Obligations, (f) with the consent of the Borrower, and (g) to the extent such Confidential Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender, any Swingline Lender, any Letter of Credit Issuer, any Agent or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or any Subsidiary thereof (unless the Administrative Agent, such Swingline Lender, such Lender, such Letter of Credit Issuer, such Agent or such Affiliate has actual knowledge that such source owes an

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obligation of confidence to the Borrower or any Subsidiary thereof with respect to such Confidential Information); provided that unless specifically prohibited by applicable Requirements of Law, each Lender, the Administrative Agent, each Swingline Lender, each Letter of Credit Issuer and each other Agent Bank shall notify the Borrower (without any liability for a failure to so notify the Borrower) of any request made to such Person for Confidential Information by any Governmental Authority, self-regulatory agency or representative thereof or pursuant to legal process or applicable Requirements of Law (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) prior to disclosure of such Confidential Information; provided further that in no event shall any Lender, the Administrative Agent, any Swingline Lender, any Letter of Credit Issuer or any other Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary; provided further that, at any time after the Borrower has filed this Agreement with the SEC, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about the terms of this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
13.17 Release of Collateral and Guarantee Obligations; Disavowal of Liens.
(a) The Secured Parties hereby irrevocably agree that the Liens granted to the Administrative Agent by the Credit Parties on any Collateral shall be automatically released (i) in full, as set forth in clauses (b) or (c) below, (ii) upon the Disposition of such Collateral (including as part of or in connection with any other Disposition permitted hereunder) to any Person other than another Credit Party, to the extent such Disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Majority Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 13.1), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee and (vi) as required by the Administrative Agent to effect any Disposition of Collateral in connection with any exercise of remedies of the Administrative Agent pursuant to the Security Documents. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral to the extent required by the applicable Credit Documents, except to the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Secured Parties hereby irrevocably agree that any Guarantor shall be automatically released from the Guarantee in respect of the Facility upon (i) consummation of any transaction permitted hereunder resulting in such Guarantor becoming an Excluded Subsidiary (including an Unrestricted Subsidiary), (ii) consummation of any transaction permitted hereunder resulting in such Guarantor no longer being a Subsidiary of the Borrower or (iii) such Guarantor no longer being a guarantor under the Secured Hedge Facility or any Indenture. Further, the Administrative Agent shall release any Guarantor from the

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Guarantee (i) if such Guarantor became a Guarantor pursuant to Section 10.1(u) and the guarantee provided by such Guarantor is no longer required to be in compliance after giving effect to such release, with Section 10.1 or (ii) if such Guarantor ceases to be a Material Subsidiary, in each case, promptly upon the Borrower delivering a request for such release to the Administrative Agent. The Secured Parties hereby authorize the Administrative Agent to (all without the further consent or joinder of any Secured Party), and the Administrative Agent shall, execute and deliver any instruments, documents, and agreements necessary or desirable to effect, evidence and/or confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph. Upon any such release, any representation, warranty or covenant contained in any Credit Document relating to any such Collateral or Guarantor shall no longer be deemed to be repeated.
(b) Notwithstanding anything to the contrary contained herein or any other Credit Document, when all Obligations (other than indemnification and other contingent obligations for which no claim has been asserted at the relevant time of determination) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding that is not Cash Collateralized or otherwise back-stopped pursuant arrangements satisfactory to the applicable Letter of Credit Issuer and the Administrative Agent (such time, “Facility Termination”), all security interests and Liens in all Collateral and all obligations under all the Credit Documents shall be automatically released and discharged, and the Administrative Agent shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required, advisable or reasonably requested by the Borrower to evidence or otherwise more fully effect the foregoing, provided, however, that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.
(c) Notwithstanding anything to the contrary contained herein or any other Credit Document, upon the Borrower’s election to enter into an Unsecured Period pursuant to Section 13.18(b) and delivery of the written notice contemplated therein, all security interests and Liens in all Collateral and all obligations of the Credit Parties under the Security Documents shall be automatically released and discharged, and the Administrative Agent shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required, advisable or reasonably requested by the Borrower to evidence or otherwise more fully effect such release and discharge.
(d) If any Lender determines, acting reasonably, that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender to hold or benefit from a Lien over real property pursuant to any law of the United States or any State thereof, such Lender may notify the Administrative Agent and disclaim any benefit of such security interest to the extent of such illegality; provided, that such determination or disclaimer shall not invalidate or render unenforceable such Lien for the benefit of any other Lender.

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13.18 Borrowing Base Election.
(a) At any time that is not a Borrowing Base Trigger Period, the Borrower may provide written notice to the Administrative Agent of its election to enter into a Borrowing Base Trigger Period. A Borrowing Base Trigger Period will commence upon the Administrative Agent’s receipt of such notice.
(b) At any time during a Borrowing Base Trigger Period, as long as no Borrowing Base Trigger Event has occurred and is continuing, the Borrower may provide notice to the Administrative Agent of its election to exit such Borrowing Base Trigger Period and enter into an Unsecured Period together with a certificate of an Authorized Officer of the Borrower confirming that (A) no Event of Default exists and (B) no Borrowing Base Trigger Event has occurred and is continuing.
13.19 USA PATRIOT Act. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow the Administrative Agent and such Lender to identify each Credit Party in accordance with the Patriot Act.
13.20 Payments Set Aside. To the extent that any payment made by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.
13.21 Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the monetary Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

[CREDIT AGREEMENT]

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13.22 Disposition of Proceeds. If executed and delivered, any Security Document may contain an assignment by the applicable Credit Party unto and in favor of the Administrative Agent for the benefit of the Secured Parties of all of such Credit Party’s interest in and to its as-extracted collateral in the form of production and all proceeds attributable thereto which may be produced from or allocated to the Collateral covered thereby. If executed and delivered, the Security Documents may further provide in general for the application of such proceeds to the satisfaction of the Obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Documents, unless an Event of Default is continuing during a Borrowing Base Trigger Period, (a) the Administrative Agent and the Secured Parties agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or any other Secured Party, and all such proceeds shall be permitted to be paid to the Borrower and its Subsidiaries, and (b) the Secured Parties hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Subsidiaries.

[CREDIT AGREEMENT]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

CHESAPEAKE ENERGY CORPORATION, as the Borrower

By:	/s/ Elliot J. Chambers
Name:	Elliot J. Chambers
Title:	Vice President and Treasurer

Signature Page
CEC Credit Agreement

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MUFG UNION BANK, N.A., as Administrative Agent, Co-Syndication Agent, Letter of Credit Issuer, Swingline Lender and Lender

By:	/s/ Carl Stutzman
Name:	Carl Stutzman
Title:	Managing Director

Signature Page
CEC Credit Agreement

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THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Lender

By:	/s/ Carl Stutzman
Name:	Carl Stutzman
Title:	Managing Director

Signature Page
CEC Credit Agreement

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WELLS FARGO BANK NATIONAL ASSOCIATION, as Co-Syndication Agent, Letter of Credit Issuer, Swingline Lender and Lender

By:	/s/ Michael A. Tribolet
Name:	Michael A. Tribolet
Title:	Managing Director

Signature Page
CEC Credit Agreement

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CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Documentation Agent, Letter of Credit Issuer and Lender

By:	/s/ Dennis R Petito
Name:	Dennis R. Petio
Title:	Managing Director

By:	/s/ Michael D. Willis
Name:	Michael D. Willis
Title:	Managing Director

Signature Page
CEC Credit Agreement

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BANK OF AMERICA, N.A., as Co-Documentation Agent, Letter of Credit Issuer and Lender

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Managing Director

Signature Page
CEC Credit Agreement

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JPMORGAN CHASE BANK, N.A., as Co-Documentation Agent, Letter of Credit Issuer and Lender

By:	/s/ Debra Hrelja
Name:	Debra Hrelja
Title:	Vice President

Signature Page
CEC Credit Agreement

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CITIBANK, N.A., as Lender

By:	/s/ Eamon Baqui
Name:	Eamon Baqui
Title:	Vice President

Signature Page
CEC Credit Agreement

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DEUTSCHE BANK AG NEW YORK BRANCH, as Lender

By:	/s/ Kirk L. Tashjian
Name:	Kirk L. Tashjian
Title:	Vice President

By:	/s/ Peter Cucchiara
Name:	Peter Cucchiara
Title:	Vice President

Signature Page
CEC Credit Agreement

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DNB CAPITAL LLC, as Lender

By:	/s/ Joe Hykle
Name:	Joe Hykle
Title:	Senior Vice President

By:	/s/ Andrea Ozbolt
Name:	Andrea Ozbolt
Title:	First Vice President

Signature Page
CEC Credit Agreement

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GOLDMAN SACHS BANK USA, as Lender

By:	/s/ Rebecca Kratz
Name:	Rebecca Kratz
Title:	Authorized Signatory

Signature Page
CEC Credit Agreement

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MORGAN STANLEY BANK, N.A., as Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

Signature Page
CEC Credit Agreement

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BARCLAYS BANK PLC, as Lender

By:	/s/ Ronnie Glenn
Name:	Ronnie Glen
Title:	Vice President

Signature Page
CEC Credit Agreement

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EXPORT DEVELOPMENT CANADA, as Lender

By:	/s/ Christiane de Billy
Name:	Christiane de Billy
Title:	Senior Financing Manager

By:	/s/ Ladislau Papara
Name:	Ladislau Papara
Title:	Financing Manager

Signature Page
CEC Credit Agreement

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NATIXIS, NEW YORK BRANCH, as Lender

By:	/s/ Louis P. Laville, III
Name:	Louis P. Laville, III
Title:	Managing Director

By:	/s/ Mary Lou Allen
Name:	Mary Lou Allen
Title:	Director

Signature Page
CEC Credit Agreement

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MIZUHO BANK, LTD., as Lender

By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Authorized Signatory

Signature Page
CEC Credit Agreement

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BNP Paribas, as Lender

By:	/s/ Sriram Chandraskekaran
Name:	Siram CHANDRASKEKARAN
Title:	Director

By:	/s/ Julien Pecoud-Bouvet
Name:	Julien PECOUD-BOUVET
Title:	Vice President

Signature Page
CEC Credit Agreement

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COMPASS BANK, as Lender

By:	/s/ Kathleen J. Bowen
Name:	Kathleen J. Bowen
Title:	Senior Vice President

Signature Page
CEC Credit Agreement

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THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ Alan Dawson
Name:	Alan Dawson
Title:	Director

Signature Page
CEC Credit Agreement

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U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Bruce E. Hernandez
Name:	Bruce E. Hernandez
Title:	Senior Vice President

Signature Page
CEC Credit Agreement

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Schedule 1.1(a)

Chesapeake Energy Corporation

Commitments

Name of Lender	Commitment
MUFG Union Bank, N.A.	$157,714,285.71
The Bank of Tokyo-Mitsubishi UFJ, LTD.	118,285,714.29
Wells Fargo Bank, N.A.	276,000,000
Credit Agricole Corporate and Investment Bank	260,000,000
Bank of America, N.A.	260,000,000
JPMorgan Chase Bank, N.A.	260,000,000
Citibank, N.A.	215,000,000
Deutsche Bank AG New York Branch	215,000,000
DNB Capital llc	215,000,000
Goldman Sachs Bank USA	215,000,000
Morgan Stanley Bank, N.A.	215,000,000
Barclays Bank PLC	215,000,000
Export Development Canada	250,000,000
Natixis	188,000,000
Mizuho Bank, Ltd.	188,000,000
BNP Paribas	188,000,000
Compass Bank	188,000,000
The Bank of Nova Scotia	188,000,000
U.S. Bank National Association	188,000,000

Total Commitment	$4,000,000,000

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Schedule 1.1(b)

Chesapeake Energy Corporation

Swingline Subcommitments

Name of Swingline Lenders	Commitment
MUFG Union Bank, N.A.	$250,000,000
Wells Fargo Bank, N.A.	150,000,000

Total Commitment	$400,000,000

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Schedule 3.1

Chesapeake Energy Corporation

Existing Credit Agreement Letters of Credit*

Deal Number	Reference Number	Beneficiary	Maturity	Amount
513678	S326684M	Karnes Electric Cooperative	5/6/2015	$813,695.00
374031	S322221M	Commonwealth of Pennsylvania	9/21/2015	$29,600.00
343741	S320949M	Commonwealth of Pennsylvania	5/21/2015	$12,400.00
343740	S320948M	Commonwealth of Pennsylvania	5/21/2015	$23,600.00
343739	S320947M	Commonwealth of Pennsylvania	5/21/2015	$73,500.00
526985	S318648M	Mid Continent Casualty Company	7/20/2015	$50,000.00
514291	S237463	Texas Commission on Environmental Quality	5/16/2015	$436,377.00
539621	S237094	Four Star Oil	9/15/2015	$120,000.00
539620	S237093	Chevron North America Exploration & Production Co.	9/15/2015	$600,000.00
511053	S235226	Kay Electric Cooperative, Inc.	4/30/2015	$150,000.00
522974	S234957	Liberty Mutual Insurance	6/30/2015	$12,626,000.00

* All issued by Union Bank, N.A.

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Schedule 8.4

Chesapeake Energy Corporation

Litigation

None.

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Schedule 8.12

Chesapeake Energy Corporation

Subsidiaries

Guarantors and Material Subsidiaries

1.	AMGS, L.L.C.

2.	Arkansas Midstream Gas Services Corp.

3.	Atrium Towers, L.L.C.

4.	Chesapeake AEZ Exploration, L.L.C.

5.	Chesapeake Appalachia, L.L.C.

6.	Chesapeake-Clements Acquisition, L.L.C.

7.	Chesapeake E&P Holding Corporation

8.	Chesapeake Energy Louisiana Corporation

9.	Chesapeake Energy Marketing, L.L.C.

10.	Chesapeake Equipment Finance, L.L.C.

11.	Chesapeake Exploration, L.L.C.

12.	Chesapeake Land Development Company, L.L.C.

13.	Chesapeake Louisiana, L.P.

14.	Chesapeake Midstream Development, L.L.C.

15.	Chesapeake Midstream Holdings, L.L.C.

16.	Chesapeake Midstream Management, L.L.C.

17.	Chesapeake NG Ventures Corporation

18.	Chesapeake Operating, L.L.C.

19.	Chesapeake Plaza, L.L.C.

20.	Chesapeake Royalty, L.L.C.

21.	Chesapeake VRT, L.L.C.

22.	Chesapeake West Texas Gathering, L.L.C.

23.	CHK Energy Holdings, Inc.

24.	CHK-MAC, L.L.C.

25.	CHK Utica, L.L.C.

26.	CHK Utica Preferred Holdings, L.L.C.

27.	Compass Manufacturing, L.L.C.

28.	EMLP, L.L.C.

29.	Empress, L.L.C.

30.	Empress Louisiana Properties, L.P.

31.	GSF, L.L.C.

32.	MC Louisiana Minerals, L.L.C.

33.	MC Mineral Company, L.L.C.

34.	MidCon Compression, L.L.C.

35.	Nomac Services, L.L.C.

36.	Northern Michigan Exploration Company, L.L.C.

37.	Sparks Drive SWD, Inc.

38.	Winter Moon Energy Corporation

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Unrestricted Subsidiaries

1.	Wireless Seismic, Inc.

2.	CHK Cleveland Tonkawa, L.L.C.

3.	MAC-LP, L.L.C.

4.	Peake Fuel Stations, L.L.C.

5.	Ventura, LLC

6.	Chesapeake Oilfield Services, Inc.

7.	COS Holdings, L.L.C.

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Schedule 10.1

Chesapeake Energy Corporation

Closing Date Indebtedness

3.25% senior notes due 2016	$ 500,000,000.00
6.25% euro-denominated senior notes due 2017	$ 434,714,812.00
6.5% senior notes due 2017	$ 660,386,000.00
7.25% senior notes due 2018	$ 668,584,000.00
Floating rate senior notes due 2019	$ 1,500,000,000.00
6.625% senior notes due 2020	$ 1,300,000,000.00
6.875% senior notes due 2020	$ 500,000,000.00
6.125% senior notes due 2021	$ 1,000,000,000.00
5.375% senior notes due 2021	$ 700,000,000.00
4.875% senior notes due 2023	$ 1,500,000,000.00
5.75% senior notes due 2023	$ 1,100,000,000.00
2.75% contingent convertible senior notes due 2035	$ 395,801,000.00
2.50% contingent convertible senior notes due 2037	$ 1,167,861,000.00
2.25% contingent convertible senior notes due 2038	$ 346,612,000.00

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Schedule 10.2

Chesapeake Energy Corporation

Closing Date Liens

None.

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Schedule 10.8

Chesapeake Energy Corporation

Closing Date Negative Pledge Agreements

None.

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Schedule 10.9

Chesapeake Energy Corporation

Closing Date Contractual Encumbrances

None.

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Schedule 10.12

Chesapeake Energy Corporation

Closing Date Affiliate Transactions

None.

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Schedule 13.2

Chesapeake Energy Corporation

Notice Address

To the Borrower:

Chesapeake Energy Corporation
6100 North Western Avenue
Oklahoma City, OK 73118
Attention: Treasurer
Telephone: 405-935-6119
Telecopies: 405-849-6119

To the Administrative Agent:

MUFG Union Bank, N.A.
1251 Avenue of the Americas, 12th Floor
New York, NY 10020
Attention: Antonia M. Cabrera
Telephone: 323-720-2587
Telecopies: 323-656-1967
Electronic mail: antonia.cabrera@unionbank.com

To the Swingline Lender:

MUFG Union Bank, N.A.
1251 Avenue of the Americas, 12th Floor
New York, NY 10020
Attention: Antonia M. Cabrera
Telephone: 323-720-2587
Telecopies: 323-656-1967
Electronic mail: antonia.cabrera@unionbank.com

Wells Fargo Bank, N.A.
1000 Louisiana St.
Houston, TX 77002
Attention: Dorothy Cardenas
Telephone: 303-863-5917
Telecopies: 866-269-8331

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To the Letter of Credit Issuer:

MUFG Union Bank, N.A.
1251 Avenue of the Americas, 12th Floor
New York, NY 10020
Attention: Antonia M. Cabrera
Telephone: 323-720-2587
Telecopies: 323-656-1967
Electronic mail: antonia.cabrera@unionbank.com

Wells Fargo Bank, N.A.
1000 Louisiana St.
Houston, TX 77002
Attention: Dorothy Cardenas
Telephone: 303-863-5917
Telecopies: 866-269-8331

Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
Attention: Gener David
Telephone: 732-590-7751
Telecopies: 917-849-5440
Electronic mail: gener.david@ca-cib.com

Bank of America, N.A.
Attention: Srikanth Metuku
Telephone: 415-436 -3685 Ext:64341
Telecopies: 214-530-2716
Electronic mail: srikanth.metuku@bankofamerica.com

JPMorgan Chase Bank, N.A.
Prestige Tech Park, Floor 4
Sarjapur Outer Ring Rd, Vathur Hobli
Bangalore, India 560 087
Attention: Neha Pandey
Telephone: (+91-80) 667 64583
Telecopies: 201-244-3885
Electronic mail: na_cpg@jpmorgan.com

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EXHIBIT A

FORM OF NOTICE OF BORROWING

[Date]1

MUFG Union Bank, N.A.
as Administrative Agent [and a Swingline Lender]2

[Wells Fargo Bank, National Association,
as a Swingline Lender]

Re:	Chesapeake Energy Corporation Notice of Borrowing

Ladies and Gentlemen:

This Notice of Borrowing is delivered to you pursuant to Section 2.3 of that certain Credit Agreement, dated as of December [ ], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Chesapeake Energy Corporation, an Oklahoma corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), MUFG Union Bank, N.A., as Administrative Agent, a Swingline Lender, and a Letter of Credit Issuer, and each other Swingline Lender and Letter of Credit Issuer from time to time party thereto (such terms and each other capitalized term used but not defined herein having the meaning provided in the Credit Agreement).
The Borrower hereby requests that a Borrowing be extended as follows:
(i)    Requested Borrowing is to consist of [ABR Loans][LIBOR Loans][ Swingline Loans]
(ii)    Aggregate amount of the requested Borrowing is $[                   ];
(iii)    Date of such Borrowing is [                   ], 201[   ];
(iv)    In the case of a Borrowing of LIBOR Loans, the initial Interest Period applicable thereto is [                   ]; 3
(v)    Location and number of the account to which funds are to be disbursed is as follows:

[                ]
__________________________
1 Date of Notice of Borrowing: To be submitted (A) in the case of any LIBOR Loans to be made on the Closing Date, prior to 1:00 p.m. at least two Business Days’ prior to the Closing Date; (B) in the case of any LIBOR Loans to be made after the Closing Date, prior to 1:00 p.m. at least three Business Days’ prior to the Borrowing of such LIBOR Loans; (C) in the case of any ABR Loans, prior to 1:00 p.m. on the date of Borrowing of such ABR Loans; or (D) in the case of any Swingline Loans, prior to 4:00 p.m. on the date of Borrowing of such Swingline Loans. All of the foregoing times are New York time.
2 Insert Swingline Lender references if Swingline Loans are being requested.
3 If no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

A-1

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[                ]
[                ]
[                ]
[                ]

[Remainder of page intentionally left blank; signature page follows]
A-2

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IN WITNESS WHEREOF, the undersigned has duly executed this Notice of Borrowing by its authorized representative as of the day and year first above written.

CHESAPEAKE ENERGY CORPORATION

By:

Name:
Title:

Signature Page
Chesapeake Energy Corporation
Notice of Borrowing

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EXHIBIT B

FORM OF LETTER OF CREDIT REQUEST

[Date]1
MUFG Union Bank, N.A.,
as Administrative Agent [and a Letter of Credit Issuer]

[Wells Fargo bank, National Association,
as a Letter of Credit Issuer]2

Re:	Chesapeake Energy Corporation Letter of Credit Request

Ladies and Gentlemen:

This Letter of Credit Request is delivered to you pursuant to Section 3.2 of that certain Credit Agreement, dated as of December [ ], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Chesapeake Energy Corporation, an Oklahoma corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), MUFG Union Bank, N.A., as Administrative Agent, a Swingline Lender, and a Letter of Credit Issuer, and each other Swingline Lender and Letter of Credit Issuer from time to time party thereto (such terms and each other capitalized term used but not defined herein having the meaning provided in the Credit Agreement).
The Borrower hereby requests that a Letter of Credit be issued:
(i)    on [insert date of requested issuance]
(ii)    in the aggregate Stated Amount of $[_________];
(iii)    in favor of [insert name and address of beneficiary];
(iv)    which expires on [insert date at least five Business Days prior to Maturity Date (unless a later expiration date is permitted under Section 3.1(b))];
(v)    which automatically renews for [__]-month periods; and
(vi)    which specifies that a drawing may be made only in the event of the occurrence of the following conditions: [insert drawing conditions]
The undersigned hereby agrees that the Letter of Credit Issuer is expressly authorized to make such changes from the form of this Request as the Letter of Credit Issuer in its reasonable discretion may deem advisable, provided no such changes shall vary the principal terms hereof.
[Remainder of page intentionally left blank; signature page follows]
_____________________

[1]
Date of Letter of Credit Request (prior to 1:00 p.m. (New York time) at least two Business Days prior to the date of issuance or such lesser number as may be agreed by the Administrative Agent and the Letter of Credit Issuer).

[2]	Insert appropriate Letter of Credit Issuer.

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IN WITNESS WHEREOF, the undersigned has duly executed this Letter of Credit Request by its authorized representative as of the day and year first above written.

CHESAPEAKE ENERGY CORPORATION

By:

Name:
Title:

Signature Page
Chesapeake Energy Corporation
Letter of Credit Request

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EXHIBIT C

FORM OF GUARANTEE

[See attached.]

C-1

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______________________________________________________________________________

GUARANTEE

made by

each of the Guarantors
from time to time party hereto

in favor of

MUFG UNION BANK, N.A.,
as Administrative Agent

Dated as of December [ ], 2014

______________________________________________________________________________

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Annex:

A.    Assumption Agreement

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GUARANTEE
THIS GUARANTEE, dated as of December [], 2014 (as amended, restated, supplemented or otherwise modified from time to time, this “Guarantee”), is made by each of the Subsidiaries of the Borrower that is a signatory hereto (each of the signatories hereto, together with any other Subsidiary of the Borrower that becomes a party hereto from time to time after the date hereof, each, individually a “Guarantor” and, collectively, the “Guarantors”), in favor of MUFG UNION BANK, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the benefit of the Secured Parties.
WHEREAS, reference is made to that certain Credit Agreement, dated as of December [], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (the “Borrower”), the Secured Parties from time to time party thereto, MUFG UNION BANK, N.A., as Administrative Agent, a Swingline Lender and a Letter of Credit Issuer;
WHEREAS, pursuant to the Credit Agreement, among other things, (i) the Lenders have severally agreed to make Loans to the Borrower, (ii) the Swingline Lenders have severally agreed to make Swingline Loans to the Borrower and (iii) each Letter of Credit Issuer has severally agreed to issue Letters of Credit for the account of the Borrower and its Subsidiaries, in each case, upon the terms and subject to the conditions set forth therein (clauses (i), (ii), and (iii), collectively, the “Extensions of Credit”);
WHEREAS, each Guarantor is a Domestic Subsidiary of the Borrower;
WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Borrower to make valuable transfers to the Guarantors in connection with the operation of their respective businesses;
WHEREAS, each Guarantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and
WHEREAS, it is a condition precedent to the obligations of the Secured Parties to make their respective Extensions of Credit to the Borrower that the Guarantors shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Secured Parties;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and to induce the Administrative Agent, the Swingline Lenders, the Letter of Credit Issuer and the Lenders to enter into the Credit Agreement and the Lenders, the Swingline Lenders and the Letter of Credit Issuer to make the Extensions of Credit to the Borrower under the Credit Agreement, the Guarantors hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

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SECTION I
DEFINITIONS

1.1    Defined Terms; Interpretation.

(a)    Unless otherwise defined herein, each term defined in the Credit Agreement and used herein (including terms used in the preamble and recitals hereto) shall have the meaning given to it in the Credit Agreement.

(b)    As used herein, “Obligations” shall have the meaning given such term in the Credit Agreement; provided that references herein to (i) the Obligations of the Borrower shall refer to the Borrower’s Obligations (as defined in the Credit Agreement) and (ii) the Obligations of any Guarantor shall refer to such Guarantor’s Guarantor Obligations.

(c)    As used herein, “Guarantor Obligations” means, with respect to any Guarantor, all Obligations (as defined in the Credit Agreement) of such Guarantor which may arise under or in connection with the Guarantee and any Security Document to which such Guarantor is a party.

(d)    The rules of construction and other interpretive provisions specified in Sections 1.2, 1.3, 1.5 1.6 and 1.7 of the Credit Agreement shall apply to this Guarantee, including terms defined in the preamble and recitals hereto, mutatis mutandis.

SECTION II
GUARANTEE

2.1    Guarantee.

(a)    Subject to the provisions of Section 2.1(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (including any extensions, modifications, substitutions, amendments and renewals of any or all of such Obligations).

(b)    Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under the Bankruptcy Code or any applicable federal and state Requirements of Law relating to fraudulent conveyances, fraudulent transfers or the insolvency of debtors.

(c)    To the extent that the Borrower would be required to make payments pursuant to Section 13.5 of the Credit Agreement, each Guarantor further agrees to pay any and all expenses (including without limitation, all reasonable fees and disbursements of counsel) that may be paid or incurred by the Administrative Agent or any other Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until Facility

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Termination, notwithstanding that from time to time prior thereto no amounts may be outstanding under the Credit Documents.

(d)    Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

(e)    No payment or payments made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from the Borrower, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of, or in payment of, the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, which shall, notwithstanding any such payment or payments (other than payments made by the Borrower or such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until Facility Termination.

(f)    Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any other Secured Party on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guarantee for such purpose.

2.2    Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder (including by way of set-off rights being exercised against it), such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.4. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

2.3    Right of Set-off. In addition to any rights and remedies of the Secured Parties provided by applicable Requirements of Law, each Guarantor hereby irrevocably authorizes each Secured Party at any time and from time to time following the occurrence and during the continuance of any Event of Default, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, upon any amount becoming due and payable by such Guarantor hereunder (whether at stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, but excluding deposits held by such Guarantor as a fiduciary for others), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Guarantor under any Credit Document. Each Secured Party shall notify such Guarantor and the Administrative Agent promptly of any such set-off and the appropriation and application made

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by such Secured Party; provided that the failure to give such notice shall not affect the validity of such set-off and appropriation and application.

2.4    No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or appropriation or application of funds of any of the Guarantors by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Obligations until Facility Termination, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder until Facility Termination. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to Facility Termination, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as required by the terms of the Credit Agreement.

2.5    Amendments, etc. with respect to the Obligations; Waiver of Rights. Except for termination of a Guarantor’s obligations hereunder as provided in Section 5.14, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor: (a) any demand for payment of any of the Obligations made by the Administrative Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued; (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party (with the consent of the applicable Credit Parties where required by the terms hereof or thereof); (c) the Credit Agreement and the other Credit Documents and any other documents executed and delivered in connection therewith may be amended, modified, waived, supplemented or terminated, in whole or in part, in accordance with the terms of the applicable documents; and (d) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor or guarantor, and any failure by the Administrative Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any such other Guarantor or guarantor or any release of the Borrower or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any other Secured Party against any of the Guarantors. For the

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purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6    Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, contraction, incurrence, renewal, extension, amendment, waiver or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon this Guarantee or acceptance of this Guarantee, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, waived or accrued, in reliance upon this Guarantee. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. To the fullest extent permitted by applicable Requirement of Law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to, or upon, the Borrower or any other Guarantor with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement or any other Credit Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Administrative Agent or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Credit Parties for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance (other than a defense of payment or performance). When pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent and any other Secured Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the other Secured Parties against such Guarantor. Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from financing arrangements contemplated by the Credit Documents and the waivers set forth herein are knowingly made in contemplation of such benefits. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the other Secured Parties, and their respective successors, indorses, transferees and assigns, until Facility Termination, notwithstanding that from time to time any Credit Documents may be free from any Obligations. A Guarantor shall automatically be released from its obligations hereunder and the Guarantee of such Guarantor shall be automatically released under the circumstances described in Section 13.17 of the Credit Agreement.

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2.7    Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.8    Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at the address specified in Section 13.2 of the Credit Agreement or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders. Each Guarantor agrees that the provisions of Sections 5.4 and 13.20 of the Credit Agreement shall apply to such Guarantor’s obligations under this Guarantee.

SECTION III
REPRESENTATIONS AND WARRANTIES

3.1    Representations and Warranties. Each Guarantor represents and warrants on the Closing Date and on each other date as required by the Credit Agreement that the representations and warranties set forth in Article 8 of the Credit Agreement and the other Credit Documents to which such Guarantor is a party, insofar as they relate to such Guarantor, each of which is hereby incorporated herein by reference, are true and correct in all material respects on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date), and the Administrative Agent and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

SECTION IV
COVENANTS

4.1    Covenants. Each Guarantor hereby covenants and agrees with the Administrative Agent and each other Secured Party that, from and after the date of this Guarantee until Facility Termination, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

4.2    Authority of Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and such Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the

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Secured Parties with full and valid authority so to act or refrain from acting in the manner set forth in Article 12 of the Credit Agreement, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION V
MISCELLANEOUS

5.1    Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

5.2    Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Guarantee and the making of the Loans.

5.3    Counterparts. This Guarantee may be executed by one or more of the parties to this Guarantee on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or a “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Guarantee signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

5.4    Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

5.5    Integration. This Guarantee and the other Credit Documents represent the agreement of the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Guarantors, the Administrative Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

5.6    Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

5.7    GOVERNING LAW. THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

5.8    Submission to Jurisdiction; Waivers. Each Guarantor hereto hereby irrevocably and unconditionally:

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(a)    submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, County of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)    consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address as provided in Section 5.1 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Requirements of Law or shall limit the right to sue in any other jurisdiction;

(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.8 any special, exemplary, punitive or consequential damages; and

(f)    agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

5.9    Acknowledgments. Each Guarantor hereby acknowledges that:

(a)    it has been advised by counsel in the negotiation, execution and delivery of this Guarantee, the transactions contemplated hereby and the other Credit Documents;

(b)    it will not assert any claim against the Administrative Agent or any other Secured Party based on an alleged breach of fiduciary duty by such party in connection with this Guarantee, the transactions contemplated hereby or the other Credit Documents; and

(c)    no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Administrative Agent and the other Secured Parties or among the Borrower, the Administrative Agent and the other Secured Parties.

5.10    WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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5.11    Amendments in Writing; No Waiver; Cumulative Remedies.

(a)    None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Guarantor(s) and the Administrative Agent in accordance with Section 13.1 of the Credit Agreement.

(b)    Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 5.11(a), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or any Secured Party would otherwise have on any future occasion.

(c)    The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and not exclusive of any other rights, remedies, powers and privileges provided by law.

5.12    Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Secured Parties and their successors and assigns.

5.13    Additional Obligors. Each Subsidiary of the Borrower that is required to become a party to this Guarantee pursuant to the Credit Agreement shall become a Guarantor, with the same force and effect as if originally named as a Guarantor herein, for all purposes of this Guarantee upon execution and delivery by such Subsidiary of a supplement in the form of Annex A hereto or such other form reasonably satisfactory to the Administrative Agent (each, an “Assumption Agreement”). The execution and delivery of any instrument adding an additional Guarantor as a party to this Guarantee shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guarantee.

5.14    Termination or Release.

(a)    This Guarantee shall automatically terminate upon Facility Termination.

(b)    A Guarantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Guarantor ceases to be required to be a Guarantor or as otherwise contemplated by Section 13.17 of the Credit Agreement.

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(c)    In connection with any termination or release, the Administrative Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 5.14 shall be without recourse to or warranty by the Administrative Agent.

[SIGNATURES BEGIN NEXT PAGE]

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

Guarantors:

CHESAPEAKE EXPLORATION, L.L.C.
CHESAPEAKE APPALACHIA, L.L.C.

By:

Name: Elliot J. Chambers
Title: Vice President and Treasurer

CHESAPEAKE LOUISIANA, L.P.
By:	CHESAPEAKE OPERATING, L.L.C., its general partner

By:

Name: Elliot J. Chambers
Title: Vice President and Treasurer

Signature Page
Chesapeake Energy Corporation
Guarantee

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CHESAPEAKE E&P HOLDING CORPORATION
CHESAPEAKE ENERGY LOUISIANA CORPORATION
CHESAPEAKE NG VENTURES CORPORATION
CHK ENERGY HOLDINGS, INC.
SPARKS DRIVE SWD, INC.
WINTER MOON ENERGY CORPORATION
ATRIUM TOWERS, L.L.C.
CHESAPEAKE AEZ EXPLORATION, L.L.C.
CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.
CHESAPEAKE ENERGY MARKETING, L.L.C.
CHESAPEAKE EQUIPMENT FINANCE, L.L.C.
CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.
CHESAPEAKE OPERATING, L.L.C.
CHESAPEAKE PLAZA, L.L.C.
CHESAPEAKE ROYALTY, L.L.C.
CHESAPEAKE VRT, L.L.C.
CHK-MAC, L.L.C.
CHK UTICA PREFERRED HOLDINGS, L.L.C.
COMPASS MANUFACTURING, L.L.C.
EMLP, L.L.C., on behalf of itself and as general partner of EMPRESS LOUISIANA
PROPERTIES, L.P.
EMPRESS, L.L.C.
GSF, L.L.C.
MC LOUISIANA MINERALS, L.L.C.
MC MINERAL COMPANY, L.L.C.
MIDCON COMPRESSION, L.L.C.
NOMAC SERVICES, L.L.C.
NORTHERN MICHIGAN EXPLORATION COMPANY, L.L.C.
ARKANSAS MIDSTREAM GAS SERVICES CORP.
AMGS, L.L.C.
CHESAPEAKE MIDSTREAM DEVELOPMENT, L.L.C.
CHESAPEAKE MIDSTREAM HOLDINGS, L.L.C.
CHESAPEAKE MIDSTREAM MANAGEMENT, L.L.C.
CHESAPEAKE WEST TEXAS GATHERING, L.L.C.

By:

Name: Elliot J. Chambers
Title: Vice President and Treasurer

Signature Page
Chesapeake Energy Corporation
Guarantee

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Acknowledged and Consented to:

MUFG UNION BANK, N.A., as Administrative Agent

By:

Name:
Title:

Signature Page
Chesapeake Energy Corporation
Guarantee

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ANNEX A
TO GUARANTEE

FORM OF ASSUMPTION AGREEMENT1
This ASSUMPTION AGREEMENT, dated as of ________________, 201__, is made by ______________________________, a ______________ (the “Additional Obligor”), in favor of MUFG UNION BANK, N.A., as Administrative Agent for the benefit of the Secured Parties.
R E C I T A L S
A.    Reference is made to that certain Credit Agreement, dated as of December [], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (the “Borrower”), the Lenders from time to time party thereto, MUFG UNION BANK, N.A., as Administrative Agent, a Swingline Lender and a Letter of Credit Issuer, and the other parties from time to time party thereto.
B.     In connection with the Credit Agreement, certain Restricted Subsidiaries (other than the Additional Obligor) have entered into the Guarantee, dated as of even date with the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”) in favor of the Administrative Agent for the benefit of the Secured Parties.
C.    Capitalized terms used herein and not otherwise defined herein (including in the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Guarantee or the Credit Agreement, as applicable. The rules of construction and the interpretive provisions specified in Section 1.1(d) of the Guarantee shall apply to this Assumption Agreement, including terms defined in the preamble and recitals hereto.
D.    The Guarantors have entered into the Guarantee in order to induce the Administrative Agent, the Lenders, the Swingline Lenders and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the Lenders, the Swingline Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit under the Credit Agreement.
E.    Section 5.13 of the Guarantee provides that each Subsidiary of the Borrower that is required to become a party to the Guarantee pursuant to the Credit Agreement shall become a Guarantor, with the same force and effect as if originally named as a Guarantor therein, for all purposes of the Guarantee upon execution and delivery by such Subsidiary of an instrument in the form of this Assumption Agreement. The Additional Obligor is executing this Assumption Agreement in accordance with the requirements of the Guarantee to become a Guarantor under the Guarantee in order to induce the Lenders, the Swingline Lenders and the Letter of Credit Issuer to make additional Extensions of Credit under the Credit Agreement and as consideration for Extensions of Credit previously made.
_________________________
1 NTD: Form to be modified as appropriate if multiple Additional Obligors are joining as Guarantor.
Annex A-1

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F.    Now, therefore, it is agreed:
SECTION 1.    By executing and delivering this Assumption Agreement, the Additional Obligor, as provided in Section 5.13 of the Guarantee, hereby becomes a party to the Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly agrees to all the terms and provisions of the Guarantee applicable to it as a Guarantor thereunder and expressly guarantees, jointly and severally, to the Administrative Agent, for the ratable benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. The Additional Obligor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Guarantee is true and correct in all material respects on and as of the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date). Each reference to a Guarantor in the Guarantee shall be deemed to include the Additional Obligor. The Guarantee is hereby incorporated herein by reference.
SECTION 2.    The Additional Obligor represents and warrants to the Administrative Agent and the other Secured Parties that this Assumption Agreement has been duly authorized, executed and delivered by the Additional Obligor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).
SECTION 3.    This Assumption Agreement may be executed by one or more of the parties to this Assumption Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or a tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Assumption Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent. This Assumption Agreement shall become effective as to the Additional Obligor when the Administrative Agent shall have received counterparts of this Assumption Agreement that, when taken together, bear the signatures of such Additional Obligor and the Administrative Agent.
SECTION 4.    Except as expressly supplemented hereby, the Guarantee shall remain in full force and effect.
SECTION 5.    THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND

Annex A-2

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CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 6.    Any provision of this Assumption Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and of the Guarantee, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7.    All notices, requests and demands pursuant hereto shall be made in accordance with Section 5.1 of the Guarantee. All communications and notices hereunder to each Additional Obligor shall be given to it in care of the Borrower at the Borrower’s address in accordance with Section 5.1 of the Guarantee.
IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered by its duly Authorized Officer as of the date first above written.

[NAME OF ADDITIONAL OBLIGOR], as Guarantor

By:

Name:
Title:

Signature Page
Chesapeake Energy Corporation
Assumption Agreement to Guarantee

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Acknowledged and Consented to:

MUFG UNION BANK, N.A., as Administrative Agent

By:

Name:
Title:

Signature Page
Chesapeake Energy Corporation
Assumption Agreement to Guarantee

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EXHIBIT D

[Intentionally Omitted]

D-1

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EXHIBIT E

[Intentionally Omitted]

E-1

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EXHIBIT F

FORM OF MORTGAGE/DEED OF TRUST

[See attached.]

F-1

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WHEN RECORDED OR FILED, PLEASE RETURN TO: [ ] Attention:
Space above for County Recorder’s Use

[FORM OF]
MORTGAGE, LINE OF CREDIT MORTGAGE, DEED OF TRUST, ASSIGNMENT OF AS-
EXTRACTED COLLATERAL, SECURITY AGREEMENT, FIXTURE FILING AND
FINANCING STATEMENT

FROM

[_________________],
as Trustor

TO

[_________________],
as Trustee

FOR THE BENEFIT OF

MUFG UNION BANK, N.A.,
as Mortgagee and Administrative Agent

and the Other Secured Persons

A CARBON, PHOTOGRAPHIC, OR OTHER REPRODUCTION
OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.

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A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT. IN CERTAIN STATES, A POWER OF SALE MAY ALLOW THE TRUSTEE OR THE MORTGAGEE TO TAKE THE DEED OF TRUST PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE TRUSTOR UNDER THIS INSTRUMENT.
THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.
THIS INSTRUMENT SECURES PAYMENT OF FUTURE ADVANCES.
THIS INSTRUMENT COVERS PROCEEDS OF DEED OF TRUST PROPERTY.
THIS INSTRUMENT COVERS MINERALS AND OTHER SUBSTANCES OF VALUE WHICH MAY BE EXTRACTED FROM THE EARTH (INCLUDING WITHOUT LIMITATION OIL AND GAS) AND THE ACCOUNTS RELATED THERETO, WHICH WILL BE FINANCED AT THE WELLHEADS OF THE WELL OR WELLS LOCATED ON THE PROPERTIES DESCRIBED IN THE EXHIBIT HERETO. THIS FINANCING STATEMENT IS TO BE FILED OR FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OR SIMILAR RECORDS OF THE RECORDERS OF THE COUNTIES LISTED ON THE EXHIBIT HERETO AND WITH A CLERK OF COURT. THE TRUSTOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE AND IMMOVABLE PROPERTY CONCERNED, WHICH INTEREST IS DESCRIBED IN THE EXHIBIT ATTACHED HERETO.
PORTIONS OF THE DEED OF TRUST PROPERTY ARE GOODS WHICH ARE OR ARE TO BECOME AFFIXED TO OR FIXTURES ON THE LAND DESCRIBED IN OR REFERRED TO IN THE EXHIBIT HERETO. THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD OR RECORDED, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OR SIMILAR RECORDS OF EACH COUNTY IN WHICH SAID LAND OR ANY PORTION THEREOF IS LOCATED AND WITH A CLERK OF COURT. THE TRUSTOR IS THE OWNER OF RECORD INTEREST IN THE REAL ESTATE CONCERNED. THIS INSTRUMENT IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS OR THE UCC RECORDS.

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TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS

Section 1.01	Terms Defined Above	3
Section 1.02	UCC and Other Defined Terms	3
Section 1.03	Definitions	3
ARTICLE II
GRANT OF LIEN AND SECURED OBLIGATIONS
ARTICLE III
ASSIGNMENT OF AS-EXTRACTED COLLATERAL

Section 3.01	Assignment	8
Section 3.02	No Modification of Payment Obligations	10
Section 3.03	Excluded Property	10
ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.01	Title	10
Section 4.02	Defend Title	10
Section 4.03	Not a Foreign Person	10
Section 4.04	Power to Create Lien and Security	10
Section 4.05	Revenue and Cost Bearing Interest	11
Section 4.06	Operation By Third Parties	11
Section 4.07	Failure to Perform	11
ARTICLE V
RIGHTS AND REMEDIES
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ARTICLE VI
THE TRUSTEE

Section 6.01	Duties, Rights, and Powers of Trustee	16
Section 6.02	Successor Trustee	16
Section 6.03	Retention of Moneys	17
ARTICLE VII
MISCELLANEOUS
ARTICLE VIII
STATE SPECIFIC PROVISIONS

Section 8.01	[] Mortgage Foreclosure Law	20

Exhibit A	Oil and Gas Properties

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THIS MORTGAGE, LINE OF CREDIT MORTGAGE, DEED OF TRUST, ASSIGNMENT OF AS-EXTRACTED COLLATERAL, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Deed of Trust”) is entered into as of [_________] (the “Effective Date”) by [_________], a [_________] (the “Trustor”), in favor of [__________], (the “Trustee”), a resident of [________], for the benefit of MUFG Union Bank, N.A., as Administrative Agent (together with its successors and assigns, the “Mortgagee”), and the Other Secured Persons.
R E C I T A L S
A.    On December [], 2014, [the Trustor, as borrower (the “Borrower”),][Chesapeake Energy Corporation, an Oklahoma corporation, as borrower (the “Borrower”)], the Lenders, the Mortgagee, as administrative agent for the Lenders and others, executed a Credit Agreement (such agreement, as may from time to time be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which, upon the terms and conditions stated therein, the Lenders agreed to make loans and other extensions of credit to the [Borrower][Trustor].
B.    On December [], 2014, certain Restricted Subsidiaries of the [Borrower][Trustor] executed a Guarantee (such agreement, as may from time to time be amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”) pursuant to which, upon the terms and conditions stated therein, each such Person has unconditionally guaranteed the prompt payment, when due, of the Obligations under the Credit Documents and the Guarantee (collectively being the “Secured Transaction Documents”).
C.    The [Borrower][Trustor] and the Mortgagor are obligated to execute and deliver this Deed of Trust to comply with their obligations under Section 9.10 of the Credit Agreement, and the Trustor has agreed to enter into this Deed of Trust to secure to secure all obligations owing to the Mortgagee and the Other Secured Persons under the Secured Transaction Documents.
D.    Therefore, in order to comply with the terms and conditions of the Secured Transaction Documents and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trustor hereby agrees as follows:
ARTICLE I
DEFINITIONS

Section 1.01    Terms Defined Above. As used in this Deed of Trust, each term defined above has the meaning indicated above.

Section 1.02    UCC and Other Defined Terms. Unless otherwise defined in the Applicable UCC, each capitalized term used in this Deed of Trust and not defined in this Deed of Trust shall have the meaning ascribed to such term in the Credit Agreement. Any capitalized term not defined in either this Deed of Trust or the Credit Agreement shall have the meaning ascribed to such term in the Applicable UCC.

Section 1.03    Definitions.

"Applicable UCC" means the provisions of the Uniform Commercial Code presently in effect in the jurisdiction in which the relevant UCC Collateral is situated or which otherwise is applicable to the creation or perfection of the Liens described herein or the rights and remedies of Mortgagee under this Deed of Trust.

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“Collateral” means, collectively, all the Deed of Trust Property and all the UCC Collateral.
“Deed of Trust Property” means the Oil and Gas Properties and other properties and assets described in Section 2.01(a) through Section 2.01(e), excluding, for the avoidance of doubt, any Excluded Property.

“Event of Default” has the meaning ascribed to such term in Section 5.01.
“Excluded Property” means (a) any property to the extent the grant or maintenance of a Lien on such property is (i) prohibited by applicable law, (ii) could reasonably be expected to result in material adverse tax consequences to the Borrower or any Subsidiary of the Borrower, (iii) requires a consent not obtained of any Governmental Authority pursuant to applicable law or (iv) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such term in such contract, license, agreement, instrument or other document or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law (including without limitation, pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Applicable UCC), (c) motor vehicles and other assets subject to certificates of title, (d) trust accounts, payroll accounts, zero balance accounts and escrow accounts, in each case for so long as they remain such type of account, (e) all real property not constituting Oil and Gas Properties and (f) any property as to which the Administrative Agent and the Borrower agree in writing that the costs of obtaining a security interest in, or Lien on, such property, or perfection thereof, are excessive in relation to the value to the Secured Parties of the security interest afforded thereby.
“Facility Termination” means such time as when all Obligations (other than indemnification and other contingent obligations for which no claim has been asserted at the relevant time of determination) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding that is not Cash Collateralized or otherwise back-stopped pursuant to arrangements satisfactory to the applicable Letter of Credit Issuer and the Administrative Agent.
“Flood Insurance Regulations” has the meaning assigned to such term in Section 2.01.
“Future Advances” means future obligations and future advances that the Mortgagee or any Other Secured Person may make pursuant to any Secured Transaction Document.
“Hydrocarbon Interests” means all rights, titles, interests and estates and the lands and premises covered or affected thereby now or hereafter acquired by the Trustor in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, fee interests, surface interests, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature, in each case, which are described on Exhibit A; provided that, it is the intent of the Trustor that all of such interests be subject to the Lien of this Deed of Trust even if (i) its interests on Exhibit A shall be incorrectly described or a description of a part or all of such property or the Trustor’s interests therein be omitted limited to particular lands, specified depths or particular types of property interests or (ii) such properties or interests may be hereafter acquired.
“Hydrocarbons” means all oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom which may be produced and saved from or attributable to the Hydrocarbon Interests.
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“Indemnified Parties” means the Trustee, the Mortgagee, each Other Secured Person and their officers, directors, employees, representatives, agents, attorneys, accountants and experts.
“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement or a financing lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties; provided that in no event shall an operating lease be deemed to be a Lien.
“Oil and Gas Properties” means (a) Hydrocarbon Interests, (b) the properties now or hereafter pooled or unitized with Hydrocarbon Interests, (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests, (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests, (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests, (f) all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all properties, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment, rental equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants and pipeline systems, power and cogeneration facilities and any related infrastructure to any thereof, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.
“Other Secured Persons” means, collectively, the Letter of Credit Issuers, each Lender and each sub-agent pursuant to Article XII of the Credit Agreement appointed by the Administrative Agent with respect to matters relating to the Credit Documents.
“Permitted Encumbrances” means all Liens permitted to be placed on the Deed of Trust Properties under Section 10.2 of the Credit Agreement.
“Post-Default Rate” means the post-default rate per annum set forth in Section 2.8(d) of the Credit Agreement applicable to past due payments, but in no event to exceed the maximum amount permitted by or consistent with applicable laws, rules and regulations.
“Secured Obligations” has the meaning assigned to such term in Section 2.03.
“UCC Collateral” means the property and other assets described in Section 2.02, excluding, for the avoidance of doubt, any Excluded Property.
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ARTICLE II
GRANT OF LIEN AND SECURED OBLIGATIONS

Section 2.01    Grant of Liens. To secure payment of the Secured Obligations, the Trustor does by these presents hereby GRANT, BARGAIN, SELL, ASSIGN, MORTGAGE, TRANSFER and CONVEY to the Trustee, and Trustee’s successors and substitutes in trust hereunder, with power of sale, for the use and benefit of the Mortgagee and the Other Secured Persons, the real and personal property, rights, titles, interests and estates located in the State of [] and described in subsections (a) through (e) below:
(a)    All rights, titles, interests and estates now owned or hereafter acquired by the Trustor in and to the Oil and Gas Properties described on Exhibit A.
(b)    All rights, titles, interests and estates now owned or hereafter acquired by the Trustor in and to all geological, geophysical, engineering, accounting, title, legal and other technical or business data concerning the Oil and Gas Properties or the Hydrocarbons and all books, files, records, magnetic media, computer records and other forms of recording or obtaining access to such data.
(c)    All rights, titles, interests and estates now owned or hereafter acquired by the Trustor in and to all Hydrocarbons.
(d)    Any property that may from time to time hereafter, by delivery or by writing of any kind, be subjected to the Liens hereof by the Trustor; and the Trustee and/or the Mortgagee are hereby authorized to receive the same at any time as additional security hereunder.
(e)    All of the rights, titles and interests of every nature whatsoever now owned or hereafter acquired by the Trustor in and to the Oil and Gas Properties described in Exhibit A and all other rights, titles, interests and estates thereof and every part and parcel thereof, including, without limitation, any rights, titles, interests and estates as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or Permitted Encumbrances to which any of such Oil and Gas Properties or other rights, titles, interests or estates are subject or otherwise; all rights of the Trustor to Liens securing payment of proceeds from the sale of production from any of such Oil and Gas Properties, together with any and all renewals and extensions of any of such related rights, titles, interests or estates; all contracts and agreements supplemental to or amendatory of or in substitution for the contracts and agreements described or mentioned above; and any and all additional interests of any kind hereafter acquired by the Trustor in and to the such related rights, titles, interests or estates.
Notwithstanding any provision in this Deed of Trust to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Deed of Trust Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Deed of Trust. As used herein, “Flood Insurance Regulations” shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et. seq.), as the same may be amended or recodified from time to time, (iv) the Flood Insurance Reform Act of 2004, and (v) the Biggert-Waters Flood Reform Act of 2012, and any regulations promulgated thereunder.
Any fractions or percentages specified on Exhibit A in referring to the Trustor’s interests are solely for purposes of the warranties made by the Trustor pursuant to Section 4.01 and Section 4.05 and
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shall in no manner limit the quantum of interest affected by this Section 2.01 with respect to any Oil and Gas Property or with respect to any unit or well identified on Exhibit A.
Section 2.02    Grant of Security Interest. To further secure the Secured Obligations, the Trustor hereby grants to the Mortgagee, for its benefit and the benefit of the Other Secured Persons, a security interest in and to the following (whether now or hereafter acquired by operation of law or otherwise), in each case to the extent relating to the Deed of Trust Properties:
(a)    all Accounts;
(b)    all General Intangibles (including, without limitation, rights in and under any Payment Intangible or any Commodity Contract) and all rights under insurance contracts and rights to insurance proceeds;
(c)    all Documents;
(d)    all Instruments;
(e)    all Inventory, all Equipment and all Fixtures;
(f)    all Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing);
(g)    all As-Extracted Collateral;
(h)    all Fixtures;
(i)    all Hydrocarbons;
(j)    all books and records pertaining to the Deed of Trust Properties; and
(k)    to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security, third-party guarantees and other Supporting Obligations given with respect to any of the foregoing.
Section 2.03    Secured Obligations. This Deed of Trust is executed and delivered by the Trustor to secure and enforce the following (the “Secured Obligations”):
(a)    Payment of and performance of any and all indebtedness, fees, interest, indemnities, reimbursements, obligations and liabilities of the Borrower or any Guarantor (including interest accruing during the pendency of an insolvency or liquidation proceeding, regardless of whether allowed or allowable in such insolvency or liquidation proceeding) pursuant to the Credit Agreement, the Guarantee, this Deed of Trust or any other Credit Document, whether now existing or hereafter arising and being in the maximum aggregate principal amount of Five Billion United States Dollars (US $5,000,000,000) with final maturity on or before December [_], 2019, including performance of any Letter of Credit executed from time to time by the Borrower or any Subsidiary of the Borrower under or pursuant to the Credit Agreement and all reimbursement obligations for drawn or undrawn portions under any Letter of Credit now outstanding or hereafter issued under or pursuant to the Credit Agreement.
(b)    Any sums which may be advanced or paid by the Trustee or the Mortgagee or any Other Secured Person under the terms hereof or of the Credit Agreement or any Secured Transaction
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Document on account of the failure of the Borrower, the Trustor or any of the Borrower’s Subsidiaries to comply with the covenants of the Trustor contained herein, in the Credit Agreement or any other Secured Transaction Document whether pursuant to Section 4.07 or otherwise and all other obligations, liabilities and indebtedness of the Borrower, the Trustor or any other Guarantor arising pursuant to the provisions of this Deed of Trust or any Secured Transaction Document.
(c)    Any additional loans made by the Mortgagee or any Lender to the Borrower pursuant to the Credit Agreement. It is contemplated that the Mortgagee and the Lenders may lend additional sums to the Borrower from time to time, but shall not be obligated to do so, and the Trustor agrees that any such additional loans shall be secured by this Deed of Trust.
(d)    Any and all renewals, modifications, substitutions, rearrangements or extensions of any of the foregoing, whether in whole or in part.
Section 2.04    Fixture Filing, Etc. Without in any manner limiting the generality of any of the other provisions of this Deed of Trust: (i) some portions of the goods described or to which reference is made herein are or are to become Fixtures on the land described or to which reference is made herein or on Exhibit A; (ii) the security interests created hereby under applicable provisions of the Applicable UCC will attach to all As-Extracted Collateral (including all minerals, oil and gas) and the Accounts resulting from the sale thereof at the wellhead or minehead located on the Oil and Gas Properties described or to which reference is made herein or on Exhibit A and all other Hydrocarbons; (iii) this Deed of Trust is to be filed of record in the real estate records or other appropriate records as a financing statement and a fixture filing; and (iv) the Trustor is the record owner of the real estate or interests in the real estate or immoveable property comprised of the Deed of Trust Property.
Section 2.05    Pro Rata Benefit. This Deed of Trust is executed and granted for the pro rata benefit and security of the Mortgagee and the Other Secured Persons to secure the Secured Obligations for so long as same remains unpaid and thereafter until Facility Termination.
Section 2.06    Excluded Property. Notwithstanding any provision in this Deed of Trust to the contrary, in no event shall the Collateral include any Excluded Property.
ARTICLE III
ASSIGNMENT OF AS-EXTRACTED COLLATERAL

Section 3.01    Assignment.
(a)    The Trustor has absolutely and unconditionally assigned, transferred, conveyed and granted a security interest, and does hereby absolutely and unconditionally assign, transfer, convey and grant a security interest unto the Mortgagee in and to:
(i)    all of its As-Extracted Collateral located in the county where this Deed of Trust is filed, including without limitation, all As-Extracted Collateral (including all minerals, oil and gas) relating to the Hydrocarbon Interests, all other Hydrocarbons and all products obtained or processed therefrom;
(ii)    the revenues and proceeds now and hereafter attributable to the Deed of Trust Properties, including the Hydrocarbons, and said products and all payments in lieu, such as “take or pay” payments or settlements; and
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(iii)    all amounts and proceeds hereafter payable to or to become payable to the Trustor or now or hereafter relating to any part of the Deed of Trust Properties and all amounts, sums, monies, revenues and income which become payable to the Trustor from, or with respect to, any of the Deed of Trust Properties, present or future, now or hereafter constituting a part of the Hydrocarbon Interests.
(b)    The Hydrocarbons and products are to be delivered into pipe lines connected with any Deed of Trust Property, or to the purchaser thereof, to the credit of the Mortgagee, for its benefit and the benefit of the Other Secured Persons, free and clear of all taxes, charges, costs and expenses, other than Permitted Encumbrances; and all such revenues and proceeds shall be paid directly to the Mortgagee, at its offices in New York, New York with no duty or obligation of any party paying the same to inquire into the rights of the Mortgagee to receive the same, what application is made thereof, or as to any other matter.
(c)    The Trustor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders and other instruments as may be required or desired by, and requested of Trustor by the Mortgagee in order to have the proceeds and revenues referenced in Section 3.01(b) paid to the Mortgagee as set forth in such section. In addition to any and all rights of a secured party under Sections 9-607 and 9-609 of the Applicable UCC, the Mortgagee is fully authorized to receive and take receipt of said revenues and proceeds; to endorse and cash any and all checks and drafts payable to the order of the Trustor or the Mortgagee for the account of the Trustor received from or in connection with said revenues or proceeds and to hold the proceeds thereof in a Deposit Account with the Mortgagee as additional collateral securing the Secured Obligations; and to execute transfer and division orders in the name of the Trustor, or otherwise, with warranties binding the Trustor. All proceeds received by the Mortgagee pursuant to this grant and assignment shall be applied as provided in Section 5.14.
(d)    The Mortgagee shall not be liable for any delay, neglect or failure to effect collection of any proceeds or to take any other action in connection therewith or hereunder; but the Mortgagee shall have the right, at its election, in the name of the Trustor or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by the Mortgagee in order to collect such funds and to protect the interests of the Mortgagee and/or the Trustor, with all costs, expenses and attorneys’ fees incurred in connection therewith being paid by the Trustor.
(e)    The Trustor hereby appoints the Mortgagee as its attorney-in-fact to pursue any and all rights of the Trustor to Liens in the Hydrocarbons securing payment of proceeds of runs attributable to the Hydrocarbons. In addition to the Liens granted to the Trustee and/or the Mortgagee in Section 2.01(e), the Trustor hereby further transfers and assigns to the Mortgagee any and all such Liens, security interests, financing statements or similar interests of the Trustor attributable to its interest in the As-Extracted Collateral, any other Hydrocarbons and proceeds of runs therefrom arising under or created by said statutory provision, judicial decision or otherwise. The power of attorney granted to the Mortgagee in this Section 3.01, being coupled with an interest, shall be irrevocable until Facility Termination.
(f)    Notwithstanding anything to the contrary contained herein, until such time as an Event of Default has occurred and is continuing, Mortgagee hereby grants to the Trustor a license to sell, receive and give receipt for proceeds from the sale of Hydrocarbons, and Trustor shall have the right to collect all revenues and proceeds attributable to the Hydrocarbons that accrue to the Oil and Gas Properties or the products obtained or processed therefrom, as well as any Liens and security interests security any sales of said Hydrocarbons and to retain, use and enjoy same, provided, that such license shall automatically terminate upon the occurrence of an Event of Default and shall be terminated for so
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long as the same continues. For the avoidance of doubt, if the foregoing license is terminated as a result of an occurrence of an Event of Default, such license shall be automatically reinstated if such Event of Default is cured or waived pursuant to the terms of the Credit Agreement.
Section 3.02    No Modification of Payment Obligations. Nothing herein contained shall modify or otherwise alter the obligation of the Borrower to make prompt payment of all amounts constituting Secured Obligations when and as the same become due regardless of whether the proceeds of the As-Extracted Collateral and Hydrocarbons are sufficient to pay the same and the rights provided in accordance with the foregoing assignment provision shall be cumulative of all other security of any and every character now or hereafter existing to secure payment of the Secured Obligations. Nothing in this Article III is intended to be an acceptance of collateral in satisfaction of the Secured Obligations.
Section 3.03    Excluded Property. Notwithstanding anything contained in this Article III to the contrary, the security interest granted to the Mortgagee pursuant to this Article III shall not extend to any Excluded Property.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS

The Trustor hereby represents, warrants and covenants as follows:
Section 4.01    Title. To the extent of the undivided interests specified on Exhibit A, the Trustor has good and defensible title to and is possessed of its material Hydrocarbon Interests and has good title to its material UCC Collateral (in each case, except to the extent Disposed of in compliance with the Credit Agreement). The Collateral is free of all Liens except Permitted Encumbrances.
Section 4.02    Defend Title. This Deed of Trust is, and always will be kept, a direct first priority Lien upon the Collateral other than as permitted pursuant to the Credit Agreement; provided that no intent to subordinate the priority of the Liens created hereby is intended or inferred. The Trustor will not create or suffer to be created or permit to exist any Lien, security interest or charge prior or junior to or on a parity with the Lien of this Deed of Trust upon the Collateral or any part thereof other than Permitted Encumbrances. The Trustor will warrant and defend the title to the Collateral against the claims and demands of all other Persons whomsoever and will maintain and preserve the Lien created hereby (and its priority) until Facility Termination. If (i) an adverse claim be made against or, a cloud develops upon, the title to any part of the Collateral other than a Permitted Encumbrance or (ii) any Person, including the holder of a Permitted Encumbrance, shall challenge the priority or validity of the Liens created by this Deed of Trust, then the Trustor agrees to immediately defend against such adverse claim, take commercially reasonable action to remove such cloud or subordinate such Permitted Encumbrance, in each case, at the Trustor’s sole cost and expense. The Trustor further agrees that the Trustee and/or the Mortgagee may take such other action as they reasonably deem advisable to protect and preserve their interests in the Collateral, and in such event the Trustor will indemnify the Trustee and the Mortgagee against any and all cost, reasonable attorneys’ fees and other expenses which they may incur in defending against any such adverse claim or taking action to remove any such cloud in accordance with Section 13.5 of the Credit Agreement.
Section 4.03    Not a Foreign Person. The Trustor is not a “foreign person” within the meaning of the Code, Sections 1445 and 7701 (i.e. the Trustor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and any regulations promulgated thereunder).
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Section 4.04    Power to Create Lien and Security. The Trustor has full power and lawful authority to grant, bargain, sell, assign, transfer, mortgage and convey a security interest in all of the Collateral in the manner and form herein provided. No authorization, approval, consent or waiver of any lessor, sublessor, Governmental Authority or other party or parties whomsoever is required in connection with the execution and delivery by the Trustor of this Deed of Trust.
Section 4.05    Revenue and Cost Bearing Interest. The Trustor’s ownership of the Hydrocarbon Interests and the undivided interests therein as specified on Exhibit A will, after giving full effect to all Permitted Encumbrances, afford the Trustor not materially less than those net interests (expressed as a fraction, percentage or decimal) in the production from or which is allocated to such Hydrocarbon Interest specified as Net Revenue Interest on attached Exhibit A and will cause the Trustor to bear not materially more than that portion (expressed as a fraction, percentage or decimal), specified as Working Interest on Exhibit A, of the costs of maintaining, developing and operating the wells identified on Exhibit A except to the extent of any proportionate corresponding increase in the Net Revenue Interest.
Section 4.06    Operation By Third Parties. If any portion of the Deed of Trust Property is comprised of interests which are not working interests or which are not operated by the Trustor or one of its Affiliates, then with respect to such interests and properties, the Trustor’s covenants as expressed in this Article III are modified to require that the Trustor use reasonable commercial efforts to obtain compliance with such covenants by the working interest owners or the operator or operators of such Deed of Trust Properties.
Section 4.07    Failure to Perform. The Trustor agrees that if it fails to perform any act or to take any action which it is required to perform or take hereunder, upon ten (10) Business Days’ prior notice to the Trustor (other than the payment of monies), or pay any money which the Trustor is required to pay hereunder, each of the Mortgagee and the Trustee, in the Trustor’s name or its or their own name, may, but shall not be obligated to, perform or cause to perform such act or take such action or pay such money, and any expenses so incurred by either of them and any money so paid by either of them shall be a demand obligation owing by the Trustor to the Mortgagee or the Trustee, as the case may be, and each of the Mortgagee and the Trustee, upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment. Each amount due and owing by the Trustor to each of the Mortgagee and the Trustee pursuant to this Deed of Trust shall bear interest from the date of such expenditure or payment to such Person until paid at the Post-Default Rate.
ARTICLE V
RIGHTS AND REMEDIES

Section 5.01    Event of Default. An Event of Default under the Credit Agreement shall be an “Event of Default” under this Deed of Trust.
Section 5.02    Foreclosure and Sale.
(a)    If an Event of Default shall occur and be continuing, to the extent provided by applicable law, the Mortgagee shall have the right and option to proceed with foreclosure by directing the Trustee to proceed, with foreclosure and to sell all or any portion of such Deed of Trust Property at one or more sales, as an entirety or in parcels, at such place or places in otherwise such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as the Mortgagee may deem appropriate, and to make conveyance to the purchaser or purchasers. Where the Deed of Trust Property is situated in more than one jurisdiction, notice as above provided shall be posted and filed in all such jurisdictions (if such notices are required by law), and all such Deed of Trust Property may be sold in any such jurisdiction and any such notice shall designate the jurisdiction where such Deed of Trust Property is
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to be sold. Nothing contained in this Section 5.02 shall be construed so as to limit in any way any rights to sell the Deed of Trust Property or any portion thereof by private sale if and to the extent that such private sale is permitted under the laws of the applicable jurisdiction or by public or private sale after entry of a judgment by any court of competent jurisdiction so ordering. The Trustor hereby irrevocably appoints the Trustee and the Mortgagee, with full power of substitution, to be the attorneys-in-fact of the Trustor and in the name and on behalf of the Trustor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which the Trustor ought to execute and deliver and do and perform any and all such acts and things which the Trustor ought to do and perform under the covenants herein contained and generally, to use the name of the Trustor in the exercise of all or any of the powers hereby conferred on the Trustee and/or the Mortgagee; provided that, neither the Trustee nor the Mortgagee shall exercise any such powers unless an Event of Default shall have occurred and is continuing. At any such sale: (i) whether made under the power herein contained or any other legal enactment, or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for the Trustee or the Mortgagee, as appropriate, to have physically present, or to have constructive possession of, the Deed of Trust Property (the Trustor hereby covenanting and agreeing to deliver to the Trustee any portion of the Deed of Trust Property not actually or constructively possessed by the Trustee or the Mortgagee immediately upon his or its demand) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by the Trustee or the Mortgagee shall contain a general warranty of title, binding upon the Trustor and its successors and assigns, (iii) each and every recital contained in any instrument of conveyance made by the Trustee or the Mortgagee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Secured Obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor trustee hereunder, (iv) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed, (v) the receipt of the Trustee, the Mortgagee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for its purchase money and no such purchaser or purchasers, or its assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or nonapplication thereof, (vi) to the fullest extent permitted by law, the Trustor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against the Trustor, and against any and all other persons claiming or to claim the property sold or any part thereof, by, through or under the Trustor, and (vii) to the extent and under such circumstances as are permitted by law, the Mortgagee may be a purchaser at any such sale, and shall have the right, after paying or accounting for all costs of said sale or sales, to credit the amount of the bid upon the amount of the Secured Obligations (in the order of priority set forth in Section 5.14) in lieu of cash payment.
(b)    If an Event of Default shall occur and be continuing, then (i) the Mortgagee shall be entitled to all of the rights, powers and remedies afforded a secured party by the Applicable UCC with reference to the UCC Collateral or (ii) the Trustee or the Mortgagee may proceed as to any Collateral in accordance with the rights and remedies granted under this Deed of Trust or applicable law in respect of the Collateral. Such rights, powers and remedies shall be cumulative and in addition to those granted to the Trustee or the Mortgagee under any other provision of this Deed of Trust or under any other Loan Document or any Secured Transaction Document. Written notice mailed to the Trustor as provided herein at least ten (10) days prior to the date of public sale of any part of the Collateral which is personal property subject to the provisions of the Applicable UCC, or prior to the date after which private sale of any such part of the Collateral will be made, shall constitute reasonable notice.
Section 5.03    Substitute Trustees and Agents. The Trustee or Mortgagee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale
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held by the Trustee or Mortgagee, including the posting of notices and the conduct of sale, but in the name and on behalf of the Trustee or Mortgagee. If the Trustee or Mortgagee shall have given notice of sale hereunder, any successor or substitute trustee or mortgagee agent thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute trustee or mortgagee agent conducting the sale.
Section 5.04    Judicial Foreclosure; Receivership. If any of the Secured Obligations shall become due and payable and shall not be promptly paid and, as a result, an Event of Default shall have occurred and be continuing, the Trustee or the Mortgagee shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Collateral under the judgment or decree of any court or courts of competent jurisdiction, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Collateral under the order of a court or courts of competent jurisdiction or under executory or other legal process, or for the enforcement of any other appropriate legal or equitable remedy. Any money advanced by the Trustee and/or the Mortgagee in connection with any such receivership shall be a demand obligation (which obligation the Trustor hereby expressly promises to pay) owing by the Trustor to the Trustee and/or the Mortgagee and shall bear interest from the date of making such advance by the Trustee and/or the Mortgagee until paid at the Post-Default Rate.
Section 5.05    Foreclosure for Installments. If an Event of Default shall have occurred and be continuing, the Mortgagee shall also have the option to proceed with foreclosure in satisfaction of any installments of the Secured Obligations which have not been paid when due either through the courts or by directing the Trustee to proceed with foreclosure in satisfaction of the matured but unpaid portion of the Secured Obligations as if under a full foreclosure, conducting the sale as herein provided and without declaring the entire principal balance and accrued interest and other Secured Obligations then due; such sale may be made subject to the unmatured portion of the Secured Obligations, and any such sale shall not in any manner affect the unmatured portion of the Secured Obligations, but as to such unmatured portion of the Secured Obligations this Deed of Trust shall remain in full force and effect just as though no sale had been made hereunder. It is further agreed that several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Secured Obligations, it being the purpose hereof to provide for a foreclosure and sale of the security for any matured portion of the Secured Obligations without exhausting the power to foreclose and sell the Deed of Trust Property for any subsequently maturing portion of the Secured Obligations.
Section 5.06    Separate Sales. If an Event of Default shall have occurred and be continuing, then the Collateral may be sold in one or more parcels and to the extent permitted by applicable law in such manner and order as the Mortgagee, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.
Section 5.07    Possession of Deed of Trust Property. If an Event of Default shall have occurred and be continuing, then, to the extent permitted by applicable law, the Trustee or the Mortgagee shall have the right and power to enter into and upon and take possession of all or any part of the Collateral in the possession of the Trustor, its successors or assigns, or its or their agents or servants, and may exclude the Trustor, its successors or assigns, and all persons claiming under the Trustor, and its or their agents or servants wholly or partly therefrom; and, holding the same, the Mortgagee may use, administer, manage, operate and control the Collateral and conduct the business thereof to the same extent as the Trustor, its successors or assigns, might at the time do and may exercise all rights and powers of the Trustor, in the name, place and stead of the Trustor, or otherwise as the Mortgagee shall deem best. All costs, expenses and liabilities of every character incurred by the Trustee and/or the Mortgagee in administering,
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managing, operating, and controlling the Deed of Trust Property shall constitute a demand obligation (which obligation the Trustor hereby expressly promises to pay) owing by the Trustor to the Trustee and/or the Mortgagee and shall bear interest from date of expenditure until paid at the Post-Default Rate.
Section 5.08    Occupancy After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale the Trustor or the Trustor’s heirs, devisees, representatives, successors or assigns or any other person claiming any interest in the Collateral by, through or under the Trustor, are occupying or using any Deed of Trust Property or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either the landlord or tenant, or at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; to the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the Deed of Trust Property (such as an action for forcible entry and detainer) in any court having jurisdiction.
Section 5.09    Remedies Cumulative, Concurrent and Nonexclusive. Every right, power, privilege and remedy herein given to the Trustee or the Mortgagee shall be cumulative and in addition to every other right, power and remedy herein specifically given or now or hereafter existing in equity, at law or by statute (including specifically those granted by the Applicable UCC in effect and applicable to the Collateral or any portion thereof). Each and every right, power, privilege and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Trustee or the Mortgagee, and the exercise, or the beginning of the exercise, or the abandonment, of any such right, power, privilege or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter any other right, power, privilege or remedy. No delay or omission by the Trustee or the Mortgagee or any Other Secured Person in the exercise of any right, power or remedy shall impair any such right, power, privilege or remedy or operate as a waiver thereof or of any other right, power, privilege or remedy then or thereafter existing.
Section 5.10    Discontinuance of Proceedings. If the Trustee or the Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under any Secured Transaction Document or available at law and shall thereafter elect to discontinue or abandon same for any reason, then it shall have the unqualified right so to do and, in such an event, the parties shall be restored to their former positions with respect to the Secured Obligations, this Deed of Trust, the Credit Agreement, the Collateral and otherwise, and the rights, remedies, recourses and powers of the Trustee and the Mortgagee, as applicable, shall continue as if same had never been invoked.
Section 5.11    No Release of Obligations. Neither the Trustor, any other Credit Party nor any other person hereafter obligated for payment of all or any part of the Secured Obligations shall be relieved of such obligation by reason of: (a) the failure of the Trustee to comply with any request of the Trustor, any other Credit Party or any other Person so obligated, to foreclose the Lien of this Deed of Trust or to enforce any provision hereunder or under the Credit Agreement; (b) the release, regardless of consideration, of the Deed of Trust Property or any portion thereof or interest therein or the addition of any other property to the Deed of Trust Property; (c) any agreement or stipulation between any subsequent owner of the Deed of Trust Property and the Mortgagee extending, renewing, rearranging or in any other way modifying the terms of this Deed of Trust without first having obtained the consent of, given notice to or paid any consideration to the Trustor, any other Credit Party or such other Person, and in such event the Trustor, such other Credit Party and all such other Persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly
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released and discharged in writing by the Mortgagee; or (d) by any other act or occurrence save and except for Facility Termination.
Section 5.12    Release of and Resort to Collateral. The Mortgagee may release, regardless of consideration, any part of the Collateral without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien created in or evidenced by this Deed of Trust or its stature as a first and prior Lien in and to the Collateral (to the extent contemplated by this Deed of Trust), and without in any way releasing or diminishing the liability of any Person liable for the repayment of the Secured Obligations. For payment of the Secured Obligations, the Mortgagee may resort to any other security therefor held by the Mortgagee or the Trustee in such order and manner as the Mortgagee may elect.
Section 5.13    Waiver of Redemption, Notice and Marshalling of Assets, Etc. To the fullest extent permitted by law, the Trustor hereby irrevocably and unconditionally waives and releases (a) all benefits that might accrue to the Trustor by virtue of any present or future moratorium law or other law exempting the Collateral from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (b) all notices of any Event of Default or of the Mortgagee’s or any other secured Person’s intention to accelerate maturity of the Secured Obligations or of any election to exercise or any actual exercise of any right, remedy or recourse provided for hereunder or under any Secured Transaction Document or available at law; and (c) any right to a marshalling of assets or a sale in inverse order of alienation. If any law referred to in this Deed of Trust and now in force, of which the Trustor or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall thereafter be deemed not to constitute any part of the contract herein contained or to preclude the operation or application of the provisions hereof. If the laws of any state which provides for a redemption period do not permit the redemption period to be waived, the redemption period shall be specifically reduced to the minimum amount of time allowable by statute.
Section 5.14    Application of Proceeds. The proceeds of any sale of the Deed of Trust Property or any part thereof and all other monies received by the Trustee or the Mortgagee in any proceedings for the enforcement hereof or otherwise, whose application has not elsewhere herein been specifically provided for, shall be applied:
(a)    First, to the payment of all reasonable expenses incurred by the Trustee or the Mortgagee incident to the enforcement of this Deed of Trust, the Credit Agreement or any Secured Transaction Document to collect any portion of the Secured Obligations (including, without limiting the generality of the foregoing, expenses of any entry or taking of possession, of any sale, of advertisement thereof, and of conveyances, and court costs, compensation of agents and employees, legal fees and a reasonable commission to the Trustee acting, if applicable), and to the payment of all other reasonable charges, expenses, liabilities and advances incurred or made by the Trustee or the Mortgagee under this Deed of Trust or in executing any trust or power hereunder; and
(b)    Second, as set forth in Article XI of the Credit Agreement.
Section 5.15    Resignation of Operator. In addition to all rights and remedies under this Deed of Trust, at law and in equity, if any Event of Default shall occur and be continuing and the Trustee or the Mortgagee shall exercise any remedies under this Deed of Trust with respect to any portion of the Deed of Trust Property (or the Trustor shall transfer any Deed of Trust Property “in lieu of” foreclosure) whereupon the Trustor is divested of its title to any of the Collateral, the Mortgagee shall have the right to request that any operator of any Deed of Trust Property which is either the Trustor or any Affiliate of the Trustor to resign as operator under the joint operating agreement applicable thereto, and no later than 60
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days after receipt by the Trustor of any such request, the Trustor shall resign (or cause such other Person to resign) as operator of such Collateral.
Section 5.16    Indemnity. THE INDEMNIFIED PARTIES SHALL NOT BE LIABLE, IN CONNECTION WITH ANY ACTION TAKEN, FOR ANY LOSS SUSTAINED BY THE TRUSTOR RESULTING FROM AN ASSERTION THAT THE MORTGAGEE HAS RECEIVED FUNDS FROM THE PRODUCTION OF HYDROCARBONS CLAIMED BY THIRD PERSONS OR ANY ACT OR OMISSION OF ANY INDEMNIFIED PARTY IN ADMINISTERING, MANAGING, OPERATING OR CONTROLLING THE DEED OF TRUST PROPERTY INCLUDING SUCH LOSS WHICH MAY RESULT FROM THE ORDINARY NEGLIGENCE OF AN INDEMNIFIED PARTY UNLESS SUCH LOSS IS CAUSED BY THE WILLFUL MISCONDUCT, BAD FAITH OR GROSS NEGLIGENCE OF THE INDEMNIFIED PARTY SEEKING INDEMNITY. NO INDEMNIFIED PARTY SHALL BE OBLIGATED TO PERFORM OR DISCHARGE ANY OBLIGATION, DUTY OR LIABILITY OF THE TRUSTOR. THE TRUSTOR SHALL AND DOES HEREBY AGREE TO INDEMNIFY EACH INDEMNIFIED PARTY FOR, AND TO HOLD EACH INDEMNIFIED PARTY HARMLESS FROM, ANY AND ALL LIABILITY, LOSS OR DAMAGE WHICH MAY OR MIGHT BE INCURRED BY ANY INDEMNIFIED PARTY BY REASON OF THIS DEED OF TRUST OR THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER UNLESS SUCH LIABILITY, LOSS OR DAMAGE IS CAUSED BY THE WILLFUL MISCONDUCT, BAD FAITH OR GROSS NEGLIGENCE OF THE INDEMNIFIED PARTY SEEKING INDEMNITY. IF ANY INDEMNIFIED PARTY SHALL MAKE ANY EXPENDITURE ON ACCOUNT OF ANY SUCH LIABILITY, LOSS OR DAMAGE, THE AMOUNT THEREOF, INCLUDING COSTS, EXPENSES AND REASONABLE ATTORNEYS’ FEES, SHALL BE A DEMAND OBLIGATION (WHICH OBLIGATION THE TRUSTOR HEREBY EXPRESSLY PROMISES TO PAY) OWING BY THE TRUSTOR TO SUCH INDEMNIFIED PARTY AND SHALL BEAR INTEREST FROM THE DATE EXPENDED UNTIL PAID AT THE POST-DEFAULT RATE. THE TRUSTOR HEREBY ASSENTS TO, RATIFIES AND CONFIRMS ANY AND ALL ACTIONS OF EACH INDEMNIFIED PARTY WITH RESPECT TO THE DEED OF TRUST PROPERTY TAKEN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS DEED OF TRUST. THE LIABILITIES OF THE TRUSTOR AS SET FORTH IN THIS SECTION 5.16 SHALL SURVIVE THE TERMINATION OF THIS DEED OF TRUST.
ARTICLE VI
THE TRUSTEE

Section 6.01    Duties, Rights, and Powers of Trustee. The Trustee shall have no duty to see to any recording, filing or registration of this Deed of Trust or any other instrument in addition or supplemental thereto, or to give any notice thereof, or to see to the payment of or be under any duty in respect of any tax or assessment or other governmental charge which may be levied or assessed on the Deed of Trust Property, or any part thereof, or against the Trustor, or to see to the performance or observance by the Trustor of any of the covenants and agreements contained herein. The Trustee shall not be responsible for the execution, acknowledgment or validity of this Deed of Trust or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of the Mortgagee. The Trustee shall have the right to advise with counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel. The Trustee shall not incur any personal liability hereunder except for the Trustee’s own willful misconduct, bad faith or gross negligence; and the Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.
Section 6.02    Successor Trustee. The Trustee may resign by written notice addressed to the Mortgagee or be removed at any time with or without cause by an instrument in writing duly executed on
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behalf of the Mortgagee. In case of the death, resignation or removal of the Trustee, a successor may be appointed by the Mortgagee by instrument of substitution complying with all applicable Requirements of Law or, in the absence of any such requirement, without formality other than appointment and designation in writing. Written notice of such appointment and designation shall be given by the Mortgagee to the Trustor, but the validity of any such appointment shall not be impaired or affected by failure to give such notice or by any defect therein. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited. Upon the making of any such appointment and designation, this Deed of Trust shall vest in the successor all the estate and title in and to all of the Deed of Trust Property and the successor shall thereupon succeed to all of the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee named herein, and one such appointment and designation shall not exhaust the right to appoint and designate an additional successor but such right may be exercised repeatedly until Facility Termination. To facilitate the administration of the duties hereunder, the Mortgagee may appoint multiple trustees to serve in such capacity or in such jurisdictions as the Mortgagee may designate.
Section 6.03    Retention of Moneys. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law) and the Trustee shall be under no liability for interest on any moneys received by him hereunder.
ARTICLE VII
MISCELLANEOUS

Section 7.01    Instrument Construed as Mortgage, Etc. With respect to any portions of the Deed of Trust Property located in any State or other jurisdiction the laws of which do not provide for the use or enforcement of a deed of trust or the office, rights and authority of the Trustee as herein provided, the general language of conveyance hereof to the Trustee is intended and the same shall be construed as words of mortgage unto and in favor of the Mortgagee and the rights and authority granted to the Trustee herein may be enforced and asserted by the Mortgagee in accordance with the laws of the jurisdiction in which such portion of the Deed of Trust Property is located and the same may be foreclosed at the option of the Mortgagee as to any or all such portions of the Deed of Trust Property in any manner permitted by the laws of the jurisdiction in which such portions of the Deed of Trust Property is situated. This Deed of Trust may be construed as a mortgage, deed of trust, conveyance, assignment, security agreement, fixture filing, pledge, financing statement, hypothecation or contract, or any one or more of them, in order fully to effectuate the Lien hereof and the purposes and agreements herein set forth.
Section 7.02    Releases.
(a)    Full Release. If (i) Facility Termination occurs or (ii) all the Stock of the Trustor is sold pursuant to a transaction permitted by the Credit Agreement, the Mortgagee shall forthwith cause satisfaction and discharge of this Deed of Trust to be entered upon the record at the expense of the Trustor and shall execute and deliver or cause to be executed and delivered such instruments of satisfaction and reassignment as may be appropriate. Otherwise, this Deed of Trust shall remain and continue in full force and effect.
(b)    Partial Release. If any of the Collateral shall be sold, transferred or otherwise Disposed of by the Trustor in a transaction permitted by the Credit Agreement, then (i) the Liens created hereby shall automatically terminate with respect to such Collateral and this Deed of Trust shall have no further force or effect with respect to such Collateral and (ii) the Mortgagee, at the request and sole expense of the Trustor, shall promptly execute and deliver to the Trustor all releases, re-conveyances or
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other documents reasonably necessary or desirable for, or to evidence, the release of the Liens created hereby on such Collateral.
(c)    Possession of Notes. The Trustor acknowledges and agrees that possession of any promissory note (or any replacements of any said promissory note or other instrument evidencing any part of the Secured Obligations) at any time by the Borrower, the Trustor or any other guarantor shall not in any manner extinguish the Secured Obligations or this Deed of Trust, and the Borrower shall have the right to issue and reissue any of the promissory notes from time to time as its interest or as convenience may require, without in any manner extinguishing or affecting the Secured Obligations or the Lien of this Deed of Trust.
Section 7.03    Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of the Trustee, the Mortgagee and the Other Secured Persons in order to effectuate the provisions hereof. The invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.
Section 7.04    Successors and Assigns. The terms used to designate any party or group of Persons shall be deemed to include the respective heirs, legal representatives, successors and assigns of such Persons.
Section 7.05    Application of Payments to Certain Obligations. If any part of the Secured Obligations cannot be lawfully secured by this Deed of Trust or if any part of the Deed of Trust Property cannot be lawfully subject to the Lien hereof to the full extent of the Secured Obligations, then all payments made shall be applied on said Secured Obligations first in discharge of that portion thereof which is not secured by this Deed of Trust.
Section 7.06    Nature of Covenants. The covenants and agreements herein contained shall constitute covenants running with the land and interests covered or affected hereby and shall be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.
Section 7.07    Notices. All notices, requests, consents, demands and other communications required or permitted hereunder shall be in writing and shall be given in the manner provided in Section 13.2 of the Credit Agreement to the applicable party at such party’s address specified in Section 7.11 (unless changed by similar notice in writing given by the particular party), provided that, service of notice as required by the laws of any state in which portions of the Deed of Trust Property may be situated shall for all purposes be deemed appropriate and sufficient with the giving of such notice.
Section 7.08    Counterparts. This Deed of Trust is being executed in several counterparts, all of which are identical, except that to facilitate recordation, if the Deed of Trust Property is situated in more than one county, descriptions of only those portions of the Deed of Trust Property located in the county in which a particular counterpart is recorded shall be attached as Exhibit A thereto. Each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument. Complete copies of this Deed of Trust containing the entire Exhibit A have been retained by the Mortgagee.
Section 7.09    Governing Law. Insofar as permitted by otherwise applicable law, this Deed of Trust shall be construed under and governed by the laws of the State of [______].
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Section 7.10    Financing Statement; Fixture Filing. This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all Fixtures included within the Deed of Trust Property and is to be filed or filed for record in the real estate records, mortgage records or other appropriate records of each jurisdiction where any part of the Deed of Trust Property (including said fixtures) are situated. This Deed of Trust shall also be effective as a financing statement covering As-Extracted Collateral (including oil and gas and all other substances of value which may be extracted from the ground) and accounts financed at the wellhead or minehead of wells or mines located on the properties subject to the Applicable UCC and is to be filed for record in the real estate records, UCC records or other appropriate records of each jurisdiction where any part of the Deed of Trust Property is situated.
Section 7.11    Execution of Financing Statements. Pursuant to the Applicable UCC, the Trustor authorizes the Mortgagee, its counsel or its representative, at any time and from time to time, to file or record financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments with respect to the Deed of Trust Property without the signature of the Mortgagee in such form and in such offices as the Mortgagee reasonably determines appropriate to perfect the security interests of the Mortgagee under this Agreement. The Trustor also authorizes the Mortgagee, its counsel or its representative, at any time and from time to time, to file or record such financing statements that describe the collateral covered thereby as “all assets of the Mortgagee”, “all personal property of the Mortgagee” or words of similar effect. The Trustor shall pay all costs associated with the filing of such instruments.
In that regard, the following information is provided:

Name of Trustor:	[]
Address of Trustor:	[] [], Oklahoma []
State of Formation/Location	Oklahoma
Facsimile:
Telephone:	[]

Principal Place of Business of Trustor:	Same as above

Name of Mortgagee:	MUFG Union Bank, N.A. as Administrative Agent
Address of Mortgagee:	[]
Facsimile:	[]
Telephone:	[]
(all notices to the Trustee shall be delivered to the Mortgagee)

Owner of Record of Real Property:	[]

Section 7.12    Exculpation Provisions. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS DEED OF TRUST; AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS DEED OF TRUST; THAT IT HAS IN FACT READ THIS DEED OF TRUST AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS DEED OF TRUST; THAT IT HAS BEEN
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REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS DEED OF TRUST; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS DEED OF TRUST; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS DEED OF TRUST RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS DEED OF TRUST ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”
Section 7.13    References. The words “herein,” “hereof,” “hereunder” and other words of similar import when used in this Deed of Trust refer to this Deed of Trust as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Deed of Trust unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.
ARTICLE VIII
STATE SPECIFIC PROVISIONS

Section 8.01    [] Mortgage Foreclosure Law. [To be provided by local counsel as appropriate]
[SIGNATURES BEGIN NEXT PAGE]

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EXECUTED this [__] day of [_______], 20[__], to be effective as of the Effective Date.

[Name of Trustor]

By: _____________________________________
Name:
Title:

STATE OF [________]	§
§
COUNTY OF [_______]	§

On [_______], 20[__] before me, ___________________________________________, Notary Public, personally appeared __________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of [___________] that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature __________________________________ (Seal)

Commission Expires:
___________________, 20_____

Signature Page
Deed of Trust

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EXHIBIT A
Oil and Gas Properties

Exhibit A - 1

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EXHIBIT G

FORM OF CLOSING CERTIFICATE
[_____], 2014

Reference is made to Section 6.6 and Section 6.11 of that certain Credit Agreement, dated as of December [], 2014 (the “Credit Agreement”), among Chesapeake Energy Corporation, an Oklahoma corporation (the “Borrower”), the Lenders party thereto, MUFG Union Bank, N.A., as Administrative Agent, a Swingline Lender, and a Letter of Credit Issuer, and each other Swingline Lender and Letter of Credit Issuer party thereto. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

The undersigned, Elliot J. Chambers, the Vice President and Treasurer of the Borrower, solely in his capacity as such and not individually, hereby certifies as of the date hereof as follows:

(a)    All representations and warranties made by the Credit Parties in the Credit Documents are, to my knowledge, true and correct in all material respects (unless such representations and warranties are already qualified by materiality or Material Adverse Effect, in which case they are true and correct in all respects) on and as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (unless such representations and warranties are already qualified by materiality or Material Adverse Effect, in which case they are true and correct in all respects) as of such earlier date).

(b)    No Default or Event of Default has occurred and is continuing.

(c)    To my knowledge, no Material Adverse Effect has occurred since December 31, 2013.

(d)    After giving effect to the consummation of the Transactions, the Borrower, on a consolidated basis with its Restricted Subsidiaries, is Solvent.

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Closing Certificate as of the date first set forth above.

By:

Name: Elliot J. Chambers
Title: Vice President and Treasurer of Chesapeake Energy Corporation

Signature Page - G-2
Closing Certificate

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EXHIBIT H

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
This Assignment and Acceptance Agreement (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement (as defined below), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases, assumes and accepts from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters or credit) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1.	Assignor:	_______________________________________________
2.	Assignee:	_______________________________________________
3.	Borrower:	Chesapeake Energy Corporation
4.	Administrative Agent:	MUFG Union Bank, N.A., as Administrative Agent under the Credit Agreement (as defined below).
5.	Credit Agreement:
That certain Credit Agreement, dated as of December [], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Chesapeake Energy Corporation, an Oklahoma corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), MUFG UNION BANK, N.A., as Administrative Agent, a Swingline Lender, and a Letter of Credit Issuer, and each other Swingline Lender and Letter of Credit Issuer from time to time party thereto (such terms and each other capitalized term used but not defined herein having the meaning provided in the Credit Agreement).

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6.	Assigned Interest:

Total Commitment for all Lenders	Amount of Commitment/Loans Assigned [1]	Commitment Percentage [2]
$______________	$______________	____________%

Effective Date: ______________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7.	Notice and Wire Instructions:

[NAME OF ASSIGNOR]

Notices:

_________________________
_________________________
_________________________
Attention:
Telecopier:

with a copy to:
_________________________
_________________________
_________________________
Attention:
Telecopier:

Wire Instructions:

[_________________]

[NAME OF ASSIGNEE]

Notices:

_________________________
_________________________
_________________________
Attention:
Telecopier:

with a copy to:
_________________________
_________________________
_________________________
Attention:
Telecopier:

Wire Instructions:

[_________________]

[Remainder of page intentionally left blank; signature page follows]
_____________________________

[1]
(1) The amount of the Commitment or Loans of the assigning Lender being assigned pursuant to this Assignment shall not be less than $25,000,000 (or in the case of an assignment to an existing Lender $10,000,000) and increments of $5,000,000 in excess thereof and (2) after giving effect to this Assignment, the amount of the remaining Commitment or Loans of the assigning Lender (determined as of the date this Assignment is delivered to the Administrative Agent) shall not be less than $15,000,000, in each case unless each of the Borrower, each Letter of Credit Issuer, each Swingline Lender and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed).

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

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The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR:
[NAME OF ASSIGNOR]

By:

Name:
Title:

ASSIGNEE:
[NAME OF ASSIGNEE]

By:

Name:
Title:

Signature Page
Chesapeake Energy Corporation
Assignment and Acceptance Agreement

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[Consented to and]1 Accepted by:

MUFG UNION BANK, N.A., as Administrative Agent[, Letter of Credit Issuer and Swingline Lender]

By:

Name:
Title:

[Consented to by:

Wells Fargo Bank, National Association, as Letter of Credit Issuer and Swingline Lender]

By:

Name:
Title: ][2]

________________________________

[1]	Include or exclude bracketed language as necessary to comply with consent requirements set forth in Section 13.6(b) of the Credit Agreement.

[2]	Include if consents of the Swingline Lenders and Letter of Credit Issuers are required pursuant to Section 13.6(b) of the Credit Agreement.

Signature Page
Chesapeake Energy Corporation
Assignment and Acceptance Agreement

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[Consented to by:

CHESAPEAKE ENERGY CORPORATION

By:

Name:
Title: ][3]

________________________________

[3]	Include if consent of the Borrower is required pursuant to Section 13.6(b) of the Credit Agreement.

Signature Page
Chesapeake Energy Corporation
Assignment and Acceptance Agreement

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ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ACCEPTANCE AGREEMENT

Representations and Warranties.
Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Credit Documents”), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.
Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (iv) if it is a Non‑U.S. Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.
Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

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General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

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EXHIBIT I

FORM OF PROMISSORY NOTE

New York, New York
[__________], 201[__]
FOR VALUE RECEIVED, the undersigned, Chesapeake Energy Corporation, an Oklahoma corporation (the “Borrower”), hereby unconditionally promises to pay to [__________] or its registered assigns (the “Lender”), at the Administrative Agent’s Office or at such other place as the Administrative Agent shall have specified for such purpose by notice to the Borrower, in Dollars and in immediately available funds, in accordance with the Credit Agreement (as defined below; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement) on the Maturity Date, [(i)] the aggregate unpaid principal amount, if any, of all Loans made by the Lender to the Borrower [and (ii) the aggregate unpaid principal amount, if any, of all Swingline Loans made by the Lender to the Borrower]1. The Borrower further promises to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates per annum and on the dates specified in Section 2.8 of the Credit Agreement.
This Promissory Note is one of the promissory notes referred to in Section 2.5(e) of that certain Credit Agreement, dated as of December [], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the lenders from time to time party thereto, MUFG UNION BANK, N.A., as Administrative Agent, a Swingline Lender, and a Letter of Credit Issuer, and each other Swingline Lender and Letter of Credit Issuer from time to time party thereto.
This Promissory Note is subject to, and the Lender is entitled to the benefits of, the provisions of the Credit Agreement, and the Loans [and Swingline Loans] evidenced hereby are guaranteed and secured as and to the extent provided therein and in the other Credit Documents. The Loans [and Swingline Loans] evidenced hereby are, in each case, subject to prepayment prior to the Maturity Date, in whole or in part, as provided in the Credit Agreement.
All parties now and hereafter liable with respect to this Promissory Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever in connection with this Promissory Note. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or the Lender, any right, remedy, power or privilege hereunder or under the Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by the Administrative Agent or the Lender of any right, remedy, power or privilege hereunder or under any Credit Document on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or the Lender would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers and privileges provided by law.
All payments in respect of the principal of and interest on this Promissory Note shall be made to the Person recorded in the Register as the holder of this Promissory Note, as described more fully in

______________________

1 NTD: Insert bracketed language if “Lender” under this promissory note is also a Swingline Lender.

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Section 2.5 of the Credit Agreement, and such Person shall be treated as the Lender hereunder for all purposes of the Credit Agreement.
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THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

CHESAPEAKE ENERGY CORPORATION

By:

Name:
Title:

Promissory Note
Chesapeake Energy Corporation
Credit Agreement